PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 24, 1996)
                                                                       [LOGO]
                                  $341,961,200
                                 (APPROXIMATE)

                      NORWEST ASSET SECURITIES CORPORATION
                                   ("NASCOR")
                                     SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-5
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN NOVEMBER 1996

    The Series 1996-5 Mortgage Pass-Through Certificates (the "Series 1996-5 Certificates") will consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and the "Class B Certificates," respectively, and together, the "Subordinated Certificates"). The Class A Certificates are entitled to a certain priority, relative to the Class M and Class B Certificates, in right of distributions on the Mortgage Loans. As between the Class M Certificates and the Class B Certificates, the Class M Certificates are entitled to a certain priority in right of distributions on the Mortgage Loans. The Class A Certificates will consist of nineteen subclasses of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-R and Class A-LR Certificates. The Class M Certificates will not be divided into subclasses. The Class B Certificates will consist of five subclasses of Certificates designated as the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Each subclass of Class A and Class B Certificates is referred to herein as a "Subclass." The Class A Certificates, other than the Class A-16 Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates are the only Series 1996-5 Certificates being offered hereby and are referred to herein collectively as the "Offered Certificates." The Class B-1 and Class B-2 Certificates are referred to herein collectively as the "Offered Class B Certificates."
                                                        (CONTINUED ON NEXT PAGE)
                          ---------------------------
THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NORWEST ASSET
 SECURITIES CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY
    GOVERNMENTAL                                AGENCY OR INSTRUMENTALITY.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              SUBCLASS OR                 INITIAL SUBCLASS OR CLASS   PASS-THROUGH               SUBCLASS OR
           CLASS DESIGNATION                PRINCIPAL BALANCE(1)          RATE                CLASS DESIGNATION
Class A-1...............................         $60,299,000              7.25%    Class A-12..............................
Class A-2...............................         $21,922,000              7.25%    Class A-13..............................
Class A-3...............................         $ 5,952,000              7.25%    Class A-14..............................
Class A-4...............................         $36,427,000              7.25%    Class A-15..............................
Class A-5...............................         $13,948,000              8.00%    Class A-17..............................
Class A-6...............................         $12,955,000              7.50%    Class A-R...............................
Class A-7...............................         $40,568,000              (2)      Class A-LR..............................
Class A-8...............................             (3)                  (4)      Class M.................................
Class A-9...............................         $16,433,000              7.25%    Class B-1...............................
Class A-10..............................         $ 3,487,000              7.25%    Class B-2...............................
Class A-11..............................         $17,024,000              7.50%

              SUBCLASS OR                 INITIAL SUBCLASS OR CLASS   PASS-THROUGH
           CLASS DESIGNATION                PRINCIPAL BALANCE(1)          RATE
Class A-1...............................         $10,279,000              8.00%
Class A-2...............................         $12,312,000              7.50%
Class A-3...............................         $12,416,000              8.00%
Class A-4...............................         $12,567,000              8.00%
Class A-5...............................         $45,656,000              8.00%
Class A-6...............................         $       100              8.00%
Class A-7...............................         $       100              8.00%
Class A-8...............................         $ 9,339,000              8.00%
Class A-9...............................         $ 6,226,000              8.00%
Class A-10..............................         $ 4,151,000              8.00%
Class A-11..............................

(1) Approximate. The initial Subclass or Class Principal Balances are subject to adjustment as described herein.

(2) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-7 Certificates at the rate of 6.1375% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-7 Certificates at a per annum rate equal to the lesser of (i) 0.70% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar ("LIBOR") deposits determined monthly as set forth in this Prospectus Supplement and (ii) 9.00%. See "Description of Certificates -- Interest" herein.

(3) The Class A-8 Certificates are interest-only certificates, have no principal balance and will bear interest on the Class A-8 Notional Amount (initially, approximately $40,568,000) as described herein under "Description of Certificates -- Interest."

(4) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-8 Notional Amount at the rate of 2.8625% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-8 Notional Amount at a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 8.30%, equal to 8.30% minus LIBOR. See "Description of Certificates -- Interest" herein.
    PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT ON PAGE S-34 AND IN THE PROSPECTUS ON PAGE 13.
                              -------------------

    The Offered Certificates will be purchased by PaineWebber Incorporated (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be approximately 99.57% of the aggregate initial principal balance of the Class A Certificates (other than the Class A-16 Certificates), approximately 98.92% of the aggregate initial principal balance of the Class M Certificates, approximately 97.71% of the aggregate initial principal balance of the Class B-1 Certificates and approximately 94.64% of the aggregate initial principal balance of the Class B-2 Certificates, plus, in each case, accrued interest thereon at the rate of 8.00% per annum from October 1, 1996 to (but not including) October 30, 1996, before deducting expenses payable by the Seller estimated to be $415,000. The price to be paid to the Seller for the Class A Certificates offered hereby has not been allocated among such Subclasses of Class A Certificates. See "Underwriting" herein.

    The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates (other than the Class A-8, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company, and that delivery of the Class A-8, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, in each case, on or about October 30, 1996.
                          ---------------------------
                            PAINEWEBBER INCORPORATED
                                ----------------

          The date of this Prospectus Supplement is October 25, 1996.

(CONTINUED FROM PREVIOUS PAGE)

    The Class A-9, Class A-10 and Class A-11 Certificates are planned amortization class certificates and are referred to herein collectively as the "PAC Certificates." The Class A-12 Certificates are companion certificates and are referred to herein as the "Companion Certificates." The Class A-13 Certificates are referred to herein as the "Accretion Directed Certificates." The Class A-16 Certificates, which are not offered hereby, will be deemed to consist of six components (each, a "Component" or a "Class A-16 Component") consisting of an interest-only Component (the "Class A-16 IO Component"), a planned amortization class Component (the "Class A-16 PAC Component"), a targeted amortization class Component (the "Class A-16 TAC Component"), an accretion directed Component (the "Class A-16 Accretion Directed Component"), an accrual Component (the "Class A-16 Accrual Component") and a principal-only Component (the "Class A-16 PO Component"). The beneficial owner of a Class A-16 Certificate will not have a severable interest in any Component, but will have an undivided interest in the entire Subclass.

    The credit enhancement for the Series 1996-5 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) in the aggregate for at least nine years beginning on the first Distribution Date. See "Summary Information -- Credit Enhancement " and "-- Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" herein.

    The Series 1996-5 Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by Norwest Asset Securities Corporation (the "Seller" or "NASCOR") and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity ranging from approximately 20 to approximately 30 years (the "Mortgage Loans"), other than the Fixed Retained Yield described herein, together with certain related property. Certain of the Mortgage Loans may be secured primarily by shares issued by cooperative housing corporations. The servicing of the Mortgage Loans will be performed by various servicers identified herein (each, a "Servicer"), including Norwest Mortgage, Inc. ("Norwest Mortgage"), an affiliate of both the Seller and Norwest Bank Minnesota, National Association ("Norwest Bank"), and will be supervised by Norwest Bank (in such capacity, the "Master Servicer"). The Mortgage Loans will be acquired by the Seller on the date of issuance of the Series 1996-5 Certificates from Norwest Mortgage, and will have been originated by Norwest Mortgage or acquired by Norwest Mortgage from The Prudential Home Mortgage Company, Inc. ("PHMC") or various other entities (each such other entity, a "Norwest Mortgage Correspondent"). The Mortgage Loans not originated by Norwest Mortgage or acquired from PHMC were originated by the Norwest Mortgage Correspondents or acquired by the Norwest Mortgage Correspondents pursuant to mortgage loan purchase programs operated by such Norwest Mortgage Correspondents. See "Description of the Mortgage Loans" herein. The Class A Certificates will initially evidence in the aggregate an approximate 94.00% undivided interest in the principal balance of the Mortgage Loans. The Class M Certificates will initially evidence in the aggregate an approximate 2.25% undivided interest in the principal balance of the Mortgage Loans. The Class B-1 Certificates will initially evidence in the aggregate an approximate 1.50% undivided interest in the principal balance of the Mortgage Loans. The Class B-2 Certificates will initially evidence in the aggregate an approximate 1.00% undivided interest in the principal balance of the Mortgage Loans. The remaining approximate 1.25% undivided interest in the principal balance of the Mortgage Loans will be evidenced by the Class B-3, Class B-4 and Class B-5 Certificates.

    Distributions in respect of interest and principal will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each a "Distribution Date"), commencing in November 1996, to the holders of Offered Certificates, as described herein. The Class A-16 Accrual Component will accrete interest as described herein. Holders of the Class A-16 Certificates with respect to the Class A-16 Accrual Component will not be entitled to current distributions of interest until the Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on the Class A-16 Accrual Component will be added to the Component Principal Balance thereof, and will be distributed in reduction of the principal balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component to the extent described herein under "Description of the Certificates -- Principal (Including Prepayments) -- Allocation of Amount to be Distributed." The amount of interest accrued on any

(CONTINUED FROM PREVIOUS PAGE)
Subclass or Class of Offered Certificates will be reduced by any prepayment interest shortfalls and certain other shortfalls in the collection of interest from mortgagors, as well as certain losses, as described herein under "Description of the Certificates -- Interest." On any Distribution Date, the holders of the Class M Certificates will receive distributions of interest only if the holders of the Class A Certificates have received all amounts due them (other than the Class A-16 PO Component Deferred Amount) on such date. Distributions of principal to holders of the Class M Certificates will be made only after holders of the Class A Certificates have received all distributions to which they are entitled (including, in the case of the Class A-16 Certificates, the Class A-16 PO Component Deferred Amount) and the holders of the Class M Certificates have received the amount of interest due them with respect to such Distribution Date. On any Distribution Date, the holders of a Subclass of Class B Certificates will receive distributions of interest only if the holders of the Class A Certificates and Class M Certificates and each Subclass of Class B Certificates with a lower numerical designation have received all amounts due them (other than the Class A-16 PO Component Deferred Amount) on such date. Distributions of principal to holders of a Subclass of Class B Certificates will be made only after the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates with a lower numerical designation have received all distributions to which they are entitled (including, in the case of the Class A-16 Certificates, the Class A-16 PO Component Deferred Amount) and such Subclass has received the amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates on any Distribution Date will be allocated among the Subclasses of the Class A Certificates in the manner described herein under "Description of the Certificates -- Principal (Including Prepayments)." Distributions to each Subclass or undivided Class of Offered Certificates will be made pro rata among Certificateholders of such Subclass or Class.

    The Offered Certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Subclass or Class of Offered Certificates. This may be the case because:

    - The yield to maturity of Offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans;

    - The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans and as such the Offered Certificates may be inappropriate investments for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

    - There can be no assurance that an investor will be able to reinvest amounts distributed in respect of principal on an Offered Certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the Pass-Through Rate applicable thereto;

    - As discussed below, there can be no assurance that a secondary market for the Offered Certificates will develop or provide Certificateholders with liquidity of investment; and

    - The Offered Certificates are subject to the further risks and other special considerations discussed herein and in the Prospectus under the heading "Risk Factors."

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF THE OFFERED CERTIFICATES PURCHASED AT A PREMIUM, OR IN THE CASE OF THE CLASS A-8 CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM, OR INVESTORS IN THE CLASS A-8 CERTIFICATES, SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS A-8 CERTIFICATES WILL BE HIGHLY SENSITIVE TO LIBOR SUCH THAT RELATIVELY SMALL INCREASES IN LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-8 CERTIFICATES AND COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENT. THE YIELD TO MATURITY OF THE CLASS M

(CONTINUED FROM PREVIOUS PAGE)
CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS A CERTIFICATES TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS, IN THE EVENT THAT THE CLASS B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. THE YIELD TO MATURITY OF EACH SUBCLASS OF OFFERED CLASS B CERTIFICATES WILL BE MORE SENSITIVE THAN THAT OF THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND, IN THE CASE OF THE CLASS B-2 CERTIFICATES, THE CLASS B-1 CERTIFICATES, TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE SUBCLASSES OF CLASS B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS HAVE BEEN REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES -- INTEREST," "-- PRINCIPAL (INCLUDING PREPAYMENTS)" AND "-- SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

    THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS. AT RATES ABOVE CERTAIN PREPAYMENT LEVELS, PAYMENTS OF PRINCIPAL ALLOCATED TO THE CLASS A CERTIFICATES (OTHER THAN THE CLASS A-16 PO COMPONENT) IN EXCESS OF AMOUNTS RESULTING FROM SUCH PREPAYMENT LEVELS WILL BE PAID TO THE HOLDERS OF THE COMPANION CERTIFICATES PRIOR TO BEING PAID TO THE HOLDERS OF THE PAC CERTIFICATES AND THE CLASS A-16 CERTIFICATES WITH RESPECT TO THE CLASS A-16 PAC COMPONENT AND THE CLASS A-16 TAC COMPONENT, RESULTING IN A REDUCTION IN THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES. AT OR BELOW CERTAIN PREPAYMENT LEVELS, THE COMPANION CERTIFICATES MAY RECEIVE NO PRINCIPAL PAYMENTS FOR EXTENDED PERIODS OF TIME RESULTING IN AN EXTENSION OF THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

    The Offered Certificates, other than the Class A-8, Class A-R, Class A-LR, Class M and Offered Class B Certificates, will be issued only in book-entry form (the "Book-Entry Certificates"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

    Each Subclass and Class of Offered Certificates is offered in the minimum denominations described herein under "Summary Information -- Forms of Certificates; Denominations." It is intended that the Offered Certificates not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

    There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was purchased. THE CLASS M AND OFFERED CLASS B CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUSTEE AND THE SELLER STATING EITHER (A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT THE SOURCE OF FUNDS USED TO PURCHASE THE CLASS M OR OFFERED CLASS B CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN OPINION OF COUNSEL AS PROVIDED IN THIS PROSPECTUS SUPPLEMENT. IN ADDITION, THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, A PERSON WHO IS NOT A "U.S. PERSON," (III) A PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR KNOWS OR HAS REASON TO KNOW WILL BE UNWILLING OR UNABLE TO PAY WHEN DUE FEDERAL, STATE OR LOCAL TAXES WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR, Class M and Offered Class B Certificates" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). As described more fully herein and in the Prospectus, the Class A-1, Class A-2, Class A-3,

(CONTINUED FROM PREVIOUS PAGE)
Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-17 Certificates, the Class A-16 IO Component, the Class A-16 PAC Component, the Class A-16 TAC Component, the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, the Class A-16 PO Component, the Class M Certificates and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will constitute "regular interests" in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates will constitute the "residual interest" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS' REMIC TAXABLE INCOME AND THE LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDERS MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information -- Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

    The Class A Certificates (other than the Class A-16 Certificates) represent eighteen Subclasses of a Class, the Class M Certificates represent a Class and the Offered Class B Certificates represent two Subclasses of a Class, all of which are part of a separate Series of Certificates being offered by the Seller pursuant to the Prospectus dated October 24, 1996 accompanying this Prospectus Supplement. Any prospective investor should not purchase any Offered Certificates described herein unless it has received the Prospectus and this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.
                             ---------------------

    UNTIL JANUARY 27, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                 ---------
SUMMARY INFORMATION............................        S-7
RISK FACTORS...................................       S-34
  General......................................       S-34
  Subordination................................       S-34
  Book-Entry System for Certain Subclasses of
   Class A Certificates........................       S-34
DESCRIPTION OF THE CERTIFICATES................       S-35
  Denominations................................       S-35
  Definitive Form..............................       S-35
  Book-Entry Form..............................       S-35
  Distributions................................       S-35
  Interest.....................................       S-39
  Determination of LIBOR.......................       S-47
  Principal (Including Prepayments)............       S-48
    Calculation of Amount to be Distributed to
     the Class A Certificates..................       S-48
    Calculation of Amount to be Distributed to
     the Class A-16 PO Component...............       S-52
    Calculation of Amount to be Distributed to
     the Class M and Class B Certificates......       S-53
    Allocation of Amount to be Distributed.....       S-56
    Principle Payment Characteristics of the
     PAC Certificates, the Class A-16 PAC
     Component, the Class A-16 TAC Component
     and the Companion Certificates............       S-63
  Additional Rights of the Class A-R and Class
   A-LR Certificateholders.....................       S-65
  Periodic Advances............................       S-65
  Restrictions on Transfer of the Class A-R,
   Class A-LR, Class M and Offered Class B
   Certificates................................       S-66
  Reports......................................       S-67
  Subordination of Class M and Class B
   Certificates................................       S-68
    Allocation of Losses.......................       S-69
DESCRIPTION OF THE MORTGAGE LOANS..............       S-73
  General......................................       S-73
  Mortgage Loan Data...........................       S-76
  Mandatory Repurchase or Substitution of
   Mortgage Loans..............................       S-79
  Optional Repurchase of Defaulted Mortgage
   Loans.......................................       S-79

                                                   PAGE
                                                 ---------

DELINQUENCY AND FORECLOSURE EXPERIENCE.........       S-80

PREPAYMENT AND YIELD CONSIDERATIONS............       S-84
  Historic Loss Experience of Securitized
   Mortgage Loans..............................       S-95
  Sensitivity of the Class A-8 Certificates....       S-96
  Yield Considerations with Respect to the
   Class B-1 and Class B-2 Certificates........       S-97

POOLING AND SERVICING AGREEMENT................      S-100
  General......................................      S-100
  Distributions................................      S-100
  Voting.......................................      S-100
  Trust Administrator..........................      S-101
  Trustee......................................      S-101
  Master Servicer..............................      S-101
  Special Servicing Agreements.................      S-101
  Optional Termination.........................      S-102

SERVICING OF THE MORTGAGE LOANS................      S-102
  The Servicers................................      S-102
  Servicer Custodial Accounts..................      S-103
  Unscheduled Principal Receipts...............      S-103
  Anticipated Changes in Servicing.............      S-104
  Fixed Retained Yield; Servicing Compensation
   and Payment of Expenses.....................      S-105
  Servicer Defaults............................      S-105

FEDERAL INCOME TAX CONSIDERATIONS..............      S-106
  Regular Certificates.........................      S-106
  Residual Certificates........................      S-107

ERISA CONSIDERATIONS...........................      S-108

LEGAL INVESTMENT...............................      S-110

SECONDARY MARKET...............................      S-110

UNDERWRITING...................................      S-110

LEGAL MATTERS..................................      S-111

USE OF PROCEEDS................................      S-111

RATINGS........................................      S-111

INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT
 DEFINITIONS...................................      S-113

                              SUMMARY INFORMATION

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"). CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. SEE "INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS" HEREIN AND "INDEX OF SIGNIFICANT DEFINITIONS" IN THE PROSPECTUS.

Title of Securities.............  Mortgage Pass-Through Certificates, Series 1996-5
                                  Certificates (the "Series 1996-5 Certificates" or the
                                  "Certificates").
Seller..........................  Norwest Asset Securities Corporation (the "Seller"). The
                                  Mortgage Loans will have been acquired by the Seller from
                                  Norwest Mortgage, Inc. ("Norwest Mortgage"), an affiliate
                                  of the Seller and the Master Servicer. The Mortgage Loans
                                  that the Seller acquires from Norwest Mortgage will either have been originated by Norwest Mortgage or acquired by
                                  Norwest Mortgage, or an affiliate of Norwest Mortgage,
                                  from The Prudential Home Mortgage Company, Inc. ("PHMC")
                                  or various other entities (each other such entity, a
                                  "Norwest Mortgage Correspondent"), which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by the Norwest
                                  Mortgage Correspondents. The Mortgage Loans acquired by
                                  Norwest Mortgage from PHMC will either have been
                                  originated by PHMC or acquired by PHMC from various other
                                  entities (each a "PHMC Correspondent"). None of the
                                  Norwest Mortgage Correspondents or PHMC Correspondents is
                                  an affiliate of Norwest Mortgage.
Servicing/Servicers.............  Norwest Mortgage and one or more other Servicers (which will be Norwest Mortgage Correspondents or PHMC Correspon-
                                  dents) approved by the Master Servicer will provide
                                  customary servicing functions with respect to the Mortgage
                                  Loans pursuant to servicing agreements (each, an
                                  "Underlying Servicing Agreement") assigned to the Trust
                                  Estate. Among other things, the Servicers are obligated
                                  under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage
                                  Loans. Each of the Servicers will be entitled to (i) a
                                  monthly Servicing Fee with respect to each Mortgage Loan
                                  it services payable on each Distribution Date that is ex-
                                  pressed as one-twelfth of 0.25% multiplied by the
                                  scheduled principal balance of such Mortgage Loan on the
                                  first day of the month and (ii) other additional servicing compensation described herein. See "Servicing of the
                                  Mortgage Loans" herein and in the Prospectus.
Master Servicer.................  Norwest Bank Minnesota, National Association ("Norwest
                                  Bank" and, in its capacity as master servicer, the "Master
                                  Servicer"). Norwest Bank is a direct, wholly owned
                                  subsidiary of Norwest Corporation and is an affiliate of
                                  the Seller and Norwest Mortgage. The Master Servicer will
                                  (a) monitor certain aspects of the servicing of the
                                  Mortgage Loans, (b) cause the Mortgage Loans to be
                                  serviced in the event that a Servicer is terminated and a
                                  successor Servicer is not appointed, (c) provide
                                  administrative services with respect to the Certificates,
                                  (d) provide certain reports to the Trustee regarding the
                                  Mortgage

                                  Loans and the Certificates, (e) make advances, to the
                                  extent described herein, with respect to the Mortgage
                                  Loans if a Servicer (other than Norwest Mortgage) fails to make a required advance and (f) make payments to cover
                                  certain prepayment interest shortfalls. The Master
                                  Servicer will be entitled to (i) a monthly Master
                                  Servicing Fee with respect to each Mortgage Loan, payable
                                  on each Distribution Date, in an amount equal to
                                  one-twelfth of 0.02% multiplied by the scheduled principal balance of such Mortgage Loan on the first day of the
                                  preceding month and (ii) any interest earned on funds in
                                  the Certificate Account. See "Description of the
                                  Certificates -- Interest" and "The Pooling and Servicing
                                  Agreement -- Master Servicer" herein and "Norwest Bank,"
                                  "Servicing of the Mortgage Loans -- The Master Servicer"
                                  and "Certain Matters Regarding the Master Servicer" in the
                                  Prospectus.
Trustee.........................  Firstar Trust Company, a banking corporation organized under the laws of Wisconsin (the "Trustee"). See "Pooling
                                  and Servicing Agreement -- Trustee" in this Prospectus
                                  Supplement.
Trust Administrator.............  First Union National Bank of North Carolina (the "Trust
                                  Administrator"). The Trust Administrator will perform
                                  certain administrative functions on behalf of the Trustee
                                  and will act as the initial paying agent, certificate
                                  registrar and custodian. The Trust Administrator will be
                                  required to make advances, to the extent described herein, with respect to the Mortgage Loans if Norwest Mortgage, as
                                  Servicer, fails to make a required advance. See "Pooling
                                  and Servicing Agreement -- Trust Administrator" in this
                                  Prospectus Supplement.
Rating of Certificates..........  It is a condition to the issuance of the Class A
                                  Certificates offered by this Prospectus Supplement and the
                                  Prospectus that they shall have been rated "AAA" by Fitch
                                  Investors Service, L.P. ("Fitch"). It is a condition to
                                  the issuance of the Class A Certificates offered by this
                                  Prospectus Supplement and the Prospectus (other than the
                                  Class A-8 Certificates) that they will have been rated
                                  "AAA" by Standard & Poor's ("S&P"). It is a condition to
                                  the issuance of the Class A-8 Certificates that they shall have been rated "AAAr" by S&P. S&P assigns the additional
                                  rating of "r" to highlight classes of securities that S&P
                                  believes may experience high volatility or high
                                  variability in expected returns due to non-credit risks.
                                  It is a condition to the issuance of the Class M
                                  Certificates that they shall have been rated at least "AA"
                                  by Fitch and S&P. It is a condition to the issuance of the
                                  Class B-1 and Class B-2 Certificates that they shall have
                                  been rated at least "A" and "BBB," respectively, by Fitch.
                                  The ratings of Fitch on mortgage pass-through certifi-
                                  cates address the likelihood of the receipt by the
                                  certificateholders of all distributions of principal and
                                  interest to which such certificateholders are entitled.
                                  The ratings of S&P on mortgage pass-through certificates
                                  address the likelihood of receipt by the
                                  certificateholders of timely payment of interest and the
                                  ultimate return of principal. The ratings by Fitch and S&P are not recommendations to buy, sell or hold such
                                  Certificates and may be subject to revision or withdrawal
                                  at any time by the

                                  assigning rating agency. The ratings do not address the
                                  possibility that, as a result of principal prepayments,
                                  holders of such Certificates may receive a lower than
                                  anticipated yield. The ratings also do not address the
                                  possibility that holders of the Class A-8 Certificates may not fully recover their initial investments. See
                                  "-- Effects of Prepayments on Investment Expectations"
                                  below and "Ratings" in this Prospectus Supplement.
Description of Certificates.....  The Series 1996-5 Certificates will consist of the Class A
                                  Certificates, the Class M Certificates and the Class B
                                  Certificates. The Class A Certificates represent a type of interest referred to in the Prospectus as "Senior
                                  Certificates" and the Class M and Class B Certificates
                                  represent a type of interest referred to in the Pro-
                                  spectus as "Subordinated Certificates." As these
                                  designations suggest, the Class A Certificates are
                                  entitled to a certain priority, relative to the Class M
                                  and Class B Certificates, in right of distributions on the mortgage loans underlying the Series 1996-5 Certificates
                                  (the "Mortgage Loans"). As between the Class M
                                  Certificates and the Class B Certificates, the Class M
                                  Certificates are entitled to a certain priority in right
                                  of distributions on the Mortgage Loans and, as among the
                                  Subclasses of Class B Certificates, the Subclasses with
                                  lower numerical designations are entitled to a certain
                                  priority in right of distributions on the Mortgage Loans
                                  relative to those Subclasses with higher numerical
                                  designations. See "-- Distributions of Principal and
                                  Interest" below.
                                  The Class A Certificates will consist of nineteen
                                  Subclasses designated as the Class A-1, Class A-2, Class
                                  A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
                                  A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class
                                  A-13, Class A-14, Class A-15, Class A-16, Class A-17,
                                  Class A-R and Class A-LR Certificates. The Class M
                                  Certificates will not be divided into Subclasses. The
                                  Class B Certificates will consist of five Subclasses,
                                  designated as the Class B-1, Class B-2, Class B-3, Class
                                  B-4 and Class B-5. The Class A Certificates (other than
                                  the Class A-16 Certificates), the Class M Certificates and
                                  the Class B-1 and Class B-2 Certificates are referred to
                                  in this Prospectus Supplement collectively as the "Offered
                                  Certificates." The Class B-1 and Class B-2 Certificates
                                  are referred to in this Prospectus Supplement collectively as the "Offered Class B Certificates." The Class A-16
                                  Certificates and the Class B-3, Class B-4 and Class B-5
                                  Certificates are not offered hereby and may be retained or sold by the Seller.
                                  The Offered Certificates have the approximate aggregate
                                  initial principal balances set forth on the cover of this
                                  Prospectus Supplement, except that the Class A-8
                                  Certificates will have no principal balance. Any
                                  difference between the aggregate principal balance of the
                                  Class A, Class M and Offered Class B Certificates as of
                                  the date of issuance of the Series 1996-5 Certificates and the approximate initial aggregate principal balance of
                                  such Subclass and Class as of the date of this Prospectus
                                  Supplement will not, with respect to the Class A
                                  Certificates, exceed 5% of the initial aggregate principal balance of the Class A Certificates as stated on the cover of this Prospectus Supplement plus the

                                  expected initial principal balance of the Class A-16
                                  Certificates and, with respect to the Class M Certificates and Offered Class B Certificates, will depend on the final subordination levels for the Series 1996-5 Certificates.
                                  Any difference allocated to the Class A Certificates will
                                  be allocated to one or more of the Subclasses of Class A
                                  Certificates, other than the Class A-8,
                                  Class A-R and Class A-LR Certificates.
                                  The following table sets forth for each Class and Subclass indicated and for the Class A-16 PO Component the
                                  approximate undivided interest in the principal balance of the Mortgage Loans that is expected to be evidenced in the aggregate by such Class, Subclass and the Class A-16 PO
                                  Component as of the Closing Date.

                                                                                          APPROXIMATE INITIAL
                                                  CLASS, SUBCLASS OR COMPONENT            UNDIVIDED INTEREST
                                         ----------------------------------------------  ---------------------
                                         Class A (other than the Class A-16 PO              93.13%
                                          Component)
                                         Class A-16 PO Component*                            0.87%
                                                                                         ---------
                                           Class A (including the Class A-16 PO                         94.00%
                                             Component)
                                         Class M                                                         2.25%
                                         Class B-1                                                       1.50%
                                         Class B-2                                                       1.00%
                                         Classes B-3, B-4 and B-5                                        1.25%
                                                                                                    ----------
                                         Total                                                         100.00%
                                                                                                    ----------
                                                                                                    ----------

                                  *  The Class A-16 PO Component represents an approximate
                                  2.92% initial interest in the principal balances of the
                                  Mortgage Loans (such interest in the aggregate, the "Pool
                                  Balance (PO Portion)") that have Net Mortgage Interest
                                  Rates as defined on page S-43, of less than 8.00% (the
                                  "Discount Mortgage Loans").

        ------------------------------------------------------------------------

                                  By virtue of the subordination of the Class M and Class B
                                  Certificates, it is possible that the Class A-16 PO
                                  Component may also receive support from certain payments
                                  made with respect to the other Mortgage Loans in the Trust
                                  Estate. The Class A Certificates (other than the Class
                                  A-16 PO Component), the Class M Certificates and the Class
                                  B Certificates will evidence the entire remaining interest in the principal balance of the Mortgage Loans (the "Pool
                                  Balance (Non-PO Portion)").
                                  The following table sets forth for each Class indicated
                                  the approximate undivided interest in the Pool Balance
                                  (Non-PO Portion) that is expected to be evidenced in the
                                  aggregate by such Class as of the Closing Date.

                                                                                  APPROXIMATE
                                                                                  INITIAL
                                                                                  UNDIVIDED
                                                                                  INTEREST

                                                          CLASS                   PERCENTAGE     IN DOLLARS
                                         ---------------------------------------  ----------  ----------------
                                         Class A (other than the Class A-16 PO        93.95%  $    386,565,200
                                          Component)
                                         Class M                                       2.27%  $      9,339,000
                                         Class B                                       3.78%  $     15,565,604
                                                                                  ----------  ----------------
                                           Totals                                    100.00%  $    411,469,804

                                  The relative interests in the initial Pool Balance (Non-PO
                                  Portion) represented by the Class A Certificates (other
                                  than the Class A-16 PO Component), the Class M
                                  Certificates and the Class B Certificates are subject to
                                  change over time because of the disproportionate
                                  allocation of certain unscheduled principal payments to
                                  the Class A Certificates (other than the Class A-16 PO
                                  Component) for a specified period and the allocation of
                                  certain losses and certain shortfalls first to the
                                  Subclasses of Class B Certificates in reverse numerical
                                  order, and then to the Class M Certificates prior to the
                                  allocation of such losses and shortfalls to the Class A
                                  Certificates, as discussed in "-- Distributions of
                                  Principal and Interest" and "-- Credit Enhancement" below.
                                  The Class A-16 Certificates, which are not offered hereby, will be deemed to consist of six components (each a
                                  "Component" or a "Class A-16 Component"), consisting of an interest-only Component (the "Class A-16 IO Component"), a planned amortization class Component (the "Class A-16 PAC
                                  Component"), a targeted amortization class Component (the
                                  "Class A-16 TAC Component"), an accretion directed
                                  Component (the "Class A-16 Accretion Directed Component"),
                                  an accrual Component (the "Class A-16 Accrual Component")
                                  and a principal-only Component (the "Class A-16 PO
                                  Component").

--------------------------------------------------------------------------------

                COMPONENT PRINCIPAL BALANCES AND COMPONENT RATES

                                                                          APPROXIMATE
                                                                  INITIAL COMPONENT PRINCIPAL         COMPONENT
                          COMPONENT                                         BALANCE                     RATE
-------------------------------------------------------------  ---------------------------------  -----------------
Class A-16 TAC Component.....................................           $    36,850,000                   8.00%
Class A-16 PAC Component                                                $     5,863,000                  12.00%
Class A-16 PO Component......................................           $     3,592,430                  (1)
Class A-16 IO Component......................................                 (2)                         1.50%
Class A-16 Accretion Directed Component......................           $     3,078,000                  10.00%
Class A-16 Accrual Component.................................           $    18,529,000                   8.00%

------------------------------
(1) The Class A-16 PO Component is a principal-only Component and will not accrue interest on its component principal balance.

(2) The Class A-16 IO Component is an interest-only Component, has no principal balance and will bear interest on its notional amount (initially, approximately $39,573,000).
--------------------------------------------------------------------------------

                                  The principal balance of the Class A-16 Certificates will
                                  equal the sum of the component principal balances of the
                                  Components. The holder of a Class A-16 Certificate will
                                  not have a severable interest in any Component but will
                                  have an undivided interest in the entire Subclass.
                                  The Class A-9, Class A-10 and Class A-11 Certificates are
                                  planned amortization class certificates (referred to
                                  herein collectively as the "PAC Certificates") and the
                                  Class A-16 PAC Component is a planned amortization class
                                  Component because, based on certain assumptions described
                                  in the first full paragraph on page S-89, if prepayments
                                  on the Mortgage Loans occur at any constant rate between
                                  approximately 100% SPA (as

                                  defined herein under "Prepayment and Yield
                                  Considerations") and approximately 375% SPA, it is
                                  expected that their principal balances or component
                                  principal balance would be reduced to the percentages of
                                  their initial principal balances and initial component
                                  principal balance for each Distribution Date indicated in
                                  the tables beginning on page S-60. The Class A-16 TAC
                                  Component is a targeted amortization Component because,
                                  based on certain assumptions described in the first full
                                  paragraph on page S-89, at a constant prepayment level of
                                  approximately 245% SPA, it is expected that its component
                                  principal balance would be reduced to the percentages of
                                  its initial component principal balance indicated in the
                                  table on page S-62. However, IT IS HIGHLY UNLIKELY THAT
                                  PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS WILL OCCUR AT
                                  ANY CONSTANT RATE OR THAT THE MORTGAGE LOANS WILL PREPAY
                                  AT THE SAME RATE. The Class A-12 Certificates are called
                                  companion certificates (referred to herein as the
                                  "Companion Certificates") because payments of principal
                                  allocated to the Class A Certificates (other than the
                                  Class A-16 PO Component) in excess of amounts resulting
                                  from certain prepayment levels will be paid first to the
                                  holders of the Companion Certificates, for so long as such
                                  Certificates remain outstanding, prior to being paid to
                                  the holders of the PAC Certificates and the Class A-16
                                  Certificates with respect to the Class A-16 PAC Component
                                  and the Class A-16 TAC Component. See "Description of the
                                  Certificates -- Principal (Including
                                  Prepayments) -- Allocation of Amount to be Distributed"
                                  and " -- Principal Payment Characteristics of the PAC
                                  Certificates, the Class A-16 PAC Component, the Class A-16
                                  TAC Component and the Companion Certificates" in this
                                  Prospectus Supplement.
                                  Prior to the Accretion Termination Date (as defined on
                                  page S-45), interest due to the holders of the Class A-16
                                  Certificates with respect to the Class A-16 Accrual
                                  Component will not be paid currently as interest on any
                                  Distribution Date, but, instead, such amounts will be
                                  added to the component principal balance thereof. On each
                                  Distribution Date, prior to the Accretion Termination
                                  Date, an amount equal to the accrued and unpaid interest
                                  on the Class A-16 Accrual Component will be distributed in reduction of the principal balance of the Class A-13
                                  Certificates (referred to herein as the "Accretion
                                  Directed Certificates") and the component principal
                                  balances of the Class A-16 Accretion Directed Component
                                  and the Class A-16 Accrual Component to the extent
                                  described herein under "Description of the
                                  Certificates -- Principal (Including
                                  Prepayments) -- Allocation of Amount to be Distributed."
Forms of Certificates;
 Denominations..................  The Offered Certificates will be issued either in book-entry form or in fully registered, certificated form
                                  ("Definitive Certificates"). The following table sets
                                  forth the original certificate form, the minimum
                                  denomination and the incremental denomination of the
                                  Offered Certificates. The Offered Certificates are not
                                  intended to be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.
                                  See "Descriptions of the Certificates -- Denominations" in
                                  this Prospectus Supplement.

--------------------------------------------------------------------------------

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                            ORIGINAL CERTIFICATE       MINIMUM       INCREMENTAL
                    CLASS OR SUBCLASS                               FORM             DENOMINATION   DENOMINATION
---------------------------------------------------------  -----------------------  --------------  -------------
Classes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-9, A-10,
 A-11, A-13, A-14 and A-15...............................  Book-Entry               $       25,000    $   1,000
Classes A-12 and A-17....................................  Book-Entry               $      100,000    $   1,000
Class A-8................................................  Definitive               $   14,000,000*   $   1,000*
Class M..................................................  Definitive               $      100,000    $   1,000
Classes B-1 and B-2......................................  Definitive               $      100,000    $   1,000
Classes A-R and A-LR.....................................  Definitive               $          100          N/A

------------------------------
*    Initial notional amount.
--------------------------------------------------------------------------------

                                    BOOK-ENTRY FORM. The Offered Certificates, other than
                                    the Class A-8, Class A-R, Class A-LR, Class M and
                                    Offered Class B Certificates, will be issued in
                                    book-entry form, through the facilities of The
                                    Depository Trust Company ("DTC"). These Certificates are
                                    referred to collectively in this Prospectus Supplement
                                    as the "Book-Entry Certificates." An investor in a
                                    Subclass of Book-Entry Certificates will not receive a
                                    physical certificate representing its ownership interest
                                    in such Book-Entry Certificates, except under
                                    extraordinary circumstances which are discussed in
                                    "Description of the Certificates -- Book-Entry Form" in
                                    the Prospectus. Instead, DTC will effect payments and
                                    transfers by means of its electronic recordkeeping
                                    services, acting through certain participating
                                    organizations. This may result in certain delays in
                                    receipt of distributions by an investor and may restrict
                                    an investor's ability to pledge its securities. The
                                    rights of investors in the Book-Entry Certificates may
                                    generally only be exercised through DTC and its
                                    participating organizations. See "Description of the
                                    Certificates -- Denominations" and "-- Book-Entry Form"
                                    in this Prospectus Supplement and "Description of the
                                    Certificates -- Book-Entry Form" in the Prospectus.
                                    DEFINITIVE FORM. The Class A-8, Class A-R, Class A-LR,
                                    Class M and Offered Class B Certificates will each be
                                    issued as Definitive Certificates. See "Description of
                                    the Certificates -- Denominations" and "-- Definitive
                                    Form" in this Prospectus Supplement and "Description of
                                    the Certificates -- Definitive Form" in the Prospectus.
Mortgage Loans....................  GENERAL. The Mortgage Loans, which are the source of distributions to holders of the Series 1996-5
                                    Certificates, will consist of conventional, fixed
                                    interest rate, monthly pay, fully amortizing, one- to
                                    four-family, residential first mortgage loans, having
                                    original terms to stated maturity ranging from
                                    approximately 20 to approximately 30 years, which may
                                    include loans secured by shares issued by cooperative
                                    housing

                                    corporations. The Mortgage Loans are expected to have
                                    the further specifications set forth in the following
                                    table and under the heading "Description of the Mortgage
                                    Loans" in this Prospectus Supplement.

--------------------------------------------------------------------------------

SELECTED MORTGAGE LOAN DATA(1)
(AS OF THE CUT-OFF DATE)

Cut-Off Date:                                                     October 1, 1996
Number of Mortgage Loans:                                         1,425
Aggregate Unpaid Principal Balance(2):                            $415,062,234
Range of Unpaid Principal Balances(2):                            $39,750 to $1,098,261
Average Unpaid Principal Balance(2):                              $291,272
Range of Mortgage Interest Rates:                                 7.125% to 9.875%
Weighted Average Mortgage Interest Rate(2):                       8.472%
Range of Remaining Terms to Stated Maturity:                      236 months to 360 months
Weighted Average Remaining Term to Stated Maturity(2):            357 months
Range of Original Loan-to-Value Ratios(2):                        15.00% to 95.00%
Weighted Average Original Loan-to-Value Ratio(2):                 77.63%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Aggregate Unpaid Principal Balance(2):                           California         27.13%
                                                                  New York          8.14%
                                                                  New Jersey        6.85%
                                                                  Colorado           5.46%
Maximum Five-Digit Zip Code Concentration(2):                     0.79%

------------------------------
(1) Information concerning the Discount Mortgage Loans and Premium Mortgage Loans is set forth under "Description of the Mortgage Loans -- General."

(2)  Approximate.

--------------------------------------------------------------------------------

                                  PHMC ACQUISITION.  On May 7, 1996 Norwest Mortgage and an
                                  affiliate acquired from PHMC certain mortgage loans and a
                                  substantial portion of PHMC's mortgage servicing portfolio
                                  (such transaction the "PHMC Acquisition"). The Mortgage
                                  Loans included in the Trust Estate consist of (i) Mortgage
                                  Loans originated by Norwest Mortgage or an affiliate or
                                  purchased by Norwest Mortgage or an affiliate from
                                  originators other than PHMC and (ii) Mortgage Loans
                                  originated or purchased by PHMC and acquired by Norwest
                                  Mortgage or an affiliate from PHMC as part of the PHMC
                                  Acquisition. See "Norwest Mortgage" in the prospectus.
                                  CHANGES TO POOL.  Mortgage Loans may be removed from the
                                  pool, or a substitution may be made for certain Mortgage
                                  Loans, in advance of the issuance of the Series 1996-5
                                  Certificates (which is expected to occur on or about
                                  October 30, 1996) (the "Closing Date"). Any of such
                                  Mortgage Loans may be excluded from the Trust Estate (i)
                                  as a result of principal prepayment thereof in full or
                                  (ii) if, as a result of delinquencies or otherwise, the
                                  Seller otherwise deems such exclusion necessary or
                                  desirable. In either event, other Mortgage Loans may be

                                  included in the Trust Estate. This may result in changes
                                  in certain of the pool characteristics set forth in the
                                  table above and elsewhere in this Prospectus Supplement.
                                  In the event that any of the characteristics as of the
                                  Cut-Off Date of the Mortgage Loans that constitute the
                                  Trust Estate on the date of initial issuance of the Series
                                  1996-5 Certificates vary materially from those described
                                  herein, revised information regarding the Mortgage Loans
                                  will be made available to purchasers of the Offered
                                  Certificates on or before such issuance date, and a
                                  Current Report on Form 8-K containing such information
                                  will be filed with the Securities and Exchange Commission
                                  within 15 days following such issuance date. See
                                  "Description of the Mortgage Loans" in this Prospectus
                                  Supplement.
                                  Subsequent to the issuance of the Series 1996-5
                                  Certificates, certain Mortgage Loans may be removed from
                                  the pool through repurchase or, under certain
                                  circumstances, through substitution by the Seller, if the
                                  Mortgage Loans are discovered to have defective
                                  documentation or if they otherwise do not conform to the
                                  standards established by the Seller's representations and
                                  warranties concerning the Mortgage Loans. See "Description of the Mortgage Loans -- Mandatory Repurchase or
                                  Substitution of Mortgage Loans" in this Prospectus
                                  Supplement.
Optional Termination............  The Seller is entitled, subject to certain conditions relating to the then-remaining size of the pool, to
                                  purchase all outstanding Mortgage Loans in the pool and
                                  thereby effect early retirement of the Series 1996-5
                                  Certificates. See "Pooling and Servicing Agreement --
                                  Optional Termination" in this Prospectus Supplement.
Underwriting Standards..........  Approximately 96.94% (by Cut-Off Date Aggregate Principal
                                  Balance) of the Mortgage Loans were generally originated
                                  in conformity with the underwriting standards described in the Prospectus under the heading "The Mortgage Loan
                                  Programs -- Mortgage Loan Underwriting -- Norwest Mortgage
                                  Underwriting" (the "Underwriting Standards"). In certain
                                  instances, exceptions to the Underwriting Standards may
                                  have been granted by Norwest Mortgage or PHMC. See "The
                                  Mortgage Loan Programs -- Mortgage Loan Underwriting" in
                                  the Prospectus. Approximately 0.17% (by Cut-Off Date
                                  Aggregate Principal Balance) of the Mortgage Loans were
                                  reviewed by United Guaranty Residential Insurance Company
                                  ("UGRIC") to ensure compliance with its credit, appraisal
                                  and underwriting standards (the "Pool Certification
                                  Underwritten Loans"). Neither the Series 1996-5
                                  Certificates nor the Mortgage Loans are insured or
                                  guaranteed under a mortgage pool insurance policy issued
                                  by UGRIC. The Pool Certification Underwritten Loans were
                                  evaluated using credit scoring as described in the
                                  Prospectus under "The Mortgage Loan Programs -- Mortgage
                                  Loan Underwriting -- Pool Certification Underwriting" and,
                                  based on the credit scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten. The remaining
                                  approximate 2.89% (by Cut-Off

                                  Date Aggregate Principal Balance) of the Mortgage Loans
                                  were purchased by Norwest Mortgage or PHMC in bulk
                                  purchase transactions and were underwritten using
                                  underwriting standards which may vary from the
                                  Underwriting Standards (the "Bulk Purchase Underwritten
                                  Loans"). However, Norwest Mortgage or PHMC has in each
                                  case reviewed the underwriting standards applied for such
                                  Bulk Purchase Underwritten Loans and determined that such
                                  variances did not depart materially from the Underwriting
                                  Standards. See "Description of the Mortgage Loans" in this
                                  Prospectus Supplement and "The Mortgage Loan Programs --
                                  Mortgage Loan Underwriting" in the Prospectus.
Distributions of Principal and
 Interest.......................  DISTRIBUTIONS IN GENERAL.  Distributions on the Series
                                  1996-5 Certificates will be made on the 25th day of each
                                  month, or, if such day is not a business day, on the
                                  succeeding business day (each such date is referred to in
                                  this Prospectus Supplement as a "Distribution Date"),
                                  commencing in November 1996, to holders of record at the
                                  close of business on the last business day of the
                                  preceding month. In the case of the Book-Entry
                                  Certificates, the holder of record will be Cede & Co., as
                                  nominee of DTC.
                                  The amount available for distribution on any Distribution
                                  Date is primarily a function of (i) the amount remitted by mortgagors of the Mortgage Loans in payment of their
                                  scheduled installments of principal and interest, (ii) the amount of prepayments made by the mortgagors and (iii)
                                  proceeds from liquidations of defaulted Mortgage Loans.
                                  On any Distribution Date, holders of the Class A
                                  Certificates will be entitled to receive all amounts due
                                  them (other than the Class A-16 PO Component Deferred
                                  Amount, as defined on page S-52) before any distributions
                                  are made to holders of the Class M and Class B
                                  Certificates on that Distribution Date. The Class A-16
                                  Certificates, with respect to Class A-16 PO Component,
                                  will be entitled to receive the Class A-16 PO Component
                                  Deferred Amount as described below. The amount that is
                                  available to be distributed on any Distribution Date will
                                  be allocated first to pay interest due holders of the
                                  Class A Certificates (including the amount added to the
                                  principal balance of the Class A-16 Certificates with
                                  respect to the Class A-16 Accrual Component) and then, if
                                  the amount available for distribution exceeds the amount
                                  of interest due holders of the Class A Certificates, to
                                  pay the principal due to the Class A Certificates. As
                                  described under "-- Interest Distributions" below, prior
                                  to the Accretion Termination Date an amount equal to the
                                  amount accrued in respect of interest on the Class A-16
                                  Accrual Component will be distributed in reduction of the
                                  principal balance of the Accretion Directed Certificates
                                  and the component principal balances of the Class A-16
                                  Accretion Directed Component and the Class A-16 Accrual
                                  Component to the extent described herein under
                                  "Description of the Certificates -- Principal (Including

                                  Prepayments) -- Allocation of Amount to be Distributed,"
                                  rather than as interest to the holders of the Class A-16
                                  Certificates with respect to the Class A-16 Accrual
                                  Component. The likelihood that a holder of a particular
                                  Subclass of Class A Certificates will receive principal
                                  distributions on any Distribution Date will depend on the
                                  priority in which such Subclass is entitled to principal
                                  distributions, as set forth under the heading "Description of the Certificates -- Principal (Including Prepayments)
                                  -- Allocation of Amount to be Distributed" and "--
                                  Calculation of Amount to be Distributed to the Class A
                                  Certificates" in this Prospectus Supplement.
                                  After all amounts due on the Class A Certificates (other
                                  than the Class A-16 PO Component Deferred Amount) have
                                  been paid, the amount remaining will be distributed, in
                                  the following order, to pay (i) any Class A-16 PO
                                  Component Deferred Amount first from amounts otherwise
                                  distributable as principal on the Subclasses of Class B
                                  Certificates in reverse numerical order (I.E., first from
                                  amounts otherwise distributable as principal on the Class
                                  B-5 Certificates, then from amounts otherwise
                                  distributable as principal on the Class B-4 Certificates,
                                  and so on), and then from amounts otherwise distributable
                                  as principal on the Class M Certificates, (ii) interest
                                  due to the holders of the Class M Certificates, (iii)
                                  principal due to the holders of the Class M Certificates
                                  less any amounts used to pay the Class A-16 PO Component
                                  Deferred Amount and (iv) with respect to each Subclass of
                                  Class B Certificates sequentially in numerical order
                                  interest due and then principal due to the holders of each such Subclass of Class B Certificates before any
                                  Subclasses of Class B Certificates with higher numerical
                                  designations receive any payments in respect of interest
                                  or principal, provided that the principal due any Subclass will be reduced by any amount used to pay the Class A-16
                                  PO Component Deferred Amount. See "Description of the
                                  Certificates -- Distributions" in this Prospectus
                                  Supplement.
                                  If any mortgagor is delinquent in the payment of principal or interest on a Mortgage Loan in any month, the
                                  respective Servicer is required to advance such payment
                                  unless such Servicer determines that the delinquent amount will not be recoverable by such Servicer from insurance
                                  proceeds, liquidation proceeds or other recoveries on the
                                  related Mortgage Loan. The Master Servicer or Trust
                                  Administrator may, in certain circumstances, be required
                                  to make such advances upon a Servicer's default on its
                                  obligation to advance. See "Description of the
                                  Certificates -- Periodic Advances" in this Prospectus
                                  Supplement.
                                  INTEREST DISTRIBUTIONS.  The amount of interest to which
                                  holders of each Subclass or Class of Offered Certificates, other than the Class A-8 Certificates, will be entitled
                                  each month is calculated based on the outstanding
                                  principal balance of such Subclass or Class, as of the
                                  related Distribution Date. Interest will accrue during
                                  each one-month period on each such Subclass or Class
                                  according to the following formula: 1/12th of the
                                  Pass-Through
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                                      S-17

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
                                  Rate for such Subclass or Class multiplied by the
                                  outstanding principal balance of such Subclass or Class as of the related Distribution Date.
                                  The amount of interest to which the holders of the Class
                                  A-8 Certificates are entitled each month is calculated
                                  based on a "notional amount." A notional amount is an
                                  amount other than the actual outstanding principal balance of a Subclass and is solely used for the purpose of
                                  computing the amount of interest accrued on such Subclass.
                                  A notional amount does not entitle holders to receive
                                  distributions of principal on the basis of such notional
                                  amount. The notional amount of the Class A-8 Certificates
                                  will equal the outstanding principal balance of the Class
                                  A-7 Certificates. Interest will accrue on the Class A-8
                                  Certificates during each one-month period according to the following formula: 1/12th of the Pass-Through Rate for
                                  such Subclass multiplied by the notional amount of such
                                  Subclass as of the related Distribution Date.
                                  The "Pass-Through Rate" for each Subclass or Class of
                                  Offered Certificates, other than the Class A-7 and Class
                                  A-8 Certificates, is the percentage set forth on the cover of this Prospectus Supplement. The Pass-Through Rates for
                                  the Class A-7 and Class A-8 Certificates will be
                                  determined as described below.
                                  Interest will accrue on the Offered Certificates, other
                                  than the Class A-7 and Class A-8 Certificates, during each one-month period ending on the last day of the month
                                  preceding the month in which each Distribution Date occurs
                                  (each, a "Regular Interest Accrual Period"). The initial
                                  Regular Interest Accrual Period will be deemed to have
                                  commenced on October 1, 1996. Interest will accrue on the
                                  Class A-7 and Class A-8 Certificates during each one-month period commencing on the 25th day of each month and ending on the 24th day of the following month (each, a "LIBOR
                                  Based Interest Accrual Period"). The initial LIBOR Based
                                  Interest Accrual Period will commence on October 25, 1996.
                                  No interest will accrue on the Class A-7 and Class A-8
                                  Certificates prior to the commencement of the initial
                                  LIBOR Based Interest Accrual Period.
                                  During the initial LIBOR Based Interest Accrual Period,
                                  the Pass-Through Rates for the Class A-7 and Class A-8
                                  Certificates will be the initial Pass-Through Rates set
                                  forth in the following table. During each subsequent LIBOR
                                  Based Interest Accrual Period, the Pass-Through Rates for
                                  the Class A-7 and Class A-8 Certificates will be the per
                                  annum rates calculated based on the Pass-Through Rate
                                  formulas, subject to the minimum and maximum Pass-Through
                                  Rates set forth in the following table. As a result of
                                  these calculations, a decrease in LIBOR will produce a
                                  reduced Pass-Through Rate for the Class A-7 Certificates
                                  (subject to the minimum rate), and an increase in LIBOR
                                  will produce an increased Pass-Through Rate for such
                                  Subclass (subject to the maximum rate) while an increase
                                  in LIBOR will produce a reduced Pass-Through Rate for the

                                      S-18
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
                                  Class A-8 Certificates (subject to the minimum rate), and
                                  a decrease in LIBOR will produce an increased Pass-Through
                                  Rate for such Subclass (subject to the maximum rate).
                                  The following table sets forth the initial Pass-Through
                                  Rates, Pass-Through Rate formulas and the minimum and
                                  maximum Pass-Through Rates for the Class A-7 and Class A-8
                                  Certificates.

------------------------------------------------------------------------------------------------------------------

                                  FLOATING RATE AND INVERSE FLOATING RATE CERTIFICATES


                   INITIAL                                                                MINIMUM           MAXIMUM
                PASS-THROUGH                       PASS-THROUGH                         PASS-THROUGH      PASS-THROUGH
   SUBCLASS         RATE                           RATE FORMULA                           RATE (1)            RATE
--------------  -------------  -----------------------------------------------------  ----------------  ----------------
Class A-7.....    6.1375  %                        LIBOR + 0.70%                              0.70    %         9.00    %
Class A-8.....      2.8625   %                     8.30% - LIBOR                              0.00    %         8.30    %

------------------------------
(1)Investors, and in particular investors in the Class A-8 Certificates, should consider the effect of different rates of LIBOR and principal prepayments on yield. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

------------------------------------------------------------------------------------------------------------------

                                          Interest will accrue on the Class A-16 Certificates during each Regular Interest Accrual Period in an amount equal to the sum of the interest accrued on the Class A-16 Accrual
                                          Component, the Class A-16 PAC Component, the Class A-16 TAC
                                          Component, the Class A-16 Accretion Directed Component and
                                          the Class A-16 IO Component. Interest will accrue on each
                                          Component (other than the Class A-16 IO Component and the
                                          Class A-16 PO Component) at the rate of 1/12th of the
                                          Component Rate for such Component on the outstanding
                                          component principal balance of such Component.
                                          Interest will accrue on the Class A-16 IO Component at the rate of 1/12th of the Component Rate for such Component on the notional amount for such Component. The notional amount for the Class A-16 IO Component on any date is equal to the product of approximately 28.77% and the sum of the
                                          outstanding principal balances of the Class A-1, Class A-2,
                                          Class A-3, Class A-4 and Class A-6 Certificates. The Class
                                          A-16 PO Component is a principal-only Component and is not entitled to interest.
                                          Holders of each Subclass or Class of Certificates will be
                                          entitled to receive distributions of interest on each
                                          Distribution Date. Holders of the Class A-16 Certificates
                                          (i) will not be entitled to receive distributions of
                                          interest with respect to the Class A-16 PO Component and
                                          (ii) will not be entitled to receive distributions of
                                          interest with respect to the Class A-16 Accrual Component
                                          until the Accretion Termination Date. See "Description of
                                          the Certificates -- Interest" in this Prospectus Supplement.
                                          Until the Accretion Termination Date, the amount of interest to which the holders of the Class A-16 Certificates with
                                          respect to the Class A-16 Accrual Component are entitled
                                          will not be distributed as interest to such holders but
                                          instead will be added to the component principal balance of the Class A-16 Accrual Component. An amount equal to the
                                          amount of interest that has
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                                      S-19
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
                                          accrued but is not currently distributable on the Class A-16
                                          Certificates with respect to the Class A-16 Accrual
                                          Component will instead be distributed in reduction of the
                                          principal balance of the Accretion Directed Certificates and the component principal balances of the Class A-16 Accretion
                                          Directed Component and the Class A-16 Accrual Component to
                                          the extent described under the heading "Description of the
                                          Certificates -- Principal (Including Prepayments) --
                                          Allocation of Amount to be Distributed" in this Prospectus
                                          Supplement.
                                          When mortgagors prepay principal or when principal is recov-
                                          ered through foreclosures or other liquidations of defaulted
                                          Mortgage Loans, a full month's interest for the month of
                                          payment or recovery may not be paid or recovered, resulting in interest shortfalls. These interest shortfalls are
                                          variously handled, depending on the nature of the event
                                          resulting in the interest shortfall.
                                          In the case of principal prepayments IN FULL, the Master
                                          Servicer will be obligated to cover resulting interest
                                          shortfalls with respect to a Distribution Date in an amount
                                          (such amount, "Compensating Interest") up to the lesser of
                                          (a) the product of (i) 1/12th of 0.20% and (ii) the
                                          aggregate scheduled principal balance of the Mortgage Loans with respect to such Distribution Date and (b) the Available
                                          Master Servicing Compensation for such Distribution Date.
                                          Shortfalls in collection of interest resulting from
                                          principal prepayments in full, to the extent they exceed the amount of Compensating Interest with respect to a
                                          Distribution Date ("Non-Supported Interest Shortfalls"),
                                          will be allocated pro rata among the Class A Certificates
                                          (other than the Class A-16 PO Component), the Class M
                                          Certificates and the Class B Certificates, based on their
                                          then-outstanding principal balances. The amount allocated to the Class A or Class B Certificates will be allocated pro
                                          rata among the Subclasses of Class A or Class B
                                          Certificates, as the case may be, based on interest accrued.
                                          Interest shortfalls resulting from partial principal
                                          prepayments will not be covered by the Master Servicer, but instead will be borne first by the Subclasses of Class B
                                          Certificates in reverse numerical order, second by the Class
                                          M Certificates and finally, pro rata by the Class A
                                          Certificates based on interest accrued. See "Description of the Certificates -- Subordination of Class M and Class B
                                          Certificates" in this Prospectus Supplement.
                                          In addition, the amount of interest required to be
                                          distributed to holders of the Series 1996-5 Certificates
                                          will be reduced by a portion of certain Special Hazard
                                          Losses, Fraud Losses and Bankruptcy Losses attributable to interest. See "-- Credit Enhancement -- Extent of Loss
                                          Coverage" below and "Description of the Certificates --
                                          Interest" in this Prospectus Supplement.
                                          To the extent that the amount available for distribution on any Distribution Date is insufficient to permit the
                                          distribution of the applicable amount of accrued interest on the Class A Certificates (including any interest to be added to the component principal
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                                      S-20
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
                                          balance of the Class A-16 Accrual Component) (net of any
                                          Non-Supported Interest Shortfall, other shortfalls and
                                          losses allocable to the Class A Certificates as described
                                          above), the amount of interest to be distributed will be
                                          allocated among the outstanding Subclasses of Class A
                                          Certificates in accordance with their respective
                                          entitlements to interest. The amount of any deficiency will be added to the amount of interest that the Class A
                                          Certificates are entitled to receive on subsequent
                                          Distribution Dates. No interest will accrue on such
                                          deficiencies.
                                          To the extent that the amount available for distribution on any Distribution Date, after the payment of all amounts due the Class A Certificates (other than any Class A-16 PO
                                          Component Deferred Amount) has been made, is insufficient to permit distribution in full of accrued interest on the Class
                                          M Certificates (net of any Non-Supported Interest Shortfall,
                                          other shortfalls and losses allocable to the Class M
                                          Certificates as described above), the amount of any
                                          deficiency will be added to the amount of interest that such
                                          Class M Certificates are entitled to receive on subsequent
                                          Distribution Dates. No interest will accrue on such
                                          deficiencies.
                                          To the extent that the amount available for distribution on any Distribution Date, after the payment of all amounts due the Class A Certificates (other than any Class A-16 PO
                                          Component Deferred Amount), the Class M Certificates and
                                          each Subclass of Class B Certificates with a lower numerical designation has been made, is insufficient to permit
                                          distribution in full of accrued interest on a Subclass of
                                          Class B Certificates (net of any Non-Supported Interest
                                          Shortfall, other shortfalls and losses allocable to such
                                          Subclass of Class B Certificates as described above), the
                                          amount of any deficiency will be added to the amount of
                                          interest that such Subclass of Class B Certificates is
                                          entitled to receive on subsequent Distribution Dates. No
                                          interest will accrue on such deficiencies.
                                          Interest on the Class A Certificates, the Class M
                                          Certificates and the Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                                          See "Description of the Certificates -- Interest" in this
                                          Prospectus Supplement.
                                          PRINCIPAL DISTRIBUTIONS.  The aggregate amount of principal to which the holders of the Class A Certificates (other than the holders of the Class A-16 Certificates with respect to the Class A-16 PO Component) are entitled each month will
                                          equal the sum for each Mortgage Loan of the product of (a)
                                          the Non-PO Fraction applicable to such Mortgage Loan and (b)
                                          the sum of (i) a percentage (the "Class A Percentage") of
                                          scheduled payments of principal on each Mortgage Loan and
                                          (ii) a percentage (the "Class A Prepayment Percentage") of certain unscheduled payments of principal on each Mortgage
                                          Loan. The "Non-PO Fraction" with respect to any Mortgage
                                          Loan will equal the Net Mortgage Interest Rate for such
                                          Mortgage Loan divided by
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                                      S-21
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
                                          8.00%. The Class A Percentage will be equal, on each
                                          Distribution Date, to the percentage corresponding to the
                                          fraction that represents the ratio of the then-outstanding principal balance of the Class A Certificates (other than
                                          the Class A-16 PO Component) to the Pool Balance (Non-PO
                                          Portion). The Class A Prepayment Percentage will be equal to the percentage described in the preceding sentence plus an additional amount equal to a percentage of the principal
                                          otherwise distributable to the holders of the Subordinated
                                          Certificates. As a result, the percentage of certain
                                          unscheduled principal payments otherwise distributable to
                                          the holders of the Subordinated Certificates that is instead distributable to the holders of the Class A Certificates
                                          (other than the Class A-16 Certificates with respect to the
                                          Class A-16 PO Component) will be equal to 100% during the
                                          first five years beginning on the first Distribution Date
                                          and, subject to meeting certain conditions, will likely
                                          decline during the subsequent four years, as described under the heading "Description of the Certificates -- Principal
                                          (Including Prepayments) -- Calculation of Amount to be
                                          Distributed to the Class A Certificates" in this Prospectus
                                          Supplement, until the ninth anniversary of the first
                                          Distribution Date and thereafter will likely be equal to
                                          zero. On each Distribution Date, the Subordinated
                                          Certificates will collectively be entitled to receive the
                                          percentages of the scheduled and certain unscheduled
                                          payments of principal on the portion of each Mortgage Loan representing the Non-PO Fraction of such Mortgage Loan
                                          equal, in each case, to 100% less the applicable percentage for the Class A Certificates described above.
                                          The aggregate amount of principal to which holders of the
                                          Class A-16 Certificates are entitled each month with respect to the Class A-16 PO Component will equal the sum for each
                                          Discount Mortgage Loan of the product of (a) the PO Fraction for such Mortgage Loan and (b) the sum of (i) scheduled
                                          principal payments on such Mortgage Loan and (ii) certain
                                          unscheduled payments of principal on such Mortgage Loan. See
                                          "Description of the Certificates -- Principal (Including
                                          Prepayments) -- Calculation of Amount to be Distributed to
                                          the Class A-16 PO Component." In addition, the Class A-16
                                          Certificates will be entitled to receive any previously
                                          unpaid amounts of principal to which such Certificates were entitled on prior Distribution Dates as part of the Class
                                          A-16 PO Component Deferred Amount. The "PO Fraction" with
                                          respect to any Discount Mortgage Loan will equal the
                                          difference between 1.0 and the Non-PO Fraction for such
                                          Discount Mortgage Loan. The PO Fraction with respect to each
                                          Mortgage Loan that is not a Discount Mortgage Loan will be equal to zero. See "Description of the Certificates --
                                          Principal (Including Prepayments)" in this Prospectus
                                          Supplement.
                                          The holders of the Class A-16 Certificates will also be
                                          entitled each month to an amount equal to the Class A-16 PO
                                          Component Deferred Amount. The Class A-16 PO Component
                                          Deferred Amount will be paid to holders of the Class A-16
                                          Certificates only from amounts otherwise distributable as
                                          principal to the

                                          Subclasses of Class B Certificates in reverse numerical
                                          order and then from amounts otherwise distributable as
                                          principal to the Class M Certificates. No interest will
                                          accrue on any Class A-16 PO Component Deferred Amount.
                                          Except as described below under "-- Effect of Subordination
                                          Level on Principal Distributions," on each Distribution
                                          Date, the Class M, Class B-1 and Class B-2 Certificates will be entitled to a portion of scheduled payments and certain unscheduled payments of principal on the Mortgage Loans
                                          allocable to the Subordinated Certificates that represents the ratio of the then-outstanding principal balance of the
                                          Class M, Class B-1 or Class B-2 Certificates, as the case
                                          may be, to the then-outstanding principal balance of the
                                          Subordinated Certificates.
                                          The amount that is available for distribution to the holders of the Class A Certificates on any Distribution Date as a
                                          distribution of principal (other than any Class A-16 PO
                                          Component Deferred Amount) is the sum of (i) the amount
                                          remaining after deducting the amount of interest
                                          distributable on the Class A Certificates (including the
                                          amount added to the component principal balance of the Class
                                          A-16 Accrual Component) from the total amount collected that is available to be distributed to holders of the Series
                                          1996-5 Certificates on such Distribution Date and (ii) the amount of interest, if any, added to the component principal balance of the Class A-16 Accrual Component with respect to such Distribution Date. Accordingly, even though the Class A
                                          Certificates may not receive all accrued interest to which they are entitled on a given Distribution Date, the
                                          Accretion Directed Certificates, the Class A-16 Accretion
                                          Directed Component and the Class A-16 Accrual Component may
                                          receive distributions of principal as a result of the
                                          application of clause (ii) above. Principal will be
                                          distributed to the holders of the Class A Certificates in
                                          accordance with the payment priorities described under the heading "Description of the Certificates -- Principal
                                          (Including Prepayments) -- Allocation of Amount to be
                                          Distributed."
                                          The amount that is available for distribution to the holders of the Class M Certificates on any Distribution Date as a
                                          distribution of principal is the amount remaining after all interest and principal distributions due on the Class A
                                          Certificates (including any Class A-16 PO Component Deferred
                                          Amount) and interest due on the Class M Certificates have
                                          been deducted from the total amount collected that is
                                          available to be distributed to holders of the Series 1996-5
                                          Certificates.
                                          The amount that is available for distribution to the holders of a Subclass of Class B Certificates on any Distribution
                                          Date as a distribution of principal is the amount remaining after all interest and principal distributions due on the
                                          Class A Certificates (including any Class A-16 PO Component
                                          Deferred Amount), all interest and principal distributions on the Class M Certificates and the Subclasses of Class B
                                          Certificates with lower numerical
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                                      S-23
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                                          designations and interest due on such Subclass of Class B
                                          Certificates have been deducted from the total amount
                                          collected that is available to be distributed to holders of the Series 1996-5 Certificates.
                                          EFFECT OF SUBORDINATION LEVEL ON PRINCIPAL DISTRIBUTIONS.
                                            In order to preserve the availability of the original
                                          subordination level as protection against losses on the
                                          Class M Certificates, the Class B-1 Certificates, the Class
                                          B-2 Certificates, the Class B-3 Certificates and the Class
                                          B-4 Certificates, some or all of the Subclasses of Class B
                                          Certificates, as described below, may not be entitled to
                                          distributions of principal on certain Distribution Dates and the principal balances of such Subclasses will not be
                                          considered for purposes of allocation of principal among the
                                          Subordinated Certificates.
                                          In the case of the Class M Certificates, if on any
                                          Distribution Date the percentage obtained by dividing the
                                          outstanding principal balance of the Class B Certificates by the sum of the outstanding principal balances of the Class A
                                          Certificates (other than the Class A-16 PO Component), the
                                          Class M Certificates and the Class B Certificates is less
                                          than such percentage was upon the initial issuance of the
                                          Series 1996-5 Certificates, then the Class B Certificates
                                          will not be entitled to distributions of principal on such
                                          Distribution Date and the Class M Certificates will be
                                          entitled to all distributions of principal allocable to the
                                          Subordinated Certificates for such Distribution Date.
                                          In the case of the Class B-1, Class B-2, Class B-3 or Class
                                          B-4 Certificates, if on any Distribution Date the percentage obtained by dividing the then-outstanding principal balances of the Subclasses of Class B Certificates with higher
                                          numerical designations by the sum of the then-outstanding
                                          principal balances of the Class A Certificates (other than the Class A-16 PO Component), the Class M Certificates and
                                          the Class B Certificates is less than such percentage at the time of the initial issuance of the Series 1996-5
                                          Certificates, then such Subclasses of Class B Certificates with higher numerical designations will not be entitled to distributions of principal and the principal balances of
                                          such Subclasses will not be taken into account for purposes of calculating the portions of scheduled and unscheduled
                                          principal payments allocable to the Class M Certificates and to the Subclasses of Class B Certificates with lower
                                          numerical designations.
                                          In either of the cases described above, the Class M
                                          Certificates and those Subclasses of Class B Certificates
                                          with lower numerical designations will receive a greater
                                          portion of scheduled and unscheduled payments of principal on the Mortgage Loans allocable to the Subordinated
                                          Certificates than the Class M Certificates and those
                                          Subclasses of Class B Certificates with lower numerical
                                          designations would have received had all Subclasses of Class
                                          B Certificates been entitled to their portion of such
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                                      S-24
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                                          principal payments. See "Description of the Certificates --
                                          Principal (Including Prepayments) -- Calculation of Amount
                                          to be Distributed to the Class M and Class B Certificates"
                                          in this Prospectus Supplement.
Credit Enhancement......................  DESCRIPTION OF "SHIFTING-INTEREST" SUBORDINATION.  The
                                          rights of the holders of the Class M Certificates to receive distributions will be subordinated to the rights of the
                                          holders of the Class A Certificates to receive
                                          distributions, to the extent described herein. The rights of the holders of a Subclass of Class B Certificates to receive distributions will be subordinated to the rights of the
                                          holders of the Class A Certificates, the Class M Certifi-
                                          cates and the Subclasses of Class B Certificates with lower numerical designations to receive distributions, to the
                                          extent described herein. This subordination provides a
                                          certain amount of protection to the holders of the Class A
                                          Certificates (to the extent of the subordination of the
                                          Class M and Class B Certificates), the Class M Certificates
                                          (to the extent of the subordination of the Class B
                                          Certificates) and the Subclasses of Class B Certificates
                                          (other than the Class B-5 Certificates) (to the extent of
                                          the subordination of the Subclasses of Class B Certificates with higher numerical designations) against delays in the
                                          receipt of scheduled payments of interest and principal and against losses associated with the liquidation of defaulted
                                          Mortgage Loans and certain losses resulting from the
                                          bankruptcy of a mortgagor.
                                          In general, the protection afforded the holders of the Class
                                          A Certificates by means of this subordination will be
                                          effected in two ways: (i) by the preferential right of the holders of the Class A Certificates to receive, prior to any distribution being made on any Distribution Date in respect of the Class M and Class B Certificates, the amounts of
                                          interest and principal due the holders of the Class A
                                          Certificates (other than the Class A-16 PO Component
                                          Deferred Amount) and, if necessary, by the right of such
                                          holders to receive future distributions on the Mortgage
                                          Loans that would otherwise have been allocated to the
                                          holders of the Class M and Class B Certificates and (ii) by the allocation to the Class M and Class B Certificates,
                                          until their respective principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans or the bankruptcy of mortgagors
                                          prior to the allocation of such losses to the Class A
                                          Certificates. See "Description of the Certificates --
                                          Distributions" in this Prospectus Supplement.
                                          In general, the protection afforded the holders of the Class
                                          M Certificates by means of this subordination will also be effected in two ways: (i) by the preferential right of the holders of the Class M Certificates to receive, prior to any distribution being made on any Distribution Date in respect of the Class B Certificates, the amounts of interest and
                                          principal due the holders of the Class M Certificates on
                                          such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that
                                          would otherwise have been allocated to the holders of the
                                          Class B Certificates and (ii) by the allocation to
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                                      S-25
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                                          the Class B Certificates, until their principal balance has been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans or the bankruptcy of mortgagors prior to the allocation of such losses to the
                                          Class M Certificates. See "Description of the Certificates
                                          -- Distributions" in this Prospectus Supplement.
                                          In general, the protection afforded the holders of a
                                          Subclass of Class B Certificates by means of this
                                          subordination will also be effected in two ways: (i) by the preferential right of the holders of such Subclass to
                                          receive, prior to any distribution being made on any
                                          Distribution Date in respect of the Subclasses of Class B
                                          Certificates with higher numerical designations, the amounts of interest and principal due the holders of such Subclass on such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been allocated to the holders of the
                                          Subclasses of Class B Certificates with higher numerical
                                          designations and (ii) by the allocation to the Subclasses of
                                          Class B Certificates with higher numerical designations,
                                          until their principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted
                                          Mortgage Loans or the bankruptcy of mortgagors prior to the allocation of such losses to such Subclass. See "Description of the Certificates -- Distributions" in this Prospectus
                                          Supplement.
                                          In addition, in order to increase the period during which
                                          the principal balances of the Class M and Class B
                                          Certificates remain available as credit enhancement to the
                                          Class A Certificates, a disproportionate amount of
                                          prepayments and certain unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A
                                          Certificates (other than the Class A-16 Certificates with
                                          respect to the Class A-16 PO Component). This allocation has the effect of accelerating the amortization of the Class A
                                          Certificates (other than the Class A-16 Certificates with
                                          respect to the Class A-16 PO Component) while, in the
                                          absence of losses in respect of the liquidation of defaulted
                                          Mortgage Loans or losses resulting from the bankruptcy of
                                          mortgagors, increasing the respective percentage interests in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. As a result of the
                                          method of calculating the Class A-17 Priority Amount (as de-
                                          fined herein) and the priorities for the allocation of the
                                          Class A Non-PO Principal Amount (as defined herein), it is expected that, absent an exceptionally high rate of
                                          principal prepayments on the Mortgage Loans, no principal
                                          payments will be made on the Class A-17 Certificates during the first five years following the issuance of the Series
                                          1996-5 Certificates. Thereafter, with respect to principal prepayments, while the percentage of principal prepayments allocated to the Class A-17 Certificates during the four
                                          years thereafter will gradually increase, such percentage, until the tenth year following the issuance of the Series
                                          1996-5 Certificates, will be disproportionately lower than the percentage of such principal prepayments allocated to
                                          the other
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                                      S-26
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                                          Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component). See
                                          "Description of the Certificates -- Principal (Including
                                          Prepayments) -- Allocation of Amount to be Distributed" and
                                          "Prepayment and Yield Considerations" in this Prospectus
                                          Supplement.
                                          EXTENT OF LOSS COVERAGE.  Realized losses on Mortgage Loans, other than losses that are (i) attributable to "special
                                          hazards" not insured against under a standard hazard
                                          insurance policy, (ii) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such
                                          Mortgage Loans or (iii) attributable to certain actions
                                          which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a
                                          Mortgage Loan or an extension of its maturity, will not be allocated to the Class A Certificates until the date on
                                          which the aggregate principal balance of the Class M and
                                          Class B Certificates (which aggregate balance is expected
                                          initially to be approximately $24,904,604) has been reduced to zero; will not be allocated to the Class M Certificates until the date on which the aggregate principal balance of the Class B Certificates (which aggregate balance is
                                          expected initially to be approximately $15,565,604) has been reduced to zero; and will not be allocated to the Class B-1 or Class B-2 Certificates until the date on which the
                                          aggregate principal balance of the Subclasses of Class B
                                          Certificates with higher numerical designations has been
                                          reduced to zero (which aggregate balance is expected
                                          initially to be approximately $9,339,604 with respect to the
                                          Class B-1 Certificates and approximately $5,188,604 with
                                          respect to the Class B-2 Certificates). Such losses will be allocated first among the Subclasses of Class B
                                          Certificates, in reverse numerical order (that is, to the
                                          Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1
                                          Certificates, respectively).
                                          With respect to any Distribution Date subsequent to the
                                          first Distribution Date, the availability of the credit
                                          enhancement provided by the Class M Certificates and the
                                          Subclasses of Class B Certificates will be affected by the prior reduction of the principal balance of the Class M
                                          Certificates and such Subclasses of Class B Certificates.
                                          Reduction of the principal balance of the Class M
                                          Certificates and any Subclass of Class B Certificates will result from (i) the prior allocation of losses due to the
                                          liquidation of defaulted Mortgage Loans, including losses
                                          due to special hazards and fraud losses up to the respective limits referred to below, (ii) the prior allocation of
                                          bankruptcy losses up to the limit referred to below and
                                          (iii) the prior receipt of principal distributions by the
                                          holders of such Certificates.
                                          As of the date of issuance of the Series 1996-5
                                          Certificates, the amount of losses attributable to special hazards, fraud and bankruptcy that will be absorbed solely by the holders of the Subclasses of Class B Certificates in reverse numerical order and then solely by the holders of
                                          the Class M Certificates will be approximately 1.00%, 2.00%
                                          and 0.04%, respectively, of the Cut-Off Date Aggregate
                                          Principal Balance of the Mortgage Loans
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                                      S-27
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                                          (approximately $4,150,622, $8,301,245 and $169,705, respec-
                                          tively). If losses due to special hazards, fraud or
                                          bankruptcy exceed any of such amounts prior to the principal balances of the Class M and Class B Certificates being
                                          reduced to zero, (a) the principal portion of any such
                                          excess losses with respect to the Mortgage Loans will
                                          generally be shared pro rata by (i) the Class A Certificates
                                          (other than the Class A-16 Certificates with respect to the
                                          Class A-16 PO Component) and the Class M and Class B
                                          Certificates and (ii) to the extent such losses arise with respect to Discount Mortgage Loans, the Class A-16 PO Compo-
                                          nent, in each case according to their respective interests in such Mortgage Loans and (b) the interest portion of any such losses with respect to the Mortgage Loans will
                                          generally be shared pro rata by the Class A, Class M and
                                          Class B Certificates based on their respective interest
                                          accrual amounts. Under certain circumstances, the limits set forth above may be reduced as described under "Description of the Certificates -- Subordination of Class M and Class B
                                          Certificates -- Allocation of Losses" in this Prospectus
                                          Supplement.
                                          After the principal balances of the Class M and Class B
                                          Certificates have been reduced to zero, the principal
                                          portion of all losses (other than the portion attributable to the Class A-16 PO Component of the Class A-16
                                          Certificates, if any) will be allocated to the Class A
                                          Certificates (other than the Class A-16 Certificates with
                                          respect to the Class A-16 PO Component). To the extent such losses arise with respect to Discount Mortgage Loans,
                                          principal losses will be shared among the Class A Certifi-
                                          cates, according to their respective interests in such
                                          Mortgage Loans. The principal portion of any losses borne by the Class A Certificates (other than losses borne by the
                                          Class A-16 Certificates with respect to the Class A-16 PO
                                          Component) will be shared pro rata by the Subclasses of
                                          Class A Certificates (other than the Class A-8 and the Class
                                          A-16 Certificates) and the Components (other than the Class
                                          A-16 IO Component and the Class A-16 PO Component) based on their then-outstanding principal balances or component
                                          principal balances or, in the case of the Class A-16 Accrual
                                          Component, the initial component principal balance of the
                                          Class A-16 Accrual Component, if lower. The interest portion of such losses borne by the Class A Certificates will be
                                          shared pro rata by the Subclasses of Class A Certificates
                                          based upon interest accrued. See "Description of the Cer-
                                          tificates -- Interest" and "-- Subordination of Class M and
                                          Class B Certificates -- Allocation of Losses" in this
                                          Prospectus Supplement.
                                          THE YIELD TO MATURITY ON THE CLASS M CERTIFICATES WILL BE
                                          MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE
                                          LOANS (AND THE TIMING THEREOF) THAN THE CLASS A
                                          CERTIFICATES, IN THE EVENT THAT THE AGGREGATE PRINCIPAL
                                          BALANCE OF THE CLASS B CERTIFICATES HAS BEEN REDUCED TO
                                          ZERO.
                                          THE YIELD TO MATURITY ON EACH SUBCLASS OF OFFERED CLASS B
                                          CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES DUE TO
                                          LIQUIDATIONS OF THE
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                                      S-28
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                                          MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THE CLASS A
                                          CERTIFICATES AND THE CLASS M CERTIFICATES AND, IN THE CASE
                                          OF THE CLASS B-2 CERTIFICATES, THE CLASS B-1 CERTIFICATES,
                                          IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE SUBCLASSES
                                          OF CLASS B CERTIFICATES WITH HIGHER NUMERICAL DESIGNATIONS
                                          HAVE BEEN REDUCED TO ZERO.
                                          See "Description of the Certificates -- Subordination of
                                          Class M and Class B Certificates" in this Prospectus
                                          Supplement.
Effects of Prepayments on Investment
 Expectations...........................  The actual rate of prepayment of principal on the Mortgage
                                          Loans cannot be predicted. The investment performance of the
                                          Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. In addition, the Class A Certificates in the aggregate will be more sensitive to prepayments on the
                                          Mortgage Loans than the Subordinated Certificates due to the disproportionate allocation of such prepayments to investors in the Class A Certificates (other than the Class A-16
                                          Certificates with respect to the Class A-16 PO Component)
                                          then entitled to principal distributions during the nine
                                          years beginning on the first Distribution Date. The actual yield to the holder of an Offered Certificate may not be
                                          equal to the yield anticipated at the time of purchase of
                                          the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total
                                          return on investment expected by the investor or the
                                          expected weighted average life of the Certificate may not be realized. These effects are summarized below. IN DECIDING
                                          WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR
                                          SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE
                                          PREPAYMENT ASSUMPTIONS TO BE USED.
                                          YIELD.  If an investor purchases an Offered Certificate at an amount equal to its unpaid principal balance (that is, at
                                          "par"), the effective yield to that investor (assuming that there are no interest shortfalls and assuming the full
                                          return of the investor's invested principal) will
                                          approximate the Pass-Through Rate on that Certificate. If an investor pays less or more than the unpaid principal balance of an Offered Certificate (that is, buys the Certificate at a "discount" or "premium," respectively), then, based on the assumptions set forth in the preceding sentence, the
                                          effective yield to the investor will be higher or lower,
                                          respectively, than the stated interest rate on the
                                          Certificate, because such discount or premium will be
                                          amortized over the life of the Certificate. Any deviation in the actual rate of prepayments on the Mortgage Loans from
                                          the rate assumed by the investor will affect the period of time over which, or the rate at which, the discount or
                                          premium will be amortized and, consequently, will change the investor's actual yield from that anticipated. The timing of receipt of prepayments may also affect the investor's actual yield. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES
                                          AT A DISCOUNT SHOULD CONSIDER THE RISK THAT A SLOWER THAN
                                          ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS
                                          WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH
                                          INVESTOR'S EXPECTED YIELD. AN INVESTOR THAT PURCHASES ANY
                                          OFFERED CERTIFICATES AT A PREMIUM, OR
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                                      S-29
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                                          THAT PURCHASES THE CLASS A-8 CERTIFICATES, WHICH HAVE NO
                                          PRINCIPAL BALANCE, SHOULD CONSIDER THE RISK THAT A FASTER
                                          THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE
                                          LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH
                                          INVESTOR'S EXPECTED YIELD AND SHOULD CONSIDER THE RISK THAT
                                          A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS
                                          COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY
                                          RECOVER ITS INITIAL INVESTMENT.
                                          The yield to investors in the Class A-8 Certificates, which have no principal balance, will be sensitive to both the
                                          timing of receipt of prepayments and the overall rate of
                                          prepayment on the Mortgage Loans. The yield to investors in the Class A-8 Certificates will also be highly sensitive to the level of LIBOR and relatively small increases in the
                                          level of LIBOR will have a material negative effect on the yield to investors in the Class A-8 Certificates. The
                                          particular sensitivity of the Class A-8 Certificates is
                                          separately displayed in the table appearing under the
                                          heading "Prepayment and Yield Considerations" in this Pro-
                                          spectus Supplement. INVESTORS IN THE CLASS A-8 CERTIFICATES
                                          SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL
                                          PAYMENTS ON THE MORTGAGE LOANS OR A HIGH RATE OF LIBOR COULD
                                          RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER
                                          THEIR INITIAL INVESTMENTS.
                                          REINVESTMENT RISK.  As stated above, if an Offered
                                          Certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the
                                          yield to maturity of that Certificate. However, the total
                                          return on any investor's investment, including an investor who purchases at par, will be reduced to the extent that
                                          principal distributions received on its Certificate cannot be reinvested at a rate as high as the stated interest rate of the Certificate. Investors in the Offered Certificates
                                          should consider the risk that rapid rates of prepayments on the Mortgage Loans may coincide with periods of low
                                          prevailing market interest rates. During periods of low
                                          prevailing market interest rates, mortgagors may be expected to prepay or refinance Mortgage Loans that carry interest
                                          rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal
                                          distributions available to an investor for reinvestment at such low prevailing interest rates may be relatively large.
                                          Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that
                                          mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions
                                          available to an investor for reinvestment at such high
                                          prevailing interest rates may be relatively small.
                                          WEIGHTED AVERAGE LIFE VOLATILITY.  One indication of the
                                          impact of varying prepayment speeds on a security is the
                                          change in its weighted average life. The "weighted average life" of an Offered Certificate (other than the Class A-8
                                          Certificates) is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. The
                                          weighted average life of a Class A-8 Certificate is the
                                          average amount of time that will elapse between the date of
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                                      S-30
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                                          issuance of the Series 1996-5 Certificates and the date on which each dollar in reduction of the principal balance of the Class A-7 Certificates (which balance corresponds to the notional amount of the Class A-8 Certificates) is
                                          distributed to the investors in the Class A-7 Certificates.
                                          Low rates of prepayment may result in the extension of the weighted average life of a Certificate; high rates, in the shortening of such weighted average life.
                                          In general, if the weighted average life of a Certificate
                                          purchased at par is extended beyond that initially
                                          anticipated, such Certificate's market value may be
                                          adversely affected even though the yield to maturity on the
                                          Certificate is unaffected.
                                          THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES WILL
                                          BE HIGHLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE
                                          MORTGAGE LOANS. AT RATES ABOVE CERTAIN PREPAYMENT LEVELS,
                                          PAYMENTS OF PRINCIPAL ALLOCATED TO THE CLASS A CERTIFICATES
                                          (OTHER THAN THE CLASS A-16 PO COMPONENT) IN EXCESS OF SUCH
                                          PREPAYMENT LEVELS WILL BE PAID TO HOLDERS OF SUCH COMPANION
                                          CERTIFICATES WHILE SUCH CERTIFICATES REMAIN OUTSTANDING
                                          PRIOR TO BEING PAID TO THE HOLDERS OF THE PAC CERTIFICATES
                                          AND THE CLASS A-16 CERTIFICATES WITH RESPECT TO THE CLASS
                                          A-16 PAC COMPONENT AND THE CLASS A-16 TAC COMPONENT.
                                          See "Prepayment and Yield Considerations" and "Description
                                          of the Certificates -- Principal (Including Prepayments) --
                                          Principal Payment Characteristics of the PAC Certificates,
                                          the Class A-16 PAC Component, the Class A-16 TAC Component
                                          and the Companion Certificates" in this Prospectus Supple-
                                          ment.
                                          The weighted average lives of the Offered Certificates,
                                          under various prepayment scenarios, are displayed in the
                                          tables appearing under the heading "Prepayment and Yield
                                          Considerations" in this Prospectus Supplement.
Federal Income Tax Status...............  For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits (the
                                          "Upper-Tier REMIC" and the "Lower-Tier REMIC,"
                                          respectively). The Class A-1, Class A-2, Class A-3, Class
                                          A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9,
                                          Class A-10, Class A-11, Class A-12, Class A-13, Class A-14,
                                          Class A-15 and Class A-17 Certificates, the Class A-16
                                          Accrual Component, the Class A-16 PAC Component, the Class
                                          A-16 TAC Component, the Class A-16 Accretion Directed
                                          Component, the Class A-16 IO Component, the Class A-16 PO
                                          Component, the Class M Certificates and the Class B-1, Class
                                          B-2, Class B-3, Class B-4 and Class B-5 Certificates will
                                          constitute "regular interests" in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates will constitute
                                          the "residual interest" in the Upper-Tier REMIC and
                                          Lower-Tier REMIC, respectively.
                                          The Regular Certificates (as defined herein) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Regular
                                          Certificates will be required to report income thereon in
                                          accordance with the accrual method of accounting. Although not free from doubt, it is anticipated that the Class A-8
                                          Certificates will be treated as issued with

                                          original issue discount in an amount equal to the excess of all distributions of interest expected to be received
                                          thereon over their issue price (including accrued interest).
                                          It is anticipated that the Class A-4 Certificates will be
                                          issued with original issue discount in an amount equal to
                                          the excess of their initial principal balances (plus five
                                          days of interest at the pass-through rate thereon) over
                                          their issue price (including accrued interest). It is also anticipated that the Class A-1, Class A-3, Class A-5, Class
                                          A-6, Class A-9, Class A-10, Class A-11, Class A-13 and Class
                                          A-17 Certificates will be issued at a premium and that the
                                          Class A-2, Class A-7, Class A-12, Class A-14, Class A-15,
                                          Class M, Class B-1, and Class B-2 Certificates will be
                                          issued with DE MINIMIS original issue discount for federal income tax purposes. It is further anticipated that the
                                          Class A-16, Class B-3, Class B-4 and Class B-5 Certificates,
                                          which are not offered hereby, will be issued with original issue discount for federal income tax purposes.
                                          Holders of the Class A-R and Class A-LR Certificates will be required to include the taxable income or loss of the
                                          Upper-Tier REMIC and Lower-Tier REMIC, respectively, in
                                          determining their federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the
                                          Class A-R and Class A-LR Certificateholders will be treated as "excess inclusion" income subject to special limitations for federal income tax purposes. AS A RESULT, THE EFFECTIVE
                                          AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR
                                          CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE
                                          CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED
                                          AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE. FURTHER,
                                          SIGNIFICANT RESTRICTIONS APPLY TO THE TRANSFER OF THE CLASS
                                          A-R AND CLASS A-LR CERTIFICATES. THE CLASS A-R AND CLASS
                                          A-LR CERTIFICATES WILL BE CONSIDERED "NONECONOMIC RESIDUAL
                                          INTERESTS," CERTAIN TRANSFERS OF WHICH MAY BE DISREGARDED
                                          FOR FEDERAL INCOME TAX PURPOSES.
                                          See "Description of the Certificates -- Restrictions on
                                          Transfer of the Class A-R, Class A-LR, Class M and Offered
                                          Class B Certificates" and "Federal Income Tax
                                          Considerations" in this Prospectus Supplement and "Certain
                                          Federal Income Tax Consequences -- Federal Income Tax
                                          Consequences for REMIC Certificates" in the Prospectus.
ERISA Considerations....................  A fiduciary of any employee benefit plan subject to the
                                          Employee Retirement Income Security Act of 1974, as amended
                                          ("ERISA"), or Section 4975 of the Internal Revenue Code of
                                          1986, as amended (the "Code"), or a governmental plan
                                          subject to any federal, state or local law ("Similar Law")
                                          which is, to a material extent, similar to the foregoing
                                          provisions of ERISA or the Code (collectively, a "Plan"),
                                          should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible
                                          under ERISA, the Code or Similar Law. BECAUSE THE CLASS M
                                          AND OFFERED CLASS B CERTIFICATES ARE SUBORDINATED TO THE
                                          CLASS A CERTIFICATES, THE CLASS M AND OFFERED CLASS B
                                          CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE
                                          HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUSTEE AND
                                          SELLER STATING EITHER (A) THAT

                                          THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BEHALF OF
                                          A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE
                                          OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT
                                          THE SOURCE OF FUNDS USED TO PURCHASE THE CLASS M OR OFFERED
                                          CLASS B CERTIFICATES IS AN "INSURANCE COMPANY GENERAL
                                          ACCOUNT" OR (II) AN OPINION OF COUNSEL AS DESCRIBED UNDER
                                          "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT
                                          RELATING TO THE OFFERING OF SUCH CERTIFICATES. THE CLASS A-R
                                          AND CLASS A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR
                                          TRANSFERRED TO A PLAN. See "ERISA Considerations" in this
                                          Prospectus Supplement and in the Prospectus.
Legal Investment........................  The Class A and Class M Certificates will constitute
                                          "mortgage related securities" for purposes of the Secondary
                                          Mortgage Market Enhancement Act of 1984 (the "Enhancement
                                          Act") so long as they are rated in one of the two highest
                                          rating categories by at least one nationally recognized
                                          statistical rating organization. As such, the Class A and
                                          Class M Certificates are legal investments for certain
                                          entities to the extent provided in the Enhancement Act.
                                          However, there are regulatory requirements and con-
                                          siderations applicable to regulated financial institutions and restrictions on the ability of such institutions to
                                          invest in certain types of mortgage rated securities. The
                                          Class B-1 and Class B-2 Certificates will not constitute
                                          "mortgage related securities" under the Enhancement Act. The appropriate characterization of the Class B-1 and Class B-2
                                          Certificates under various legal investment restrictions,
                                          and thus the ability of investors subject to these
                                          restrictions to purchase the Class B-1 and Class B-2
                                          Certificates, may be subject to significant interpretive
                                          uncertainties. Prospective purchasers of the Offered
                                          Certificates should consult their own legal, tax and
                                          accounting advisors in determining the suitability of and
                                          consequences to them of the purchase, ownership and
                                          disposition of the Offered Certificates. See "Legal
                                          Investment" in this Prospectus Supplement.

                                  RISK FACTORS

GENERAL

    The rate of distributions in reduction of the principal balance of any Subclass or Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Offered Certificates and the yield to maturity of any Subclass or Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate, and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations and warranties, optional purchase by the Seller of defaulted Mortgage Loans and optional purchase by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    An investor that purchases any Offered Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium, or that purchases any Class A-8 Certificates, which have no principal balance, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

    The yield to investors in the Class A-8 Certificates will also be highly sensitive to LIBOR and relatively small increases in LIBOR will have a material negative effect on the yield to investors in the Class A-8 Certificates. The particular sensitivity of the Class A-8 Certificates is separately displayed in the table appearing under the heading "Prepayment and Yield Considerations" in this Prospectus Supplement. INVESTORS IN THE CLASS A-8 CERTIFICATES SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR A HIGH RATE OF LIBOR COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Prepayment and Yield Considerations" herein.

SUBORDINATION

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of a Subclass of Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the Subclasses of Class B Certificates with lower numerical designations, all to the extent described herein under "Description of the Certificates -- Subordination of Class M and Class B Certificates."

BOOK-ENTRY SYSTEM FOR CERTAIN SUBCLASSES OF CLASS A CERTIFICATES

    Transactions in the Subclasses of Book-Entry Certificates generally can be effected only through DTC, DTC Participants and Indirect DTC Participants. The ability of a Beneficial Owner to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Beneficial Owners may experience delays in their receipt of payments. See "Risk Factors -- Book-Entry System for Certain Classes and Subclasses of Certificates" and "Description of the Certificates -- Book-Entry Form" in the Prospectus.

    See "Risk Factors" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

DENOMINATIONS

    The Offered Certificates, other than the Class A-8, Class A-12, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates, will be issued in minimum denominations of $25,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-8 Certificates will be issued in minimum denominations of $14,000,000 initial notional amount and integral multiples of $1,000 initial notional amount in excess thereof. The Class A-12, Class A-17, Class M, Class B-1 and Class B-2 Certificates will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-R Certificate and Class A-LR Certificate will each be issued as a single Certificate with a denomination of $100 initial principal balance.

DEFINITIVE FORM

    Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." The Class A-8, Class A-R, Class A-LR, Class M and Offered Class B Certificates will be issued as Definitive Certificates. Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trust Administrator or other paying agent directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY FORM

    Each Subclass of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates -- Book-Entry Form" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined under "Description of the Certificates -- Book-Entry Form" in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "Description of the Certificates -- Book-Entry Form" in the Prospectus.

DISTRIBUTIONS

    Distributions of interest and in reduction of principal balance to holders of each Subclass of Class A and Class B Certificates and the Class M Certificates will be made monthly, to the extent of each Subclass's or Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in November 1996. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "Record Date"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency appointed by the Trust Administrator and specified in the notice of final distribution in respect of such Certificate.

    The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans received by the Master Servicer, including without limitation any related insurance proceeds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made and (ii) all other amounts (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

        (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

        (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that represents any unreimbursed Periodic Advances of such Servicer;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee, (ii) the Master Servicing Fee and (iii) the Fixed Retained Yield, if any;

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all principal prepayments in full, all partial principal prepayments, all proceeds of any Mortgage Loans or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, including net Partial Liquidation Proceeds but excluding any Net Foreclosure Profits (as defined under "-- Additional Rights of the Class A-R and Class A-LR Certificateholders" below), and other unscheduled receipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Seller or amounts deposited by the Seller in the Certificate Account in connection with the substitution of a Mortgage Loan (collectively, "Unscheduled Principal Receipts") that were received by the Servicers after the Unscheduled Principal Receipt Period (as described under "Servicing of the Mortgage Loans -- Unscheduled Principal Receipts" below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

        (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller on or following the Due Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Due Date in the month in which such Distribution Date occurs;

        (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any Mortgaged Property that becomes owned by the Trustee which represents any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which represents unpaid Fixed Retained Yield, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances;

        (h) all amounts representing certain expenses reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

        (i) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Certificate Account;

         (j) Net Foreclosure Profits;

        (k) Month End Interest; and

        (l) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of the Class A or Class B Certificates or the Class M Certificates.

    The "Remittance Date" with respect to any Distribution Date and any Mortgage Loan serviced by an Other Servicer will be the 18th day of each month, or if any such day is not a business day, the preceding business day. The "Remittance Date" with respect to any Distribution Date and any Mortgage Loan serviced by Norwest Mortgage will, except as described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," be the 24th day of each month, or if any such day is not a business day, the preceding business day.

    "Partial Liquidation Proceeds" are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

    Each Servicer is required to deposit in the Certificate Account on the Remittance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans -- Custodial Accounts." The Master Servicer is required to remit to the Trust Administrator on or before the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "Description of the Certificates -- Periodic Advances," neither the Master Servicer nor the Trust Administrator is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

    On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes or Subclasses of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

      FIRST, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided, that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-16 Certificates by virtue of the Class A-16 Accrual Component pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component, as set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed;"

      SECOND, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts; provided, that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-16 Certificates by virtue of the Class A-16 Accrual Component pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component, as set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed;"

      THIRD, concurrently, to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), based on the Class A-Non PO Optimal Principal Amount, and the Class A-16 Certificates with respect to the Class A-16 PO Component, based on the Class A-16 PO Component Optimal Principal Amount, (A) to the Subclasses of Class A Certificates, (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed" and (B) to the Class A-16 Certificates with respect to the Class A-16 PO Component in an amount up to the Class A-16 PO Component Optimal Principal Amount;

      FOURTH, to the Class A-16 Certificates with respect to the Class A-16 PO Component in an amount up to the Class A-16 PO Component Deferred Amount, but only, first from amounts otherwise distributable (without regard to this priority) to the Subclasses of Class B Certificates pursuant to priorities FOURTEENTH clause (C), THIRTEENTH and TENTH of this Pool Distribution Amount Allocation and then from amounts otherwise distributable (without regard to this priority) to the Class M Certificates pursuant to priority SEVENTH of this Pool Distribution Amount Allocation;

      FIFTH, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

      SIXTH, to the Class M Certificates in an amount up to the sum of the previously unpaid Class M Interest Shortfall Amounts;

      SEVENTH, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable pursuant to this priority SEVENTH to the Class M Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority FOURTH;

      EIGHTH, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass with respect to such Distribution Date;

      NINTH, to the Class B-1 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

      TENTH, to the Class B-1 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority TENTH will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority FOURTH;

      ELEVENTH, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass with respect to such Distribution Date;

      TWELFTH, to the Class B-2 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

      THIRTEENTH, to the Class B-2 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority THIRTEENTH will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority FOURTH; and

      FOURTEENTH, sequentially, to the Class B-3, Class B-4 and Class B-5 Certificates so that each such Subclass shall receive (A) an amount up to its Class B Subclass Interest Accrual Amount with respect to such Distribution Date,
(B) then, an amount up to its previously unpaid Class B Subclass Interest Shortfall Amounts and (C) finally, an amount up to its Subclass B Optimal Principal Amount before any Subclasses of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority FOURTEENTH clause (C) to any Subclasses of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority FOURTH.

    The "Class A Non-PO Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIRST, SECOND and THIRD clause (A) of the Pool Distribution Amount Allocation set forth above.

    The "Class M Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIFTH through SEVENTH of the Pool Distribution Amount Allocation set forth above.

    The "Class B Subclass Distribution Amount" for any Distribution Date and the Class B-1 or Class B-2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities EIGHTH through TENTH of the Pool Distribution Amount Allocation set forth above with respect to the Class B-1 Certificates and priorities ELEVENTH through THIRTEENTH of the Pool Distribution Amount Allocation set forth above with respect to the Class B-2 Certificates.

    The undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Subclass or Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance (or initial notional amount in the case of the Class A-8 Certificates) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class.

INTEREST

    Interest will accrue on each Subclass of Class A Certificates (other than the Class A-7 and Class A-8 Certificates), the Class M Certificates and each Subclass of Class B Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on October 1, 1996. Interest which accrues on such Subclasses of Class A Certificates and Class B Certificates and on the Class M Certificates will be calculated on the assumption that distributions in reduction of the principal balances thereof on a Distribution Date are made on the first day of the month of such Distribution Date. Interest will accrue on the Class A-7 and Class A-8 Certificates during each one-month period commencing on the 25th day of each month and ending on the 24th day of the following month (each, a "LIBOR Based Interest Accrual Period"). The initial LIBOR Based Interest Accrual Period will commence on October 25, 1996. Interest on each Subclass of Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    The amount of interest that will accrue on each Subclass of Class A Certificates during each Regular Interest Accrual Period or each LIBOR Based Interest Accrual Period, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Class A Certificates, other than the Class A-16 Certificates, will equal the difference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass or, in the case of the Class A-8 Certificates, the outstanding Class A-8 Notional Amount, and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to such Subclass on or after the Cross-Over Date. The pass-through rate for each Subclass of Class A Certificates (other than the Class A-16 Certificates) (the "Pass-Through Rate") is the percentage set forth on the cover of this Prospectus Supplement or, in the case of the Class A-7 and Class A-8 Certificates, is the percentage determined as described below.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-7 Certificates will be 6.1375% per annum. During each subsequent LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-7 Certificates will be a per annum rate, determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, (each, a "Rate Determination Date"), equal to the lesser of (i) 0.70% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits ("LIBOR") prevailing on such Rate Determination Date, determined as described below under "--Determination of LIBOR" and (ii) 9.00%.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-8 Certificates will be 2.8625% per annum. During each subsequent LIBOR Based Interest Accrual Period, interest will accrue on the Class A-8 Notional Amount of the Class A-8 Certificates at a per annum rate, subject to a minimum rate of 0.00% and a maximum of 8.30%, equal to 8.30% minus LIBOR, as determined on the applicable Rate Determination Date. As a result of this calculation, an increase in LIBOR will produce reduced interest rates (subject to the minimum rate) for the Class A-8 Certificates, while a decrease in LIBOR will produce increased interest rates (subject to the maximum rate) for the Class A-8 Certificates.

    The yields to investors in the Class A-7 and Class A-8 Certificates will be affected by changes in LIBOR. An increase in LIBOR may have little or no correlation to prevailing mortgage loan interest rates. It is possible that lower prevailing mortgage loan interest rates (which might be expected to result in faster prepayments) could occur concurrently with an increase in LIBOR. Conversely, it is possible that higher prevailing mortgage loan interest rates (which might be expected to result in slower prepayments) could occur concurrently with a decrease in LIBOR. See "Prepayment and Yield Considerations" herein and in the Prospectus.

    The Class A-8 Certificates are interest-only certificates and have no principal balance. The "Class A-8 Notional Amount" with respect to each Distribution Date will be equal to the Class A Subclass Principal Balance of the Class A-7 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class A Subclass Principal Balance of the Class A-7 Certificates will result in a corresponding reduction in the Class A-8 Notional Amount. See "--Principal (Including Prepayments)" and "--Subordination of Class M and Class B Certificates--Allocation of Losses" herein. The Class A-8 Notional Amount with respect to the first Distribution Date will be approximately $40,568,000.

    The Class A Subclass Interest Accrual Amount for the Class A-16 Certificates will equal the sum of the Component Interest Accrual Amounts for the Class A-16 Accrual Component, Class A-16 PAC Component, Class A-16 TAC Component, Class A-16 Accretion Directed Component and Class A-16 IO Component. The amount of interest that will accrue on each such Component during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Component, is referred to herein as the "Component Interest Accrual Amount" for such Component. The component rate for each Component (other than the Class A-16 PO Component) (the "Component Rate") is the percentage set forth on page S-11 hereof.

    The Component Interest Accrual Amount for each Component (other than the Class A-16 PO Component) during each Regular Interest Accrual Period will equal the difference between (a) the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance of such Component or, in the case of the Class A-16 IO Component, the outstanding Class A-16 IO Notional Amount and (b) the sum of such Component's pro rata share based on interest accrued of (i) any Non-Supported Interest Shortfall allocable to the Class A-16 Certificates, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class A-16 Certificates and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to the Class A-16 Certificates on or after the Cross-Over Date.

    The Class A-16 IO Component is an interest-only Component and has no principal balance. The "Class A-16 IO Notional Amount" with respect to each Distribution Date will be equal to the product of (i) approximately 28.77% and
(ii) the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-6 Certificates will result in a reduction in the Class A-16 IO Notional Amount. See "-- Principal (Including Prepayments)" and "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein. The Class A-16 IO Notional Amount with respect to the first Distribution Date will be approximately $39,573,000.

    No interest will accrue on the Class A-16 PO Component of the Class A-16 Certificates.

    The amount of interest that will accrue on the Class M Certificates during each Regular Interest Accrual Period, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount will equal the difference between
(a) the product of (i) 1/12th of 8.00% and (ii) the outstanding Class M Principal Balance and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

    The amount of interest that will accrue on each Subclass of Class B Certificates during each Regular Interest Accrual Period, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class B Subclass Interest Accrual Amount." The Class B Subclass Interest Accrual Amount will equal the difference between (a) the product of (i) 1/12th of 8.00% and
(ii) the outstanding Class B Subclass Principal Balance and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass.

    The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates (other than the Class A-8 and Class A-16 Certificates) as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates, less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass's pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates (other than the Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 PO Component) on the basis of their then-outstanding Class A Subclass Principal Balances or Component Principal Balances or, in the case of the Class A-16 Accrual Component, its initial Component Principal Balance, if lower, immediately prior to the preceding Distribution Date.

    The Class A Subclass Principal Balance of the Class A-16 Certificates as of any Determination Date will be equal to the sum of the Component Principal Balances of the Class 16 Accrual Component, the Class A-16 PAC Component, the Class A-16 TAC Component, the Class A-16 Accretion Directed Component and the Class A-16 PO Component.

    The "Component Principal Balance" of each Component (other than the Class A-16 PO Component) as of any Determination Date will be the principal balance of such Component on the date of initial issuance of the Class A Certificates plus, in the case of the Class A-16 Accrual Component, the Class A-16 Accrual Component Distribution Amounts, as described under "-- Principal (Including Prepayments)" below, previously added to the Component Principal Balance of the Class A-16 Accrual Component, less (i) all amounts previously distributed to holders of the Class A-16 Certificates in reduction of the principal balance of such Component and (ii) such Component's pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Component Principal Balance of each Component may be subject to further reduction in an amount equal to such Component's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and
(ii) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. Any pro rata allocation described in this paragraph will be made among the Subclasses of Class A Certificates (other than the Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 PO Component) on the basis of their then-outstanding Class A Subclass Principal Balances or Component Principal Balances or, in the case of the Class A-16 Accrual Component, its initial Component Principal Balance, if lower, immediately prior to the preceding Distribution Date.

    The "Component Principal Balance" of the Class A-16 PO Component as of any Determination Date will be the principal balance of such Component on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to the holders of the Class A-16 Certificates in respect of the Class A-16 PO Component pursuant to priorities THIRD clause (B) and FOURTH of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Class A-16 PO Component in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Component Principal Balance of the Class A-16 PO Component will be subject to further reduction in an amount equal to the excess, if any, of (a) the Component Principal Balance of the Class A-16 PO Component as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

    The "Class A Non-PO Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A-16 Certificates) and the Component Principal Balances of the Class A-16 Components (other than the Class A-16 PO Component) as of such date.

    The "Class M Principal Balance" as of any Determination Date will be the lesser of (a) the principal balance of the Class M Certificates on the date of initial issuance of the Class M Certificates less (i) all amounts previously distributed to holders of the Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of the Class M Certificates in the manner described herein under "-- Subordination of Class M and Class B
Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Non-PO Principal Balance and (ii) the Component Principal Balance of the Class A-16 PO Component, each as of such Determination Date.

    The "Class B Subclass Principal Balance" of a Subclass of Class B Certificates as of any Determination Date will be the lesser of (a) the principal balance of such Subclass on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Subclass in reduction of the principal balance thereof and (ii) the principal portion of Excess Special

Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of such Subclass in the manner described under "-- Subordination of Class M and Class B
Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Non-PO Principal Balance, (ii) the Component Principal Balance of the Class A-16 PO Component,
(iii) the Class M Principal Balance and (iv) the Class B Subclass Principal Balances of the Subclasses of Class B Certificates with lower numerical designations, each as of such Determination Date.

    The "Class B Principal Balance" as of any date will be equal to the sum of the Class B Subclass Principal Balances of the Subclasses of Class B Certificates as of such date.

    With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1996-5 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

    With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of
(i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1996-5 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

    The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Servicing Fee Rate of 0.25% per annum, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Servicing of the Mortgage Loans -- Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

    When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayments in Full") are referred to herein as "Prepayment Interest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trust Administrator for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing Fees) an amount (such amount, "Compensating Interest") equal to the lesser of (i) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the Pool Scheduled Principal Balance for such Distribution Date and (Y) the Available Master Servicing Compensation for such Distribution Date.

    The "Available Master Servicing Compensation" for any Distribution Date will be equal to the sum of (a) the Master Servicing Fee for such Distribution Date,
(b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and deposited in the Certificate Account (which amount of interest with respect to Prepayments in Full on the Mortgage Loans serviced by Norwest Mortgage is expected to be zero unless the Remittance Date for such Mortgage Loans changes as described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing") and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by Norwest Mortgage, "Month End Interest" for each Distribution Date will be equal to the lesser of (i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by Norwest Mortgage and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans serviced by Norwest Mortgage. With respect to the Mortgage Loans serviced by each Other Servicer, "Month End Interest" for each Distribution Date will be equal to the lesser of (i) the sum of the aggregate Prepayment Interest Shortfalls and aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer and (ii) the sum of (X) the product of 1/12th of 0.25% and the aggregate scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans serviced by such Other Servicer and
(Y) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date (other than with respect to the Mortgage Loans serviced by Countrywide Home Loans, Inc.). As described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," any or all of the Servicers may be required to begin to remit to the Master Servicer Unscheduled Principal Receipts in full for deposit into the Certificate Account daily on a specified business day following receipt thereof which will generally result in a deposit earlier than on the following Remittance Date and, in conjunction therewith, may be relieved of its obligation to remit Month End Interest. Any such change may have an impact on the amount of Compensating Interest by increasing the amount described in clause (b) of the definition of Available Master Servicing Compensation and decreasing the amount described in clause (c) of the definition thereof. No assurance can be given as to the timing of any such changes or that any such changes will occur.

    As to any Distribution Date, Prepayment Interest Shortfalls to the extent that they exceed Compensating Interest are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the then-outstanding Class A Non-PO Principal Balance by the sum of the then-outstanding Class A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance, (ii) the Class M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance and (iii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the sum of the then-outstanding Class A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance. Such allocation of the Non-Supported Interest Shortfall will reduce the amount of interest due to be distributed to holders of the Class A Certificates then entitled to distributions in respect of interest or, in the case of the Class A-16 Certificates with respect to the Class A-16 Accrual Component prior to the Accretion Termination Date, will reduce the amount of interest accrued on and then added to the Component Principal Balance thereof. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the holders of the Class M Certificates and the Class B Certificates. Any such reduction in respect of interest allocated to the Class A Certificates or Class B Certificates will be allocated among such Subclasses of Class A or Class B Certificates, as the case may be, pro rata on the basis of their respective Class A Subclass Interest Accrual Amount or Class B Subclass Interest Accrual Amount, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any Non-Supported Interest Shortfall allocated to the Class A-16 Certificates will be allocated among the Class A-16 Components (other than the Class A-16 PO Component) pro rata on the basis of their respective Component Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

    Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled

Principal Receipts with respect to the Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Subclasses of Class B Certificates in reverse numerical order, second by the Class M Certificates and then pro rata by the Class A Certificates based on interest accrued. See "Description of the Certificates -- Subordination of Class M and Class B Certificates" herein. After the Cross-Over Date all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates.

    The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A, Class M and Class B Certificates pro rata based on the interest accrued on each such Class and among the Subclasses of Class A Certificates or Class B Certificates, as the case may be, pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts or Class B Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any amount allocated to the Class A-16 Certificates will be allocated among the Class A-16 Components (other than the Class A-16 PO Component) pro rata on the basis of their respective Component Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

    Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Subclasses of Class B Certificates in reverse numerical order and then to the Class M Certificates will result from the priority of distributions first to the holders of the Class A Certificates, second to the holders of the Class M Certificates and finally to holders of the Subclasses of Class B Certificates in numerical order of the Pool Distribution Amount as described above under "Description of the Certificates -- Distributions."

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass's Class A Subclass Interest Accrual Amount. On each Distribution Date, interest in an amount equal to the Component Interest Accrual Amount of the Class A-16 Accrual Component will accrue thereon, but such amount will not be distributed as interest to the Class A-16 Certificates with respect to the Class A-16 Accrual Component until the Accretion Termination Date. Prior to such time, an amount equal to the Component Interest Accrual Amount for the Class A-16 Accrual Component will instead be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component, as described under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed" below, and the Component Principal Balance of the Class A-16 Accrual Component will be increased by a corresponding amount. The "Accretion Termination Date" will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component has been reduced to zero or (ii) the Cross-Over Date.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, the amount of interest currently distributed on the Class A Certificates will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates pro rata in accordance with each such Subclass's Class A Subclass Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates with the exception of the Class A-16 Certificates with respect to the Class A-16 Accrual Component prior to the Accretion Termination Date. In the case of the Class A-16 Accrual Component prior to the Accretion Termination Date, amounts so allocated will be added to the Component Principal Balance of the Class A-16 Accrual Component and distributed to the Accretion Directed Certificates, the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component as described under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed" below. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates or, in the case of the Class A-16 Certificates with respect to the Class A-16 Accrual Component prior to the Accretion Termination Date, accrued on and added to the Component Principal Balance thereof, and the Class A Subclass Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Subclass, but only so long as it is outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. The Class A Subclass Interest Shortfall Amount of the Class A-16 Certificates with respect to any Distribution Date will be allocated among the Components of the Class A-16 Certificates (other than the Class A-16 PO Component) based on their Component Interest Accrual Amounts (such shortfall allocated to any Class A-16 Component, the "Component Interest Shortfall Amount"). No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts. In the event that on any Distribution Date prior to the Accretion Termination Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, resulting in Class A Subclass Interest Shortfall Amounts, as described above, an amount equal to the Class A-16 Accrual Component Distribution Amount would be distributed to the Accretion Directed Certificates, the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component in reduction of their Class A Subclass Principal Balance and Component Principal Balances, notwithstanding that the holders of the Class A Certificates of the Subclasses then entitled to receive distributions of interest have received less than their respective Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates pro rata in accordance with their respective unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date. Any amount allocated to the Class A-16 Certificates will be allocated among the Components of the Class A-16 Certificates (other than the Class A-16 PO Component) based on their unpaid Component Interest Shortfall Amounts. Prior to the Accretion Termination Date, the amount so allocated to the Class A-16 Accrual Component will not be distributed as interest to the holders of the Class A-16 Certificates, but instead will be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component, and the Component Principal Balance of the Class A-16 Accrual Component will be increased by a corresponding amount.

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to the Subclasses of Class A Certificates, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to the Subclasses of Class A Certificates and
(iii) the Class A Non-PO Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Non-PO Optimal Amount"), (B) the Class A-16 PO Optimal Principal Amount (collectively with the amount described in clause (A), the "Class A Optimal Amount") and (C) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class M Certificates will equal the Class M Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class A Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates will equal the Pool Distribution Amount minus the amounts distributed to the Class A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the Class M Certificates, but only so long as they are outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

    Subject to the payment of any Class A-16 PO Component Deferred Amount, on each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class M Certificates. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount, (ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

    Each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Class B Subclass Interest Accrual Amount for a particular Subclass of Class B Certificates and (ii) all amounts senior in priority to such Class B Subclass Interest Accrual Amount as set forth in the Pool Distribution Amount Allocation, the distribution in respect of current interest to such Subclass of Class B Certificates will equal such Subclass's Class B Subclass Interest Accrual Amount.

    If on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class B Subclass Interest Accrual Amount for a particular Subclass of Class B Certificates and (ii) all amounts senior in priority to such Class B Subclass Interest Accrual Amount based on the priorities in the Pool Distribution Amount Allocation, the amount of current interest distributed on such Subclass of Class B Certificates will equal the Pool Distribution Amount less all amounts senior in priority to such Class B Subclass Interest Accrual Amount as set forth in the Pool Distribution Amount Allocation. Any difference between the amount distributed in respect of current interest to such Subclass of Class B Certificates and the Class B Subclass Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to such Subclass, the "Class B Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent the Pool Distribution Amount is sufficient therefor. No interest will accrue on such Class B Subclass Interest Shortfall Amount.

    For a particular Subclass of Class B Certificates, subject to the payment of any Class A-16 PO Component Deferred Amount, on each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Optimal Amount, the Class M Optimal Amount, the Subclass B Optimal Amount for each Subclass of Class B Certificates with a lower numerical designation and the Class B Subclass Interest Accrual Amount for such Subclass, any excess will be allocated first to pay previously unpaid Class B Subclass Interest Shortfall Amounts of such Subclass and then to make distributions in respect of principal on such Subclass. With respect to each Distribution Date, the "Subclass B Optimal Amount" for any Subclass of Class B Certificates will equal the sum of (i) the Class B Subclass Interest Accrual Amount, (ii) the unpaid Class B Subclass Interest Shortfall Amounts and (iii) the Subclass B Optimal Principal Amount.

    On any Distribution Date on which the Pool Distribution Amount is less than the Class A Optimal Amount, the Class M Certificates and the Subclasses of Class B Certificates will not be entitled to any distributions of interest or principal.

DETERMINATION OF LIBOR

    On each Rate Determination Date, the Trust Administrator will determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks, as such quotations are provided to the Trust Administrator as of 11:00 a.m. (London time) on such Rate Determination Date. As used herein with respect to a Rate Determination Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and (iii) which have been designated as such by the Trust Administrator and are able and willing to provide such quotations to the Trust Administrator on each Rate Determination Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations of major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trust Administrator may, in its sole discretion, designate an alternative Reference Bank.

    On each Rate Determination Date, LIBOR for the next succeeding LIBOR Based Interest Accrual Period will be established by the Trust Administrator as follows:

    (i) If on any Rate Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next LIBOR Based Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

    (ii) If on any Rate Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next LIBOR Based Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

    (iii) If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next LIBOR Based Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.4375%.

    The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to the Class A-7 and Class A-8 Certificates for the relevant LIBOR Based Interest Accrual Period, in the absence of manifest error, will be final and binding. Such Pass-Through Rates may be obtained by telephoning the Trust Administrator at 704-386-3705.

PRINCIPAL (INCLUDING PREPAYMENTS)

    The principal balance of a Class A or Class B Certificate of any Subclass (other than the Class A-8 Certificates) or of any Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance or Class B Subclass Principal Balance of such Subclass or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate (other than interest added to the Component Principal Balance of the Class A-16 Accrual Component), such Class M Certificate or such Class B Certificate and (ii) in the case of the Class A-R and Class A-LR Certificate, any additional amounts to which the holder of such Certificate may be entitled as described below under "-- Additional Rights of the Class A-R and Class A-LR Certificateholder") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Subclass Principal Balance or Class B Subclass Principal Balance of each Subclass of Class A Certificates (other than the Class A-8 and Class A-16 Certificates) and Offered Class B Certificates and the approximate initial Class M Principal Balance are set forth on the cover of this Prospectus Supplement. The Class A-8 Certificates will have no Class A Subclass Principal Balance. The approximate inital Class A Subclass Principal Balance of the Class A-16 Certificates is expected to be approximately $67,912,430.

    CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES

    Distributions in reduction of the principal balance of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) will be made on each Distribution Date pursuant to priority THIRD clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount. The "Class A Non-PO Principal Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the Class A-16 Accrual Component Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

    The "Class A-16 Accrual Component Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the portion, if any, of current interest allocated but not distributed with respect to the Class A-16 Accrual Component on such Distribution Date in accordance with priority FIRST of the Pool Distribution Amount Allocation and (ii) the portion, if any, of the unpaid Class A Interest Shortfall Amount allocated but not distributed with respect to the Class A-16 Accrual Component on such Distribution Date in accordance with priority SECOND of the Pool Distribution Amount Allocation.

    The "Class A Non-PO Principal Amount" with respect to any Distribution Date will be equal to the amount distributed pursuant to priority THIRD clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

    The "Class A Non-PO Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the Class A Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

   (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

   (iv) the Class A Percentage of the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of Class A

Certificates, for so long as its principal balance has not been reduced to zero, will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

    The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by 8.00%.

    The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding such Distribution Date.

    A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "The Trust Estates -- Mortgage Loans -- Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator, the Master Servicer or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or Deficient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

    The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Non-PO Portion). The "Pool Balance (Non-PO Portion)" is the sum for each outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date. The Class A Percentage for the first Distribution Date will be approximately 93.95%. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) and will increase as a result of the allocation of Realized Losses to the Class M and Class B Certificates. The Class A Percentage for each Distribution Date occurring after the Cross-Over Date will be 100%.

    The "Class A Prepayment Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                                      CLASS A PREPAYMENT PERCENTAGE
-------------------------------------------------  ---------------------------------------------------------------
November 1996 through October 2001...............  100%;
November 2001 through October 2002...............  the Class A Percentage, plus 70% of the Subordinated
                                                    Percentage;
November 2002 through October 2003...............  the Class A Percentage, plus 60% of the Subordinated
                                                    Percentage;
November 2003 through October 2004...............  the Class A Percentage, plus 40% of the Subordinated
                                                    Percentage;
November 2004 through October 2005...............  the Class A Percentage, plus 20% of the Subordinated
                                                    Percentage; and
November 2005 and thereafter.....................  the Class A Percentage;

    PROVIDED, HOWEVER, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the sum of the then-outstanding Class M Principal Balance and the then-outstanding Class B Principal Balance, or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance") indicated below:

                                                                                          PERCENTAGE OF ORIGINAL
DISTRIBUTION DATE OCCURRING IN                                                        SUBORDINATED PRINCIPAL BALANCE
-----------------------------------------------------------------------------------  ---------------------------------
November 2001 through October 2002.................................................                    30%
November 2002 through October 2003.................................................                    35%
November 2003 through October 2004.................................................                    40%
November 2004 through October 2005.................................................                    45%
November 2005 and thereafter.......................................................                    50%

    This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. Increasing the respective interest of the Class M and Class B Certificates relative to that of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) is intended to preserve the availability of the subordination provided by the Class M and Class B Certificates. See "-- Subordination of Class M and Class B Certificates" below. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Non-PO Principal Balance to zero.

    CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A-16 PO COMPONENT

    Distributions in reduction of the Component Principal Balance of the Class A-16 PO Component will be made on each Distribution Date in an aggregate amount equal to the Class A-16 PO Component Distribution Amount. The "Class A-16 PO Component Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority THIRD clause
(B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-16 PO Component Optimal Principal Amount and (ii) the amount distributed pursuant to priority FOURTH of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-16 PO Component Deferred Amount.

    The "Class A-16 PO Component Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

   (iii) the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

   (iv) the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Prospectus.

    The "Class A-16 PO Component Deferred Amount" for any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of
(i) the amount by which the Class A-16 PO Component Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed to the Class A-16 Certificates in respect of the Class A-16 PO Component on such prior Distribution Dates pursuant to priority THIRD, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class A-16 PO Component as described in "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-16 PO Component on prior Distribution Dates pursuant to priority FOURTH of the Pool

Distribution Amount Allocation. On or after the Cross-Over Date, the Class A-16 PO Component Deferred Amount will be zero. No interest will accrue on any Class A-16 PO Component Deferred Amount.

    The "PO Fraction" with respect to any Discount Mortgage Loan will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan will be zero.

    The "Pool Balance (PO Portion)" is the sum for each Discount Mortgage Loan of the product of the Scheduled Principal Balance of such Discount Mortgage Loan and the PO Fraction for such Discount Mortgage Loan.

    CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M AND CLASS B CERTIFICATES

    Distributions in reduction of the principal balance of the Class M Certificates will be made on each Distribution Date, pursuant to priority SEVENTH of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount") up to the Class M Optimal Principal Amount.

    The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the Class M Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

   (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

   (iv) the Class M Percentage of the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

    Distributions in reduction of the principal balances of the Class B-1 and Class B-2 Certificates will be made on each Distribution Date, pursuant to priorities TENTH and THIRTEENTH, respectively, of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Subclass (the "Class B-1 Principal Distribution Amount" and "Class B-2 Principal Distribution Amount," respectively) up to the Subclass B Optimal Principal Amount for such Subclass.

    The "Subclass B Optimal Principal Amount" for a particular Subclass of Class B Certificates with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage

Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the Subclass B Percentage for such Subclass of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) the Subclass B Prepayment Percentage for such Subclass of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

   (iii) the Subclass B Prepayment Percentage for such Subclass of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

   (iv) the Subclass B Percentage for such Subclass of the excess of the unpaid principal balance of any defective Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

    The principal distribution to the holders of Class M Certificates or a Subclass of Class B Certificates will be reduced on any Distribution Date on which (i) the principal balance of the Class M Certificates or such Subclass of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the principal balance of any Class A Certificates, and in the case of a Subclass of Class B Certificates, the principal balances of the Class M Certificates or any Subclass of Class B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses). The amount of any such reduction in the principal distributed to the holders of Class M Certificates or such Subclass of Class B Certificates will instead be distributed pro rata to the holders of any Subclass (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) and Class senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates or any Subclass of Class B Certificates, the Class M Certificates or such Subclass, for so long as the principal balance of such Class or Subclass has not been reduced to zero, will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance or Class B Subclass Principal Balance was reduced as a result of such Realized Loss.

    The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if any of the Subclasses of the Class B Certificates are entitled to principal distributions for such Distribution Date as described below, the Class B Subclass Principal Balances of the Subclasses entitled to principal distributions.

    The "Subclass B Percentage" and "Subclass B Prepayment Percentage" for a Subclass of Class B Certificates will equal the portion of the Subordinated Percentage and Subordinated Prepayment

Percentage, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Class B Subclass Principal Balance for such Subclass of Class B Certificates and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Subclasses entitled to principal distributions for such Distribution Date as described below. In the event that a Subclass of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Subclass B Percentage and Subclass B Prepayment Percentage for such Subclass will both be 0% with respect to such Distribution Date.

    In the event that on any Distribution Date, the Current Class M Fractional Interest is less than the Original Class M Fractional Interest, then the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances thereof will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinated Percentage and the Subordinated Prepayment Percentage, respectively. In the event that the Current Class M Fractional Interest equals or exceeds the Original Class M Fractional Interest but the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentage for the Class B-1 Certificates and the Subclass B Prepayment Percentage for the Class B-1 Certificates for such Distribution Date. In the event that each of the Current Class M Fractional Interest and the Current Class B-1 Fractional Interest equals or exceeds the Original Class M Fractional Interest and the Original Class B-1 Fractional Interest, respectively, but the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest, the Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numerical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certificates with lower numerical designations for such Distribution Date. In the event that each of the Current Class M Fractional Interest, the Current Class B-1 Fractional Interest and the Current Class B-2 Fractional Interest equals or exceeds the Original Class M Fractional Interest, the Original Class B-1 Fractional Interest and the Original Class B-2 Fractional Interest, respectively, but the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest, the Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numerical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certificates with lower numerical designations for such Distribution Date. In the event that each of the Current Class M Fractional Interest, the Current Class B-1 Fractional Interest, the Current Class B-2 Fractional Interest and the Current Class B-3 Fractional Interest equals or exceeds the Original Class M Fractional Interest, the Original Class B-1 Fractional Interest, the Original Class B-2 Fractional Interest and the Original Class B-3 Fractional Interest, respectively, but the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest, the Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balance of such Subclass will not be used to determine the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numerical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certificates with lower numerical designations for such Distribution Date. The Class B-5 Certificates will not have original or current fractional interests which are required to be maintained as described above.

    The "Original Class M Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and

Class B-5 Certificates by the sum of the initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class M Fractional Interest is expected to be approximately 3.78%. The "Current Class M Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-1 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-1 Fractional Interest is expected to be approximately 2.27%. The "Current Class B-1 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-2 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-2 Fractional Interest is expected to be approximately 1.26%. The "Current Class B-2 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-3 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-3 Fractional Interest is expected to be approximately 0.76%. The "Current Class B-3 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-4 Fractional Interest" is the percentage obtained by dividing the initial Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-4 Fractional Interest is expected to be approximately 0.50%. The "Current Class B-4 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the then-outstanding Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

  ALLOCATION OF AMOUNT TO BE DISTRIBUTED

    The Class A-8 Certificates are interest-only Certificates and are not entitled to distributions of principal.

    On each Distribution Date occurring prior to the Accretion Termination Date, an amount equal to the Class A-16 Accrual Component Distribution Amount, if any, for such Distribution Date will be allocated first, concurrently, to the Class A-13 Certificates and the Class A-16 Accretion Directed Component, pro rata, until the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component have been reduced to zero and then to the Class A-16 Accrual Component until the Component Principal Balance thereof has been reduced to zero.

    On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 IO Component and the Class A-16 PO Component) as follows:

    FIRST, to the Class A-17 Certificates, up to the Class A-17 Priority Amount;

    SECOND, concurrently to the Class A-R and Class A-LR Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

    THIRD, concurrently as follows, until the Class A Subclass Principal Balance of the Class A-1 Certificates has been reduced to zero:

    (i) approximately 43.92315530501% to the Class A-1 Certificates;

    (ii) approximately 3.17960886362% to the Class A-3 Certificates;

   (iii) approximately 5.27278775782% to the Class A-5 Certificates;

   (iv) approximately 4.89740216537% to the Class A-6 Certificates;

    (v) approximately 15.33599467731% to the Class A-7 Certificates;

   (vi) approximately 27.39105123087%, sequentially, as follows:

        (a) concurrently, approximately 84.2105263158% to the Class A-9 Certificates and approximately 15.7894736842% to the Class A-16 PAC Component, up to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 Certificates has been reduced to approximately $5,553,000 and the Component Principal Balance of the Class A-16 PAC Component has been reduced to approximately $3,823,000;

        (b) concurrently, approximately 51.7279925478% to the Class A-9 Certificates, approximately 32.4825337680% to the Class A-10 Certificates and approximately 15.7894736842% to the Class A-16 PAC Component, until the Class A-9 and Class A-10 Certificates have received their PAC Principal Amounts for such Distribution Date;

        (c) concurrently, to the Class A-11 Certificates and the Class A-16 PAC Component, pro rata, up to their respective PAC Principal Amounts for such Distribution Date;

        (d) to the Class A-16 TAC Component, up to its TAC Principal Amount with respect to such Distribution Date;

        (e) to the Class A-12 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

        (f) to the Class A-16 TAC Component, without regard to its TAC Principal Amount and until the Component Principal Balance thereof has been reduced to zero;

        (g) concurrently, approximately 84.2105263158% to the Class A-9 Certificates and approximately 15.7894736842% to the Class A-16 PAC Component, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 Certificates has been reduced to approximately $5,553,000 and the Component Principal Balance of the Class A-16 PAC Component has been reduced to approximately $3,823,000;

        (h) concurrently, approximately 51.7279925478% to the Class A-9 Certificates, approximately 32.4825337680% to the Class A-10 Certificates and approximately 15.7894736842% to the Class A-16 PAC Component without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 and Class A-10 Certificates have been reduced to zero;

        (i) concurrently, to the Class A-11 Certificates and the Class A-16 PAC Component, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component have been reduced to zero;

    FOURTH, concurrently as follows, until the Class A Subclass Principal Balances of the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero:

    (i) approximately 43.92315530501% to the Class A-2 Certificates;

    (ii) approximately 3.17960886362% to the Class A-3 Certificates;

   (iii) approximately 5.27278775782% to the Class A-5 Certificates;

   (iv) approximately 4.89740216537% to the Class A-6 Certificates;

    (v) approximately 15.33599467731% to the Class A-7 Certificates;

   (vi) approximately 27.39105123087%, sequentially, in accordance with the priorities and proportions set forth in clause THIRD (vi)(a) through (i) above.

    FIFTH, concurrently as follows, until the Class A Subclass Principal Balances of the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates have been reduced to zero:

    (i) approximately 47.10276416863% to the Class A-4 Certificates;

    (ii) approximately 5.27278775782% to the Class A-5 Certificates;

   (iii) approximately 4.89740216537% to the Class A-6 Certificates;

   (iv) approximately 15.33599467731% to the Class A-7 Certificates;

    (v) approximately 27.39105123087%, sequentially, in accordance with the priorities and proportions set forth in clause THIRD (vi)(a) through (i) above.

    SIXTH, concurrently as follows, until the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component have been reduced to zero:

    (i) approximately 42.5223305231% to the Class A-13 Certificates;

    (ii) approximately 19.4565455856% to the Class A-14 Certificates;

   (iii) approximately 10.6305826308% to the Class A-16 Accretion Directed Component;

   (iv) approximately 27.3905412605%, sequentially, in accordance with the priorities and proportions set forth in clause THIRD (vi)(a) through (i) above.

    SEVENTH, concurrently as follows:

    (i) approximately 19.4565455856% to the Class A-14 Certificates, until the Class A Subclass Principal Balance hereof has been reduced to zero;

    (ii) approximately 53.1529131539% to the Class A-16 Accrual Component, until the Component Principal Balance thereof has been reduced to zero;

   (iii) approximately 27.3905412605%, sequentially, in accordance with the priorities and proportions set forth in clause THIRD (vi)(a) through
         (i) above.

    EIGHTH, to the Class A-15 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero; and

    NINTH, to the Class A-17 Certificates, without regard to the Class A-17 Priority Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero.

    The "Class A-17 Priority Amount" for any Distribution Date means the lesser of (i) the Class A Subclass Principal Balance of the Class A-17 Certificates and
(ii) the sum of (A) the product of (1) the Class A-17 Percentage, (2) the Class A-17 Scheduled Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Class A-17 Percentage, (2) the Class A-17 Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

    The "Class A-17 Percentage" means the Class A Subclass Principal Balance of the Class A-17 Certificates divided by the Pool Balance (Non-PO Portion).

    The "Class A-17 Scheduled Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN:                                                      CLASS A-17 SCHEDULED PERCENTAGE
----------------------------------------------------------------------------------  ---------------------------------
November 1996 through October 2001................................................                      0%
November 2001 and thereafter......................................................                    100%

    The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount" on page S-49, but without that amount being multiplied by the Class A Percentage.

    The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" on page S-49, but without that amount being multiplied by the Class A Prepayment Percentage.

    The "Class A-17 Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                                   CLASS A-17 PREPAYMENT SHIFT
DISTRIBUTION DATE OCCURRING IN                                                             PERCENTAGE
----------------------------------------------------------------------------  -------------------------------------
November 1996 through October 2001..........................................                       0%
November 2001 through October 2002..........................................                      30%
November 2002 through October 2003..........................................                      40%
November 2003 through October 2004..........................................                      60%
November 2004 through October 2005..........................................                      80%
November 2005 and thereafter................................................                     100%

    As used above, the "PAC Principal Amount" for any Distribution Date and for any Subclass of PAC Certificates and the Class A-16 PAC Component means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or Component Principal Balance shown in the following tables with respect to such Distribution Date.

    As used above, the "TAC Principal Amount" for any Distribution Date and for the Class A-16 TAC Component means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its initial Component Principal Balance shown in the table set forth below with respect to such Distribution Date.

    Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO

Component) pro rata in accordance with their respective outstanding Class A Subclass Principal Balances (less in the case of the Class A-16 Certificates the Component Principal Balance of the Class A-16 PO Component) without regard to either the proportions or the priorities set forth above.

    Any amounts distributed on a Distribution Date to the holders of Class A Certificates of any Subclass in reduction of principal balance will be allocated among the holders of Class A Certificates of such Subclass pro rata in accordance with their respective Percentage Interests.

    Amounts distributed on any Distribution Date to the holders of the Class M and Offered Class B Certificates in reduction of principal balance will be allocated among the holders of each such Class or Subclass pro rata in accordance with their respective Percentage Interests.

    The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balance and planned Component Principal Balance for each Subclass of PAC Certificates and the Class A-16 PAC Component and the targeted Component Principal Balance for the Class A-16 TAC Component, expressed as a percentage of the initial Class A Subclass Principal Balance or initial Component Principal Balance of such Subclass or Component, as the case may be.

                  PLANNED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                             CLASS A-9 CERTIFICATES

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
                           BALANCE
                       ----------------%
                          99.31530329
DISTRIBUTION DATE         98.53179067
---------------------     97.64994182
                          96.67000645
November 1996........     95.59228510
December 1996........     94.41712907
January 1997.........     93.14494006
February 1997........     91.77617045
March 1997...........     90.31132270
April 1997...........     88.75094925
May 1997.............     87.09565229
June 1997............     85.34608343
July 1997............     83.50294316
August 1997..........     81.56698059
September 1997.......     79.53899294
October 1997.........     77.41982505
November 1997........     75.21036877
December 1997........     72.91156259
January 1998.........   PERCENTAGE OF
February 1998........  INITIAL CLASS A
March 1998...........      SUBCLASS
April 1998...........     PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
May 1998.............     70.52439056
June 1998............     68.04988219
July 1998............     65.48911130
August 1998..........     62.84319552
September 1998.......     60.11329538
October 1998.........     57.30061346
November 1998........     54.40639372
December 1998........     51.43192040
January 1999.........     48.40537832
February 1999........     45.32769093
March 1999...........     42.26540084
April 1999...........     39.21842981
May 1999.............     36.18669993
June 1999............     33.40991377
July 1999............     31.56619503
August 1999..........     29.73169634
September 1999.......     27.90637078

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
October 1999.........     26.09017185
November 1999........     24.28305319
December 1999........     22.48496860
January 2000.........     20.69587221
February 2000........     18.91571843
March 2000...........     17.14446188
April 2000...........     15.38205745
May 2000.............     13.62846017
June 2000............     11.88362545
July 2000............     10.14750879
August 2000..........      8.42006609
September 2000.......      6.70125333
October 2000.........      4.99102690
November 2000........      3.28934321
December 2000........      1.59615907
January 2001
and thereafter.......      0.00000000

                            CLASS A-10 CERTIFICATES

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
                           BALANCE
                       ----------------%
DISTRIBUTION DATE        100.00000000
---------------------     98.87000057
                          93.41388127
Up to and including       87.98504703
May 1999.............     82.58335876
June 1999............     77.20867909
July 1999............     71.86087038
August 1999..........   PERCENTAGE OF
September 1999.......  INITIAL CLASS A
October 1999.........      SUBCLASS
November 1999........     PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
December 1999........     66.53979610
January 2000.........     61.24532119
February 2000........     55.97730972
March 2000...........     50.73562805
April 2000...........     45.52014224
May 2000.............     40.33071953
June 2000............     35.16722799
July 2000............     30.02953570

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
August 2000..........     24.91751219
September 2000.......     19.83102753
October 2000.........     14.76995211
November 2000........      9.73415744
December 2000........      4.72351563
January 2001
and thereafter.......      0.00000000

            PLANNED CLASS A SUBCLASS OR COMPONENT PRINCIPAL BALANCES
    AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE OR INITIAL
                          COMPONENT PRINCIPAL BALANCE

                            CLASS A-11 CERTIFICATES

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
                           BALANCE
                       ----------------%
DISTRIBUTION DATE        100.00000000
---------------------     99.85308823
                          97.07252720
Up to and including       94.30585186
December 2000........     91.55299184
January 2001.........     88.81387747
February 2001........     86.08843920
March 2001...........     83.37660802
April 2001...........     80.67831520
May 2001.............     77.99349242
June 2001............     75.32207172
July 2001............     72.88223855
August 2001..........     70.45558882
September 2001.......     68.04205674
October 2001.........     65.64157689
November 2001........     63.25408412
December 2001........     60.87951380
January 2002.........     58.51780157
February 2002........   PERCENTAGE OF
March 2002...........  INITIAL CLASS A
April 2002...........      SUBCLASS
May 2002.............     PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
June 2002............     56.16888334
July 2002............     53.83269549
August 2002..........     51.50917475
September 2002.......     49.19825816
October 2002.........     46.89988316
November 2002........     44.66342005
December 2002........     42.43908688
January 2003.........     40.22682184
February 2003........     38.02656373
March 2003...........     35.83825159
April 2003...........     33.66182466
May 2003.............     31.49722274
June 2003............     29.34438581
July 2003............     27.23475141
August 2003..........     25.18160849
September 2003.......     23.18365278
October 2003.........     21.23960849
November 2003........     19.68818950
December 2003........     18.18024518

                        PERCENTAGE OF
                       INITIAL CLASS A
                           SUBCLASS
                          PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
January 2004.........     16.71471340
February 2004........     15.29055621
March 2004...........     13.90675946
April 2004...........     12.56233224
May 2004.............     11.25630621
June 2004............      9.98773549
July 2004............      8.75569572
August 2004..........      7.55928389
September 2004.......      6.39761766
October 2004.........      5.26983506
November 2004........      4.46257542
December 2004........      3.67830962
January 2005.........      2.91644772
February 2005........      2.17641406
March 2005...........      1.45764673
April 2005...........      0.75959757
May 2005.............      0.08173150
June 2005
and thereafter.......      0.00000000

                            CLASS A-16 PAC COMPONENT

                        PERCENTAGE OF
                           INITIAL
                          COMPONENT
                          PRINCIPAL
                           BALANCE
                       ----------------%
                          99.64017073
DISTRIBUTION DATE         99.22841071
---------------------     98.76497186
                          98.24998550
November 1996........     97.68360976
December 1996........     97.06602900
January 1997.........     96.39745437
February 1997........     95.67812366
March 1997...........     94.90830104
April 1997...........     94.08827648
May 1997.............     93.21836688
June 1997............     92.29891438
July 1997............     91.33028740
August 1997..........     90.31287924
September 1997.......     89.24710916
October 1997.........     88.13342094
November 1997........     86.97228347
December 1997........     85.76418983
January 1998.........     84.50965734
February 1998........     83.20922668
March 1998...........     81.86346256
April 1998...........     80.47295224
May 1998.............     79.03830530
June 1998............     77.56015419
July 1998............     76.03915231
August 1998..........     74.47597476
September 1998.......     72.88543357
October 1998.........     71.26801382
November 1998........     69.65868583
December 1998........     68.05740849
January 1999.........     66.46414071
February 1999........     64.87884206
March 1999...........     63.30147177
April 1999...........     61.73198960
May 1999.............     60.17035528
June 1999............   PERCENTAGE OF
July 1999............      INITIAL
August 1999..........     COMPONENT
September 1999.......     PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
October 1999.........     58.61652925
November 1999........     57.07047160
December 1999........     55.53214310
January 2000.........     54.00150418
February 2000........     52.47851612
March 2000...........     50.96313986
April 2000...........     49.45533703
May 2000.............     47.95506908
June 2000............     46.46229763
July 2000............     44.97698499
August 2000..........     43.49909313
September 2000.......     42.02858468
October 2000.........     40.56542197
November 2000........     39.10956797
December 2000........     37.66098567
January 2001.........     36.24208972
February 2001........     35.23287361
March 2001...........     34.22869742
April 2001...........     33.22953556
May 2001.............     32.23536261
June 2001............     31.24615368
July 2001............     30.26188334
August 2001..........     29.28252686
September 2001.......     28.30805936
October 2001.........     27.33845625
November 2001........     26.45290875
December 2001........     25.57214617
January 2002.........     24.69614481
February 2002........     23.82488078
March 2002...........     22.95833038
April 2002...........     22.09647024
May 2002.............     21.23927716
June 2002............     20.38672761
July 2002............     19.53879857
August 2002..........     18.69546717

                        PERCENTAGE OF
                           INITIAL
                          COMPONENT
                          PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
September 2002.......     17.85671039
October 2002.........     17.02250571
November 2002........     16.21077230
December 2002........     15.40344141
January 2003.........     14.60049070
February 2003........     13.80189800
March 2003...........     13.00764097
April 2003...........     12.21769794
May 2003.............     11.43204673
June 2003............     10.65066570
July 2003............      9.88496521
August 2003..........      9.13976855
September 2003.......      8.41460225
October 2003.........      7.70900341
November 2003........      7.14590943
December 2003........      6.59859492
January 2004.........      6.06667406
February 2004........      5.54977042
March 2004...........      5.04751561
April 2004...........      4.55955023
May 2004.............      4.08552277
June 2004............      3.62508972
July 2004............      3.17791591
August 2004..........      2.74367320
September 2004.......      2.32204162
October 2004.........      1.91270834
November 2004........      1.61971022
December 2004........      1.33505765
January 2005.........      1.05853676
February 2005........      0.78993843
March 2005...........      0.52905884
April 2005...........      0.27569913
May 2005.............      0.02966485
June 2005
and thereafter.......      0.00000000

                     TARGETED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                            CLASS A-16 TAC COMPONENT

                        PERCENTAGE OF
                           INITIAL
                          COMPONENT
                          PRINCIPAL
                           BALANCE
                       ----------------%
                          99.73224944
DISTRIBUTION DATE         99.38981913
---------------------     98.97292410
                          98.48191113
November 1996........     97.91725891
December 1996........     97.27957818
January 1997.........     96.56961140
February 1997........     95.78823221
March 1997...........     94.93644464
April 1997...........     94.01538179
May 1997.............     93.02630440
June 1997............     91.97059902
July 1997............     90.84977598
August 1997..........     89.66546689
September 1997.......     88.41942185
October 1997.........     87.11350665
November 1997........     85.74969927
December 1997........     84.33008638
January 1998.........     82.85685940
February 1998........     81.33231050
March 1998...........     79.75882801
April 1998...........     78.13889197
May 1998.............     76.47506909
June 1998............     74.77000776
July 1998............     73.02643259
August 1998..........     71.24713905
September 1998.......     69.45465585
October 1998.........     67.65085805
November 1998........     65.88554980
December 1998........     64.15815335
January 1999.........     62.46809905
February 1999........     60.81482505
March 1999...........     59.19777731
April 1999...........     57.61640944
May 1999.............     56.07018266
June 1999............     54.55856562
July 1999............     53.08103433
August 1999..........     51.63707210
September 1999.......     50.22616942
October 1999.........     48.84782380
November 1999........   PERCENTAGE OF
December 1999........      INITIAL
January 2000.........     COMPONENT
February 2000........     PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
March 2000...........     47.50153973
April 2000...........     46.18682868
May 2000.............     44.90320879
June 2000............     43.65020497
July 2000............     42.42734874
August 2000..........     41.23417810
September 2000.......     40.07023756
October 2000.........     38.93507788
November 2000........     37.82825617
December 2000........     36.74933569
January 2001.........     35.69788578
February 2001........     34.67348176
March 2001...........     33.67570499
April 2001...........     32.70414258
May 2001.............     31.75838744
June 2001............     30.83803821
July 2001............     29.94269910
August 2001..........     29.07197995
September 2001.......     28.22549590
October 2001.........     27.40286771
November 2001........     26.72769593
December 2001........     26.07470725
January 2002.........     25.44354043
February 2002........     24.83383938
March 2002...........     24.24525303
April 2002...........     23.67743520
May 2002.............     23.13004469
June 2002............     22.60274505
July 2002............     22.09520459
August 2002..........     21.60709634
September 2002.......     21.13809794
October 2002.........     20.68789159
November 2002........     20.29434803
December 2002........     19.91839414
January 2003.........     19.55973007
February 2003........     19.21806024
March 2003...........     18.89309330
April 2003...........     18.58454209
May 2003.............     18.29212358
June 2003............     18.01555875

                        PERCENTAGE OF
                           INITIAL
                          COMPONENT
                          PRINCIPAL
DISTRIBUTION DATE          BALANCE
---------------------  ----------------
                                     %
July 2003............     17.73820263
August 2003..........     17.45284673
September 2003.......     17.15987113
October 2003.........     16.85964510
November 2003........     16.49408896
December 2003........     16.12428684
January 2004.........     15.75052700
February 2004........     15.37308868
March 2004...........     14.99224242
April 2004...........     14.60825009
May 2004.............     14.22136545
June 2004............     13.83184364
July 2004............     13.43992233
August 2004..........     13.04582160
September 2004.......     12.64976399
October 2004.........     12.25196469
November 2004........     11.80909235
December 2004........     11.36744738
January 2005.........     10.92714518
February 2005........     10.48829647
March 2005...........     10.05100730
April 2005...........      9.61537940
May 2005.............      9.18151012
June 2005............      8.44988285
July 2005............      7.68767202
August 2005..........      6.93718261
September 2005.......      6.19824396
October 2005.........      5.47068773
November 2005........      4.84601726
December 2005........      4.22995664
January 2006.........      3.62239007
February 2006........      3.02320342
March 2006...........      2.43228399
April 2006...........      1.84952060
May 2006.............      1.27480355
June 2006............      0.70802461
July 2006............      0.14907696
August 2006
and thereafter.......      0.00000000

  PRINCIPAL PAYMENT CHARACTERISTICS OF THE PAC CERTIFICATES, THE CLASS A-16 PAC
   COMPONENT, THE CLASS A-16 TAC COMPONENT AND THE COMPANION CERTIFICATES

    The percentages of the initial Class A Subclass Principal Balances of the PAC Certificates and the Component Principal Balances of the Class A-16 PAC Component and the Class A-16 TAC Component set forth in the preceding tables were calculated using the Structuring Assumptions. Based on such assumptions, the Class A Subclass Principal Balance of each Subclass of PAC Certificates and the Component Principal Balance of the Class A-16 PAC Component would be reduced to the percentage of its initial Class A Subclass Principal Balance or Component Principal Balance, as applicable, indicated in the preceding tables for each Distribution Date if prepayments on the Mortgage Loans occur at any CONSTANT rate between approximately 100% SPA (as defined herein under "Prepayment and Yield Considerations") and approximately 375% SPA. Based on such assumptions, the Component Principal Balance of the Class A-16 TAC Component would be reduced to the percentage of its Component Principal Balance indicated in the preceding tables for each Distribution Date if prepayments on the Mortgage Loans occur at a CONSTANT rate of approximately 245% SPA. However, IT IS HIGHLY UNLIKELY THAT PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS WILL OCCUR AT ANY CONSTANT RATE OR THAT THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE. In addition, even if principal prepayments were to occur at a constant rate, there will be differences between the characteristics of the actual Mortgage Loans ultimately included in the Trust Estate and the characteristics which are assumed in preparing the tables. Therefore, there can be no assurance that the Class A Subclass Principal Balance of any Subclass of PAC Certificates or the Component Principal Balance of the Class A-16 PAC Component or the Class A-16 TAC Component, after the application of the distributions to be made on any Distribution Date, will be equal to the applicable percentage of the initial Class A Subclass Principal Balance or Component Principal Balance, as applicable, for such Distribution Date specified in the tables above.

    The weighted average lives of the Subclasses of PAC Certificates and the Class A-16 Certificates with respect to the Class A-16 PAC Component and the Class A-16 TAC Component will vary under different prepayment scenarios. To the extent that principal prepayments occur at a CONSTANT rate that is slower than approximately 100% SPA, the Class A Non-PO Principal Amount on each Distribution Date may be insufficient to make distributions in reduction of the principal balances of one or more of the Subclasses of the PAC Certificates or to the Class A-16 PAC Component in amounts that would reduce their principal balances to their respective planned principal balance for such Distribution Date. The weighted average lives of the Subclasses of the PAC Certificates or the Class A-16 Certificates with respect to the Class A-16 PAC Component may therefore be extended, as illustrated for the PAC Certificates by the tables beginning on page S-90. To the extent that such principal prepayments occur at a CONSTANT rate that is higher than approximately 375% SPA, the weighted average lives may be shortened as illustrated for the PAC Certificates by the tables beginning on page S-90.

    To the extent that principal prepayments are made at a CONSTANT rate that is slower than approximately 245% SPA, the Class A Non-PO Principal Amount on each Distribution Date may be insufficient to make distributions in reduction of the principal balance to the Class A-16 TAC Component in an amount that would reduce its principal balance to its targeted principal balance for such Distribution Date. The weighted average life of the Class A-16 Certificates with respect to the Class A-16 TAC Component may therefore be extended. To the extent that such principal prepayments occur at a CONSTANT rate that is higher than approximately 245% SPA, the weighted average life of the Class A-16 Certificates with respect to the Class A-16 TAC Component may be shortened.

    Because any Excess Principal Payments for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the PAC Principal Amounts and the TAC Principal Amount on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that, with respect to the Class A Non-PO Principal Amount (i) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of PAC

Certificates (other than the Class A-9 Certificates) will not commence significantly earlier than the first Distribution Date shown in the preceding tables relating to such Subclass, (ii) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of PAC Certificates (other than the Class A-9 Certificates) or the Component Principal Balance of the Class A-16 TAC Component will not commence significantly later than the first Distribution Date shown in the preceding tables relating to such Subclass or Component or (iii) the Class A Subclass Principal Balance of any Subclass of PAC Certificates or the Component Principal Balance of the Class A-16 PAC Component or the Class A-16 TAC Component will not be reduced to zero significantly earlier or significantly later than the last Distribution Date shown in the preceding tables.

    The extent to which the planned principal balances will be achieved and the sensitivity of the PAC Certificates or the Class A-16 PAC Component to principal prepayments on the Mortgage Loans will depend, in part, upon the period of time during which the Class A-16 TAC Component and the Companion Certificates remain outstanding. On each Distribution Date, the excess of the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates and the Class A-16 PAC Component over the PAC Principal Amounts ("Excess Principal Payments") for such Distribution Date will be distributed first to the Class A-16 TAC Component and the Companion Certificates before being distributed to the PAC Certificates and the Class A-16 PAC Component in accordance with the priorities set forth above under "-- Allocation of Amount to be Distributed." This is intended to decrease the likelihood that the PAC Certificates and the Class A-16 PAC Component will be reduced below their planned principal balances on a given Distribution Date. As such, and in accordance with the priorities described above, the Class A-16 TAC Component and the Companion Certificates support the PAC Certificates and the Class A-16 PAC Component. However, under certain relatively fast prepayment scenarios, one or more Subclasses of PAC Certificates or the Class A-16 PAC Component may continue to be outstanding when the Companion Certificates and the Class A-16 TAC Component are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied to the remaining PAC Certificates and the Class A-16 PAC Component in accordance with the priorities described herein. Thus, when the principal balances of the Class A-16 TAC Component and the Companion Certificates have been reduced to zero, any Subclasses of PAC Certificates or the Class A-16 PAC Component then outstanding will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Mortgage Loans as such Subclasses or Component will receive all Excess Principal Payments until the principal balances of the PAC Certificates and the Class A-16 PAC Component have been reduced to zero. Conversely, under certain relatively slow prepayment scenarios, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates and the Class A-16 PAC Component may not be sufficient to pay the PAC Principal Amounts for all Subclasses of PAC Certificates and the Class A-16 PAC Component on a given Distribution Date. In such cases, the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates and the Class A-16 PAC Component for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Class A-16 TAC Component and the Companion Certificates will not receive any distributions in reduction of their principal balances until the outstanding principal balance of each such Subclass of PAC Certificates and the Class A-16 PAC Component has reached its planned principal balance for such Distribution Date. As a result, the weighted average life of any Subclass of PAC Certificates (or of the Class A-16 Certificates to the extent of the Class A-16 PAC Component) that did not receive its PAC Principal Amount on a Distribution Date may be extended.

    The extent to which the targeted principal balance will be achieved and the sensitivity of the Class A-16 TAC Component to principal prepayments on the Mortgage Loans will depend, in part, upon the period of time during which the Companion Certificates remain outstanding. On each Distribution Date, the excess of the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the Class A-16 TAC Component over the PAC Principal Amounts and the TAC Principal Amount for such Distribution Date will be distributed first to the Companion Certificates before being distributed to the Class A-16 TAC Component in accordance with the priorities set forth above under "-- Allocation of Amount to be Distributed." As such, and in accordance with such priorities described above, the Companion Certificates support the Class A-16 TAC Component. This is intended to decrease the likelihood that the principal balance of the Class A-16 TAC Component will be reduced below its targeted principal balance on a given Distribution Date. However, under certain relatively fast prepayment scenarios, the Class A-16 TAC Component may continue to be outstanding when the Companion Certificates are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied first to the Class A-16 TAC Component. Thus, when the principal balance of the Companion Certificates has been reduced to zero, the Class A-16 TAC Component, if outstanding, will become more sensitive to the rate of prepayment on the Mortgage Loans as the Class A-16 TAC Component will receive all Excess Principal Prepayments until the principal balance of such Class A-16 TAC Component has been reduced to zero. Conversely, under certain relatively slow prepayment scenarios, the Excess Principal Payments, if any, may not be sufficient to pay the TAC Principal Amount of the Class A-16 TAC Component on a given Distribution Date. In such cases, the Excess Principal Payments for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Companion Certificates will not receive any distributions in reduction of their principal balance until the outstanding principal balance of the Class A-16 TAC Component has reached its targeted principal balance for such Distribution Date. As a result, the weighted average life of the Class A-16 Certificates to the extent of the Class A-16 TAC Component may be extended.

    THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS. See "Prepayment and Yield Considerations" herein.

ADDITIONAL RIGHTS OF THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS

    The Class A-R and Class A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Subclass is receiving current distributions of principal or interest. The holders of the Class A-R and Class A-LR Certificates will be entitled to receive the proceeds of the remaining assets of the Trust Estate, if any, on the final Distribution Date for the Series 1996-5 Certificates, after distributions in respect of any accrued but unpaid interest on the Series 1996-5 Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Series 1996-5 Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Series 1996-5 Certificates on such date.

    In addition, the Class A-LR Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) the aggregate Realized Losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amounts.

PERIODIC ADVANCES

    If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer of the Mortgage Loan will, in certain circumstances, be required to advance on or before the related Distribution Date for the benefit of holders of the Series 1996-5 Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest
Rate) not previously advanced, but only to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's failure to make a required Periodic Advance, the Trust Administrator, if such Servicer is Norwest Mortgage, or the Master Servicer, if such Servicer is not Norwest Mortgage, will be required to make such Periodic Advance.

    The Underlying Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer or the Master Servicer or the Trust Administrator, as applicable, at any time from funds available in the Servicer Custodial Account or the Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or Trust Administrator, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS A-LR, CLASS M AND OFFERED CLASS B CERTIFICATES

    The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer, and each of the Class A-R and Class A-LR Certificate will contain a legend describing such restrictions.

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity with respect to the Class A-R or Class A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R or Class A-LR Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trust Administrator an affidavit (or, to the extent acceptable to the Trust Administrator, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (I.E., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trust Administrator that it has no actual knowledge that such affidavit is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to the Class A-R or Class A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R or Class A-LR Certificate as such taxes become due and (iv) will not transfer the Class A-R or Class A-LR Certificate to any person or entity that does not provide a similar affidavit (or letter). The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

    In addition, the Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if (A) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

    The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trust Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    NEITHER THE CLASS A-R CERTIFICATE NOR THE CLASS A-LR CERTIFICATE MAY BE PURCHASED BY OR TRANSFERRED TO A PLAN. See "ERISA Considerations" herein and in the Prospectus.

    Because the Class M and Offered Class B Certificates are subordinated to the Class A Certificates, the Class M and Offered Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee and the Seller stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class M or Offered Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

REPORTS

    In addition to the applicable information specified in the Prospectus, the Master Servicer will cause to be included in the statement delivered to holders of Class A, Class M and Class B Certificates with respect to each Distribution Date the following information: (i) the amount of such distribution allocable to interest, the amount of interest currently distributable to each Subclass of Class A and Class B Certificates and to the Class M Certificates, any Class A Subclass Interest Shortfall Amount or Class B Subclass Interest Shortfall Amount arising with respect to each Subclass or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A Subclass Interest Shortfall Amount or Class B Subclass Interest Shortfall Amount with respect to each Subclass or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal, (iii) the Class A Non-PO Principal Balance, the Component Principal Balance of each Class A-16 Component, the Class M Principal Balance, the Class B Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates and the Class B Subclass Principal Balance of each Subclass of Class B Certificates in each case after giving effect to the distribution of principal and the allocation of the principal portion of Realized Losses to such Subclass, Class or Component with respect to such Distribution Date, (iv) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion) and the Pool Scheduled Principal Balance of the Mortgage Loans and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date, (v) the Class A Percentage, the Class M Percentage and Subclass B Percentage of each Subclass of Class B Certificates for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the applicable Unscheduled Principal Receipt Period for the current Distribution Date that are applied during such Unscheduled Principal Receipt Period), and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. The statement delivered to the holders of the Class A-7 and Class A-8 Certificates will also include the applicable Pass-Through Rates with respect to such Distribution Date. The statement delivered to holders of the Class A-8 Certificates and the Class A-16 Certificates will also include the applicable notional amount for the Class A-8 Certificates and Class A-16 IO Component. See "Servicing of the Mortgage Loans -- Reports to Certificateholders" in the Prospectus.

    Copies of the foregoing reports are available upon written request to the Trust Administrator at its corporate trust office. See "Pooling and Servicing Agreement -- Trust Administrator" herein.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates, the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the Class M Certificates and the rights of the holders of the Subclasses of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Subclasses of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates), the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) and the holders of a Subclass of Class B Certificates (to the extent of the subordination of Subclasses of Class B Certificates with higher numerical designations) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates), the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) and the holders of the Subclasses of Class B Certificates (to the extent of the subordination of Subclasses of Class B Certificates with higher numerical designations) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A Certificates, the Class M Certificates or a Subclass of Class B Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Class A Certificates, the Class M Certificates or such Subclass of Class B Certificates.

    The protection afforded to the holders of Class A Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates, the amounts of principal and interest due the Class A Certificateholders (other than the Class A-16 PO Deferred Amount) on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class M and Class B Certificates. The application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

    The protection afforded to the holders of Class M Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts of principal (other than any amount used to pay the Class A-16 PO Component Deferred Amount) and interest due the Class M Certificateholders on each Distribution Date from the Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Class B Certificates.

    A Subclass of Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Optimal Amount, the Class A-16 PO Component Deferred Amount, the Class M Optimal Amount and the

Subclass B Optimal Amount of each Subclass of Class B Certificates with a lower numerical designation for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

    ALLOCATION OF LOSSES

    Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, I.E., the Distribution Date preceding the Distribution Date for which the Subordinated Percentage is equal to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated to the Subclasses of Class B Certificates sequentially in reverse numerical order, until the Class B Subclass Principal Balance of each such Subclass has been reduced to zero, and then to the Class M Certificates until the Class M Principal Balance has been reduced to zero.

    The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Class (or in the case of the Subclasses of Class B Certificates, the most subordinate Subclass) then outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class M Principal Balance and the Class B Subclass Principal Balances to equal the Adjusted Pool Amount.

    Allocations to the Class M Certificates or the Subclasses of Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trust Administrator does not advance, (iv) any interest shortfalls or losses resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus and (v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full) with respect to Mortgage Loans will result from the priority of distributions of the Pool Distribution Amount first to the holders of the Class A Certificates, second to the Class M Certificates and finally to the Subclasses of Class B Certificates in numerical order as described above under "-- Distributions."

    The allocation of the principal portion of Realized Losses in respect of the Mortgage Loans allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the Class A Non-PO Principal Balance and the Component Principal Balance of the Class A-16 PO Component such that (i) the Class A Non-PO Principal Balance equals the Adjusted Pool Amount less the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date and (ii) the Component Principal Balance of the Class A-16 PO Component equals the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class A Certificates (other than the Class A-8 and Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 IO Component and the Class A-16 PO Component) will be allocated to such outstanding Subclasses of Class A Certificates and such Components pro rata in accordance with their Class A Subclass Principal Balances or Component Principal Balances or, in the case of the Class A-16 Accrual Component, the initial Component Principal Balance, if lower. The interest portion of any Realized Loss allocated on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any amount allocated to the Class A-16 Certificates will be allocated among the Class A-16 Components (other than the Class A-16 PO Component) pro rata in accordance with their respective Component Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Subclasses of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), the Class M Certificates and the Class B Certificates pro rata based on their outstanding principal balances in proportion to the Non-PO Fraction of such losses and (b) in respect of Discount Mortgage Loans, to the Class A-16 PO Component in proportion to the PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A, Class M and Class B Certificates pro rata based on the interest accrued. The principal portion of any such losses so allocated to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) will be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-8 and Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 IO Component and the Class A-16 PO Component) pro rata in accordance with their then-outstanding Class A Subclass Principal Balances or Component Principal Balances, or, in the case of the Class A-16 Accrual Component, the initial Component Principal Balance, if lower, and the interest portion of any such losses will be allocated among the outstanding Subclasses of Class A Certificates (other than Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 PO Component) in accordance with their Class A Subclass Interest Accrual Amounts and Component Interest Accrual Amounts, without regard to any reduction pursuant to this sentence, and among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the Class A Subclass Interest Accrual Amounts, Class M Interest Accrual Amount and Class B Subclass Interest Accrual Amounts.

    As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B Certificates. If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates (other than the Class A-16 Certificates) and the Class A-16 Certificates to the extent of the Class A-16 Components (other than the Class A-16 PO Component) will be entitled (I.E., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

    Special Hazard Losses, other than Excess Special Hazard Losses, will be allocated solely to the Subclasses of Class B Certificates in reverse numerical order or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses." Excess Special Hazard Losses will be allocated among (i) the Class A Certificates (other than the Class A-16 PO Component), the Class M Certificates and the Class B Certificates and (ii) to the extent such Excess Special Hazard Losses arise with respect to Discount Mortgage Loans, the Class A-16 PO Component. If the aggregate of all Special Hazard Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Special Hazard Losses") is less than or equal to the then-applicable Special Hazard Loss Amount, no Special Hazard Losses will be regarded as Excess Special Hazard Losses. If Aggregate Current Special Hazard Losses exceed the then-applicable Special Hazard Loss Amount, a portion of each Special Hazard Loss will be regarded as an "Excess Special Hazard Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Special Hazard Losses over (ii) the then-applicable Special Hazard Loss Amount, to (b) the Aggregate Current Special Hazard Losses. Thereafter, when the Special Hazard Loss Amount is zero, all Special Hazard Losses will be regarded as Excess Special Hazard Losses. Upon initial issuance of the Series 1996-5 Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.00% (approximately $4,150,622) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B or Class M Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that which is necessary to maintain the original ratings on the Class A, Class M and Offered Class B Certificates, as evidenced by letters to that effect delivered by Fitch and S&P to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

    Fraud Losses, other than Excess Fraud Losses, will be allocated solely to the Subclasses of Class B Certificates in reverse numerical order or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses." Excess Fraud Losses will be allocated among (i) the Class A Certificates (other than the Class A-16 PO Component), the Class M Certificates and the Class B Certificates and (ii) to the extent such Excess Fraud Losses arise with respect to Discount Mortgage Loans, the Class A-16 PO Component. If the aggregate of all Fraud Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Fraud Losses") is less than or equal to the then-applicable Fraud Loss Amount, no Fraud Losses will be regarded as Excess Fraud Losses. If Aggregate Current Fraud Losses exceed the then-applicable Fraud Loss Amount, a portion of each Fraud Loss will be regarded as an "Excess Fraud Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Fraud Losses over (ii) the then-applicable Fraud Loss Amount, to (b) the Aggregate Current Fraud Losses. Thereafter, when the Fraud Loss Amount is zero, all Fraud Losses will be regarded as Excess Fraud Losses. Upon initial issuance of the Series 1996-5 Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately 2.00% (approximately $8,301,245) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B or Class M Certificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B or Class M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

    Bankruptcy Losses, other than Excess Bankruptcy Losses, will be allocated solely to the Subclasses of Class B Certificates in reverse numerical order or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Bankruptcy losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses." Excess Bankruptcy Losses will be allocated among
(i) the Class A Certificates (other than the Class A-16 PO Component), the Class M Certificates and the Class B Certificates and (ii) to the extent such Excess Bankruptcy Losses arise with respect to Discount Mortgage Loans, the Class A-16 PO Component. If the aggregate of all Bankruptcy Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Bankruptcy Losses") is less than or equal to the then applicable Bankruptcy Loss

Amount, no Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. If Aggregate Current Bankruptcy Losses exceed the then-applicable Bankruptcy Loss Amount, a portion of each Bankruptcy Loss will be regarded as an "Excess Bankruptcy Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Bankruptcy Losses over (ii) the then-applicable Bankruptcy Loss Amount, to (b) the Aggregate Current Bankruptcy Losses. Thereafter, when the Bankruptcy Loss Amount is zero, all Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. Upon initial issuance of the Series 1996-5 Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.04% (approximately $169,705) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B or Class M Certificates through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of
(a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B or Class M Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Fitch and S&P that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A, and Class M Certificates by Fitch and S&P and the then-current ratings assigned to the Offered Class B Certificates by Fitch. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

    Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trust Administrator and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

    Since the aggregate initial principal balance of the Class M and Class B Certificates will be approximately $24,904,604, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class B Certificates and, after the principal balance of the Class B Certificates has been reduced to zero, by the Class M Certificates to a lesser extent (I.E., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which will be allocated first to the Class B Certificates and then the Class M Certificates to the full extent of their initial principal balances. See "The Trust Estates -- Mortgage Loans -- Representations and Warranties" and "-- Insurance Policies," "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

GENERAL

    The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity ranging from approximately 20 to approximately 30 years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans are expected to include 1,425 promissory notes, to have an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $415,062,234 to be secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

    As of the Cut-Off Date, it is expected that none of the Mortgage Loans in the Trust Estate will be secured by Co-op Shares and that three of the Mortgage Loans, representing approximately 0.16% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Buy-Down Loans. It is expected that four of the Mortgage Loans, representing approximately 0.26% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Subsidy Loans. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- "Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As of the Cut-Off Date, each Mortgage Loan is expected to have an unpaid principal balance of not less than approximately $39,750 or more than approximately $1,098,261, and the average unpaid principal balance of the Mortgage Loans is expected to be approximately $291,272. The latest stated maturity date of any of the Mortgage Loans is expected to be October 1, 2026; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 1,372 of the Mortgaged Properties, which secure approximately 96.47% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to

------------------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate
    (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 1996-5 Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 1996-5 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

be owner occupied primary residences and 53 of the Mortgaged Properties, which secure approximately 3.53% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be second homes. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

    As of the Cut-Off Date, there were 404 Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $123,121,128, a range of unpaid principal balances of approximately $48,484 to approximately $890,081, an average unpaid principal balance of approximately $304,755, a range of Mortgage Interest Rates from 7.125% to 8.250% per annum, a weighted average Mortgage Interest Rate of approximately 8.037% per annum, a range of remaining terms to stated maturity of 236 months to 360 months, a weighted average remaining term to stated maturity of approximately 356 months, a range of original Loan-to-Value Ratios of 33.85% to 95.00%, a weighted average original Loan-to-Value Ratio of approximately 76.51% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Discount Mortgage Loans: approximately 26.12% in California, 10.67% in Virginia, 6.21% in Maryland, 6.15% in New Jersey and 5.92% in Minnesota.

    As of the Cut-Off Date, there were 1,021 Mortgage Loans that were not Discount Mortgage Loans (the "Premium Mortgage Loans") having an aggregate unpaid principal balance of approximately $291,941,106, a range of unpaid principal balances of approximately $39,750 to approximately $1,098,261, an average unpaid principal balance of approximately $285,936, a range of Mortgage Interest Rates from 8.375% to 9.875% per annum, a weighted average Mortgage Interest Rate of approximately 8.656% per annum, a range of remaining terms to stated maturity of 238 months to 360 months, a weighted average remaining term to stated maturity of approximately 357 months, a range of original Loan-to-Value Ratios of 15.00% to 95.00%, a weighted average original Loan-to-Value Ratio of approximately 78.10% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Premium Mortgage Loans: approximately 27.58% in California, 9.62% in New York, 7.14% in New Jersey and 6.25% in Colorado.

    The Mortgage Loans will have been acquired by the Seller from Norwest Mortgage. On May 7, 1996 Norwest Mortgage and an affiliate acquired from PHMC certain mortgage loans and a substantial portion of PHMC's mortgage servicing portfolio (such transaction, the "PHMC Acquisition"). The Mortgage Loans included in the Trust Estate consist of (i) Mortgage Loans originated by Norwest Mortgage or an affiliate or purchased by Norwest Mortgage or an affiliate from originators other than PHMC and (ii) Mortgage Loans originated or purchased by PHMC and acquired by Norwest Mortgage or an affiliate from PHMC as part of the PHMC Acquisition. See "Norwest Mortgage" in the Prospectus. The Mortgage Loans that were not originated by Norwest Mortgage or acquired by Norwest Mortgage from PHMC were acquired by Norwest Mortgage or an affiliate from various entities (each, a "Norwest Correspondent") which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such Norwest Correspondents. The Mortgage Loans acquired by Norwest Mortgage from PHMC that were not originated by PHMC were acquired by PHMC from various entities (each a "PHMC Correspondent") which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such PHMC Correspondents. Approximately 96.94% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans were originated in conformity with the underwriting standards described in the Prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Norwest Mortgage Underwriting" (the "Underwriting Standards") as applied by Norwest Mortgage, PHMC, or by eligible originators to whom Norwest Mortgage or PHMC had delegated all underwriting functions. In certain instances, exceptions to the Underwriting Standards may have been granted by Norwest Mortgage or by PHMC. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus. Approximately 0.17% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Pool Certification Underwritten Loans") will have been reviewed by UGRIC to ensure compliance with such company's credit, appraisal and underwriting standards. Neither the Series 1996-5 Certificates nor any of the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by UGRIC. The Pool Certification Underwritten Loans were evaluated using credit scoring as described in the Prospectus under "The Mortgage Loan Programs -- Mortgage Loan Underwriting" and, based on the credit scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten. The remaining approximate 2.89% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten in connection with bulk purchase transactions under varying standards which have been reviewed by Norwest Mortgage or PHMC, who determined that such varying standards did not depart materially from the Underwriting Standards. Neither the Seller, Norwest Mortgage nor PHMC has underwritten any of the Bulk Purchase Underwritten Loans. Approximately 34.14% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans were generally underwritten in accordance with the Underwriting Standards used by PHMC, underwriting guidelines of the originators of the Bulk Purchase Underwritten Loans or the standards of UGRIC. Approximately 65.86% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans were generally underwritten in accordance with the Underwriting Standards used by Norwest Mortgage. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

    As of September 17, 1996, as a result of a hurricane and related storms (together, the "Hurricane"), 48 counties in North Carolina, 21 counties in Virginia, 10 counties in West Virginia and 5 counties in Pennsylvania (the "Hurricane Counties") were declared federal disaster areas eligible for federal disaster assistance. It is expected that 17 of the Mortgage Loans, representing approximately 1.23% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be located in the Hurricane Counties. In addition, other counties may have been affected by the Hurricane.

    Based on information received by the Seller as of the date of this Prospectus Supplement, as a result of wildfires (the "Wildfires"), 3 counties in California (the "Wildfire Counties") were declared federal disaster areas eligible for federal disaster assistance. It is expected that 157 Mortgage Loans, representing approximately 12.46% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be located in the Wildfire Counties. In addition, other counties may have been affected by the Wildfires, and such other counties may ultimately be declared federal disaster areas.

    Based on information received by the Seller as of the date of this Prospectus Supplement, as a result of floods (the "Northeast Floods"), 5 counties in Massachusetts and 2 counties in Maine (the "Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. It is expected that 34 Mortgage Loans, representing approximately 2.35% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be located in the Flood Counties. In addition, other counties may have been affected by the Northeast Floods, and such other counties may ultimately be declared federal disaster areas.

    Neither the Seller nor Norwest Mortgage has undertaken the physical inspection of any of the Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property, including by virtue of the Hurricane, the Wildfires and the Northeast Floods, which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Mortgage Loan Programs--Representations and Warranties" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the Prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the Subclasses and Class of Offered Certificates and could adversely affect the yield of any Offered Certificates purchased at a premium or the Class A-8 Certificates which have no principal balance.

MORTGAGE LOAN DATA

    Set forth below is a description of certain additional expected characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATE                  LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
 7.125%............................        1       $    365,405.77        0.09   %
 7.250%............................        4          1,447,972.40        0.35
 7.375%............................        2            564,182.13        0.14
 7.500%............................       11          3,729,946.99        0.90
 7.625%............................       19          5,981,636.15        1.44
 7.750%............................       34          9,969,384.43        2.40
 7.875%............................       38         11,119,491.95        2.68
 8.000%............................       77         24,038,742.71        5.79
 8.125%............................       64         17,793,077.19        4.29
 8.250%............................      154         48,111,288.33       11.59
 8.375%............................      186         56,432,884.03       13.60
 8.500%............................      225         66,257,010.80       15.95
 8.625%............................      176         53,712,227.60       12.94
 8.750%............................      163         49,426,873.78       11.91
 8.875%............................      134         36,629,819.74        8.83
 9.000%............................       54         12,619,479.23        3.04
 9.125%............................       27          7,154,942.50        1.72
 9.250%............................       26          4,539,413.60        1.09
 9.375%............................        8          1,112,526.29        0.27
 9.500%............................        9          1,502,938.47        0.36
 9.625%............................        4            733,864.72        0.18
 9.750%............................        8          1,544,399.96        0.37
 9.875%............................        1            274,725.13        0.07
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 8.472% per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the sum of (a) the applicable Servicing Fee Rate and (b) the Master Servicing Fee Rate and (c) the Fixed Retained Yield, if any, for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 7.931% per annum.

                       REMAINING TERMS TO STATED MATURITY

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)          LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
236................................        1       $     48,484.21        0.01   %
238................................        2            650,961.68        0.16
239................................        3            772,573.12        0.19
240................................        1            250,000.00        0.06
300................................        1            325,000.00        0.08
306................................        1            221,313.47        0.05
315................................        2            388,980.72        0.09
321................................        2            698,857.17        0.17
322................................        1            386,395.10        0.09
323................................        1            579,352.13        0.14
325................................        1            432,962.45        0.10
326................................        1            297,191.58        0.07
327................................        1            303,234.78        0.07
336................................        1            102,222.40        0.02
340................................        2            155,544.77        0.04
342................................        1            255,500.03        0.06
343................................        1            278,110.35        0.07
347................................        5          1,034,996.65        0.25
348................................        2            354,218.83        0.09
349................................        1            279,801.75        0.07
350................................        3          1,744,554.44        0.42
351................................        5          1,280,445.81        0.31
352................................        7          1,524,518.48        0.37
353................................       16          4,812,292.74        1.16
354................................       31          8,386,060.22        2.02
355................................       37         13,061,152.87        3.15
356................................       60         21,696,046.64        5.23
357................................      161         47,761,621.33       11.51
358................................      421        121,050,343.98       29.16
359................................      520        150,658,628.20       36.29
360................................      133         35,270,868.00        8.50
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 357 months.

                              YEARS OF ORIGINATION

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
YEAR OF ORIGINATION                     LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
1992...............................        3       $    610,294.19        0.15   %
1993...............................        7          2,697,993.21        0.65
1994...............................        1            102,222.40        0.02
1995...............................       19          5,092,738.80        1.23
1996...............................    1,395        406,558,985.30       97.95
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    It is expected that the earliest month and year of origination of any Mortgage Loan was March 1992 and the latest month and year of origination was September 1996.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
ORIGINAL LOAN-TO- VALUE RATIO           LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
50% or less........................       38       $ 13,543,244.02        3.26   %
50.01- 55.00%......................       32          9,845,596.35        2.37
55.01- 60.00%......................       31          9,875,625.41        2.38
60.01- 65.00%......................       63         20,075,084.26        4.84
65.01- 70.00%......................       98         31,997,896.94        7.71
70.01- 75.00%......................      157         46,882,775.50       11.30
75.01- 80.00%......................      615        180,753,193.90       43.54
80.01- 85.00%......................       28          7,576,020.65        1.83
85.01- 90.00%......................      245         66,077,762.14       15.92
90.01- 95.00%......................      118         28,435,034.73        6.85
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    As of the Cut-Off Date, the minimum and maximum Loan-to-
Value Ratios at origination of the Mortgage Loans are expected to be 15.00% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 77.63%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. See "The Trust Estates -- Mortgage Loans" in the Prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. See "Risk Factors -- Risks of the Mortgage Loans" in the Prospectus. It is expected that 23 of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 1.44% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans, were originated without primary mortgage insurance.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVEL                     LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
Full Documentation.................    1,234       $377,898,670.26       91.04   %
Income Verification................        0                  0.00        0.00
Asset Verification.................      172         31,822,055.27        7.67
Preferred Processing...............       19          5,341,508.37        1.29
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. In most instances, a verification of the borrower's employment was obtained. However, for all of the Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
ORIGINAL MORTGAGE LOAN PRINCIPAL     OF MORTGAGE      PRINCIPAL       PRINCIPAL
BALANCE                                 LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
Less than or equal to $200,000.....      141       $ 15,918,178.12        3.84   %
$200,001-$250,000..................      435        100,818,602.97       24.29
$250,001-$300,000..................      377        103,471,861.15       24.93
$300,001-$350,000..................      207         67,075,032.47       16.16
$350,001-$400,000..................       92         34,702,795.51        8.36
$400,001-$450,000..................       48         20,337,783.08        4.90
$450,001-$500,000..................       46         22,141,427.41        5.33
$500,001-$550,000..................       25         13,158,882.26        3.17
$550,001-$600,000..................       15          8,722,059.63        2.10
$600,001-$650,000..................       24         15,221,211.72        3.67
$650,001-$700,000..................        2          1,396,088.54        0.34
$700,001-$750,000..................        2          1,498,713.17        0.36
$800,001-$850,000..................        1            849,471.68        0.20
$850,001-$900,000..................        2          1,769,097.71        0.43
$900,001-$950,000..................        1            907,882.73        0.22
$950,001-$1,000,000................        6          5,974,884.77        1.44
Over $ 1 Million...................        1          1,098,260.98        0.26
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    As of the Cut-Off Date, the average unpaid principal balance of the Mortgage Loans is expected to be approximately $291,272. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately 67.15% and 80.00%, respectively. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
PROPERTY                                LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
Single-family detached.............    1,249       $367,189,236.73       88.47   %
Two- to four-family units..........       11          4,127,810.04        0.99
Condominiums
  High-rise(greater than four
   stories)........................       10          1,806,791.83        0.44
  Low-rise(four stories or less)...       42          9,076,955.14        2.19
Planned unit developments..........      110         31,854,944.84        7.67
Townhouses.........................        3          1,006,495.32        0.24
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

                           GEOGRAPHIC DISTRIBUTION OF
                              MORTGAGED PROPERTIES

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
GEOGRAPHIC AREA                         LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
Alabama............................        1       $    247,576.00        0.06   %
Arizona............................       40         12,512,034.70        3.01
Arkansas...........................        4          1,061,452.77        0.26
California.........................      347        112,673,645.24       27.13
Colorado...........................       72         22,677,021.22        5.46
Connecticut........................       20          5,842,534.54        1.41
Delaware...........................        3            853,391.49        0.21
District of Columbia...............        6          2,103,732.33        0.51
Florida............................       46         11,550,812.29        2.78
Georgia............................       32          8,903,308.54        2.15
Hawaii.............................        5          2,184,802.94        0.53
Idaho..............................        7          1,821,953.40        0.44
Illinois...........................       25          7,559,351.26        1.82
Indiana............................        6          1,502,507.86        0.36
Iowa...............................        7          1,662,822.54        0.40
Kansas.............................        3            764,787.13        0.18
Kentucky...........................        2            615,603.87        0.15
Louisiana..........................        6          1,692,287.33        0.41
Maryland...........................       50         14,591,838.14        3.52
Massachusetts......................       45         12,369,878.41        2.98
Michigan...........................       10          2,284,074.75        0.55
Minnesota..........................       69         19,601,227.21        4.72
Mississippi........................        5          1,162,134.55        0.28
Missouri...........................        5          1,577,606.85        0.38
Montana............................        8          2,219,941.94        0.53
Nebraska...........................        7          1,920,801.95        0.46
Nevada.............................       35         12,121,709.64        2.92
New Hampshire......................        7          1,696,344.19        0.41
New Jersey.........................      103         28,412,030.55        6.85
New Mexico.........................        8          2,141,239.97        0.52
New York...........................      135         33,799,753.56        8.14
North Carolina.....................       17          4,921,985.89        1.19
North Dakota.......................        2            703,383.30        0.17
Ohio...............................       10          2,398,897.39        0.58
Oklahoma...........................        2            659,282.12        0.16
Oregon.............................       29          7,911,739.61        1.91
Pennsylvania.......................       30          8,451,082.05        2.04
Rhode Island.......................        3            419,529.97        0.10
South Carolina.....................       10          2,645,180.85        0.64
South Dakota.......................        3            681,546.05        0.16
Tennessee..........................       11          3,399,382.08        0.82
Texas..............................       46         12,455,779.59        3.00
Utah...............................       33          9,213,875.73        2.22
Virginia...........................       66         18,449,190.05        4.44
Washington.........................       38         10,907,739.41        2.63
Wisconsin..........................        6          1,715,432.65        0.41
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    No more than approximately 0.79% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
ORIGINATOR                              LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
NMI, PHMC or Affiliate.............      951       $283,198,129.34       68.23   %
Other Originators..................      474        131,864,104.56       31.77
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    No single "Other Originator" is expected to have accounted for more than 5.00% of the Cut-Off Date Aggregate Principal Balance.

                           PURPOSES OF MORTGAGE LOANS

                                                                    PERCENTAGE OF
                                                      AGGREGATE      CUT-OFF DATE
                                       NUMBER          UNPAID         AGGREGATE
                                     OF MORTGAGE      PRINCIPAL       PRINCIPAL
LOAN PURPOSE                            LOANS          BALANCE         BALANCE
-----------------------------------  -----------   ---------------  --------------
Purchase...........................    1,181       $338,023,708.73       81.44   %
Equity Take Out Refinance..........       74         24,310,709.39        5.86
Rate/Term Refinance................      170         52,727,815.78       12.70
                                       -----       ---------------     -------
        Total......................    1,425       $415,062,233.90      100.00   %
                                       -----       ---------------     -------
                                       -----       ---------------     -------

    In general, in the case of a Mortgage Loan made for "rate/ term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates -- Mortgage Loans" and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

    The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 1996-5 Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    Subject to certain limitations, the Seller may, in its sole discretion, repurchase any defaulted Mortgage Loan, or any Mortgage Loan as to which default is reasonably foreseeable, from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Pooling and Servicing Agreement -- Optional Purchases" in the Prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer, subject to certain conditions specified in the applicable Underlying Servicing Agreement, or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience on (i) the conventional mortgage loans included in various mortgage pools underlying all series of The Prudential Home Mortgage Securities Company, Inc.'s and NASCOR's mortgage pass-through certificates or mortgage loans owned by third-party, non-governmental entities included in Norwest Mortgage's servicing portfolio and serviced from Norwest Mortgage's servicing center located in Frederick, Maryland, which mortgage loans either (A) were originated by Norwest Mortgage for its own account or the account of an affiliate, which (B) were acquired by Norwest Mortgage for its own account or the account of an affiliate, or (C) are loans as to which Norwest Mortgage acquired the servicing rights or as to which Norwest Mortgage acts as subservicer (collectively, the "NMI Frederick Portfolio Loans"), (ii) the NMI Frederick Portfolio Loans which are fixed interest rate mortgage loans (the "Fixed NMI Frederick Portfolio Loans"), including, in both clause (i) and this clause (ii) mortgage loans originated in connection with the purchases of residences by relocated employees ("Relocation Mortgage Loans"),
(iii) the Fixed 30-Year NMI Frederick Portfolio Loans, other than Relocation Mortgage Loans, having original terms to maturity of approximately 20 to approximately 30 years (the "Fixed 30-Year Non-relocation NMI Frederick Portfolio Loans"), (iv) the conventional mortgage loans having an original principal balance in excess of the principal balance acceptable for purchase by FNMA or FHLMC ("Jumbo Loans") included in Norwest Mortgage's servicing portfolio and serviced from servicing centers other than in Frederick, Maryland (the "NMI Non-Frederick Portfolio Loans") and (v) the NMI Non-Frederick Portfolio Loans which are fixed interest rate Jumbo Loans, having original terms to maturity of approximately 20 to approximately 30 years (the "Fixed 30-year NMI Non-Frederick Portfolio Loans"), including in both clause (iv) and this clause (v) Relocation Mortgage Loans. Mortgage loans previously included in PHMC's mortgage servicing portfolio prior to the PHMC Acquisition became serviced or subserviced by Norwest Mortgage on May 7, 1996 and, to the extent described above, are included in the NMI Frederick Portfolio Loans. Prior to May 7, 1996 such mortgage loans were serviced by PHMC. See "Description of the Mortgage Loans" herein and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the recent experience of Norwest Mortgage and, in the case of the NMI Frederick Portfolio Loans prior to May 7, 1996, that of PHMC. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to the NMI Frederick Portfolio Loans or the NMI Non-Frederick Portfolio Loans, which include both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and the Fixed NMI Frederick Portfolio Loans, the Fixed 30-Year NMI Non-Frederick Portfolio Loans or the Fixed 30-Year Non-relocation NMI Frederick Portfolio Loans, each of which includes loans having a variety of payment characteristics, such as Subsidy Loans, Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

    Historically, Relocation Mortgage Loans, which constitute a significant percentage of the NMI Frederick Portfolio Loans, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the NMI Frederick Portfolio Loans, the NMI Non-Frederick Portfolio Loans, the Fixed NMI Frederick Portfolio Loans and the Fixed 30-Year NMI Non-Frederick Portfolio Loans. There can be no assurance that the future experience on the Mortgage Loans contained in the Trust Estate, all of which are fixed interest rate mortgage loans having original terms to stated maturity ranging from approximately 20 to approximately 30 years and none of which are Relocation Mortgage Loans, will be comparable to that of the NMI Frederick Portfolio Loans, the NMI Non-Frederick Portfolio Loans, the Fixed NMI Frederick Portfolio Loans, the Fixed 30-Year NMI Non-Frederick Portfolio Loans or the Fixed 30-Year Non-relocation NMI Frederick Portfolio Loans.

    Delinquencies, foreclosures and loan losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by Norwest Mortgage have been recently originated, the current level of delinquencies, foreclosures and loan losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of Norwest Mortgage's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and loan losses as percentages of the portfolio of the NMI Frederick Portfolio Loans and the NMI Non-Frederick Portfolio Loans could rise significantly above the rates indicated in the following tables.

                      TOTAL NMI FREDERICK PORTFOLIO LOANS

                                           BY DOLLAR               BY DOLLAR               BY DOLLAR
                                BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                               OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                              -----------  ---------  -----------  ---------  -----------  ---------
                                      AS OF                   AS OF                   AS OF
                                DECEMBER 31, 1994       DECEMBER 31, 1995         JUNE 30, 1996
                              ----------------------  ----------------------  ----------------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)
Total NMI Frederick
 Portfolio Loans............     145,339   $37,213,000    147,478  $36,537,000    143,949  $35,319,000
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------

Period of Delinquency (1)
  30 to 59 days.............       1,165   $ 303,741       1,502   $ 359,137       1,561   $ 368,529
  60 to 89 days.............         294      75,871         310      75,162         301      70,500
  90 days or more...........         697     217,595         277      77,103         233      61,139
                              -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquent Loans......       2,156   $ 597,207       2,089   $ 511,402       2,095   $ 500,168
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------

Percent of NMI Frederick
 Portfolio Loans............        1.48%      1.60%        1.42%      1.40%        1.46%      1.42%

                                                AS OF               AS OF               AS OF
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures (2)........................  $  277,406          $  346,096          $  331,150
Foreclosure Ratio (3)...................       0.75%               0.95%               0.94%

                                             YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss) (4).....................  $  (95,087)         $ (150,948)         $  (72,192)
Net Gain (Loss) Ratio (5)...............       (0.26)%             (0.41)%             (0.20)%

                      FIXED NMI FREDERICK PORTFOLIO LOANS

                                           BY DOLLAR               BY DOLLAR               BY DOLLAR
                                BY NO.     AMOUNT OF    BY NO.     AMOUNT OF    BY NO.     AMOUNT OF
                               OF LOANS      LOANS     OF LOANS      LOANS     OF LOANS      LOANS
                              -----------  ---------  -----------  ---------  -----------  ---------
                                      AS OF                   AS OF                   AS OF
                                DECEMBER 31, 1994       DECEMBER 31, 1995         JUNE 30, 1996
                              ----------------------  ----------------------  ----------------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed NMI Frederick
 Portfolio Loans............     112,820   $28,295,000    119,734  $29,152,000    119,907  $28,988,000
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------

Period of Delinquency (1)
  30 to 59 days.............         781   $ 195,686       1,073   $ 241,976       1,175   $ 265,414
  60 to 89 days.............         192      46,754         200      44,225         195      43,849
  90 days or more...........         424     127,441         171      46,094         148      36,818
                              -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquent Loans......       1,397     369,881       1,444     332,295       1,518     346,081
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------

Percent of Fixed NMI
 Frederick Portfolio
 Loans......................        1.24%       1.31%       1.21%       1.14%       1.27%       1.19%

                                                AS OF               AS OF               AS OF
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures (2)........................  $  151,448          $  186,359          $  177,894
Foreclosure Ratio (3)...................       0.54%               0.64%               0.61%


                                             YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss) (4).....................  $  (78,867)         $ (115,100)         $  (52,137)
Net Gain (Loss) Ratio (5)...............       (0.28)%             (0.39)%             (0.18)%

------------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

           FIXED 30-YEAR NON-RELOCATION NMI FREDERICK PORTFOLIO LOANS

                                              BY DOLLAR               BY DOLLAR               BY DOLLAR
                                   BY NO.     AMOUNT OF    BY NO.     AMOUNT OF    BY NO.     AMOUNT OF
                                  OF LOANS      LOANS     OF LOANS      LOANS     OF LOANS      LOANS
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                         AS OF                   AS OF                   AS OF
                                   DECEMBER 31, 1994       DECEMBER 31, 1995         JUNE 30, 1996
                                 ----------------------  ----------------------  ----------------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed 30-Year
 Non-relocation NMI Frederick
 Portfolio Loans...............      76,909   $19,766,000     82,336  $20,598,000     81,530  $20,236,000
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                 -----------  ---------  -----------  ---------  -----------  ---------

Period of Delinquency (1)
  30 to 59 days................         628   $ 159,514         843   $ 194,207         940   $ 217,535
  60 to 89 days................         162      40,038         160      36,678         166      37,893
  90 days or more..............         374     113,023         147      39,194         127      30,555
                                 -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquent Loans.........       1,164   $ 312,575       1,150   $ 270,079       1,233   $ 285,983
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                 -----------  ---------  -----------  ---------  -----------  ---------

Percent of Fixed 30-Year
 Non-relocation NMI Frederick
 Portfolio Loans...............        1.51%       1.58%       1.40%       1.31%       1.51%       1.41%

                                                AS OF               AS OF               AS OF
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------

                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures (2)........................  $  139,636          $  167,035          $  158,038
Foreclosure Ratio (3)...................       0.71%               0.81%               0.78%
                                             YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss) (4).....................  $  (53,322)         $  (80,721)         $  (33,606)
Net Gain (Loss) Ratio (5)...............       (0.27)%             (0.39)%             (0.17)%

                    TOTAL NMI NON-FREDERICK PORTFOLIO LOANS

                                              BY DOLLAR               BY DOLLAR               BY DOLLAR
                                   BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                                  OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                         AS OF                   AS OF                   AS OF
                                   DECEMBER 31, 1994       DECEMBER 31, 1995         JUNE 30, 1996
                                 ----------------------  ----------------------  ----------------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Total NMI Non-Frederick
 Portfolio Loans...............      15,516   $4,348,072     27,984   $7,811,431     33,949   $9,358,116
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                 -----------  ---------  -----------  ---------  -----------  ---------

Period of Delinquency (1)
  30 to 59 days................         125   $  38,300         330   $  96,145         380   $ 107,043
  60 to 89 days................          56       9,404          68      21,389          70      19,621
  90 days or more..............          31       9,972          97      30,867          73      23,403
                                 -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquent Loans.........         212   $  57,676         495   $ 148,401         523   $ 150,067
                                 -----------  ---------  -----------  ---------  -----------  ---------
                                 -----------  ---------  -----------  ---------  -----------  ---------

Percent of NMI Non-Frederick
 Portfolio Loans...............        1.37%      1.33%        1.77%      1.90%        1.54%      1.60%

                                                AS OF               AS OF               AS OF
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures (2)........................  $    9,755          $   30,626          $   37,421
Foreclosure Ratio (3)...................       0.22%               0.39%               0.40%


                                             YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss) (4).....................  $     (982)         $   (1,530)         $   (1,582)
Net Gain (Loss) Ratio (5)...............       (0.02)%             (0.02)%             (0.02)%

----------------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                FIXED 30-YEAR NMI NON-FREDERICK PORTFOLIO LOANS

                                           BY DOLLAR               BY DOLLAR               BY DOLLAR
                                BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                               OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                              -----------  ---------  -----------  ---------  -----------  ---------
                                      AS OF                   AS OF                   AS OF
                                DECEMBER 31, 1994       DECEMBER 31, 1995         JUNE 30, 1996
                              ----------------------  ----------------------  ----------------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed 30-Year NMI Non-
 Frederick Portfolio
 Loans......................       7,574   2,114,666      14,485   3,993,876      18,678   4,980,558
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------
Period of Delinquency (1)
  30 to 59 days.............          60      16,797         167      49,830         189      51,044
  60 to 89 days.............          47       7,036          30       9,507          34       9,140
  90 days or more...........          13       3,874          49      14,756          39      12,389
                              -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquent Loans......         120      27,707         246      74,093         262      72,573
                              -----------  ---------  -----------  ---------  -----------  ---------
                              -----------  ---------  -----------  ---------  -----------  ---------
Percent of Fixed 30-Year NMI
 Non-Frederick Portfolio
 Loans......................        1.58%      1.31%        1.70%      1.86%        1.40%      1.46%

                                                AS OF               AS OF               AS OF
                                          DECEMBER 31, 1994   DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures (2)........................  $    4,605          $   13,806          $   19,981
Foreclosure Ratio (3)...................       0.22%               0.35%               0.40%

------------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

    The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency, foreclosure and loan loss experience of Norwest Mortgage's servicing portfolio during the periods set forth in the preceding table may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans serviced by Norwest Mortgage may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of distributions in reduction of the principal balance of any Subclass or Class of the Offered Certificates (other than the Class A-8 Certificates), the aggregate amount of distributions on any Subclass or Class of the Offered Certificates and the yield to maturity of any Subclass or Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates -- Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Non-PO Fraction, to the holders of the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan, to the Class A-16 Certificates in proportion to the interest of the Class A-16 PO Component in such Discount Mortgage Loan represented by the PO Fraction. As a result of the method of calculating the Class A-17 Priority Amount and the priorities for the allocation of the Class A Non-PO Principal Amount, it is expected that, absent an exceptionally high rate of principal prepayments on the Mortgage Loans, no principal payments will be made on the Class A-17 Certificates during the first five years following the issuance of the Series 1996-5 Certificates. Thereafter, with respect to principal prepayments, while the percentage of principal prepayments allocated to the Class A-17 Certificates during the four years thereafter will gradually increase, such percentage, until the tenth year following the issuance of the Series 1996-5

Certificates, will be disproportionately lower than the percentage of such principal prepayments allocated to the other Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component). See "Description of the Certificates -- Principal (Including
Prepayments) -- Allocation of Amount to be Distributed." Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass or Class of the Offered Certificates or the aggregate amount of distributions on any Subclass or Class of the Offered Certificates.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Norwest Mortgage), servicers (including Norwest Mortgage) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates" in the Prospectus. In addition, Norwest Mortgage or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

    Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, and servicing decisions. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which
(i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty or (ii) a Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 1996-5 Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN

THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF THE OFFERED CERTIFICATES PURCHASED AT A PREMIUM, OR IN THE CASE OF THE CLASS A-8 CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The yield to maturity on the Class M Certificates will be more sensitive than the yield to maturity on the Class A Certificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Class B Certificates, because the entire amount of such losses will be allocable to the Class M Certificates prior to the Class A Certificates, except as otherwise provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Class M Certificates. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Class B Certificates, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of Class M Certificates, because the entire amount of those delinquencies would be borne by the Class M Certificates prior to the Class A Certificates.

    The yield to maturity on the Subclasses of Class B Certificates with higher numerical designations will generally be more sensitive to losses than the Subclasses with lower numerical designations, and the yield to maturity on the Class B Certificates in the aggregate will generally be more sensitive to losses than the other Classes of the Series 1996-5 Certificates, because the entire amount of such losses (except for the portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates, Class M Certificates and Subclasses of Class B Certificates with lower numerical designations) will be allocable to the Subclasses of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans will also have a relatively greater effect (i) on the yield to maturity on the Subclasses of Class B Certificates with higher numerical designations and (ii) on the yield to maturity on the Class B Certificates in the aggregate than on the Class A Certificates and Class M Certificates. Amounts otherwise distributable to holders of the Class B Certificates will be made available to protect the holders of the Class A and Class M Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

    The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or the subordination of, (i) in the case of the Class A Certificates (other than the Class A-16 Certificates with respect to the A-16 PO Component), the Class M and Class B Certificates, (ii) in the case of the Class M Certificates, the Class B

Certificates and (iii) in the case of a Subclass of Class B Certificates, the Subclass or Subclasses of Class B Certificates with higher numerical designations. See "Description of the Certificates -- Interest" and "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing."

    The yield to maturity on the Offered Certificates and more particularly on the Class M Certificates and the Offered Class B Certificates, especially the Class B-2 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. In recent periods, California and several other regions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced natural disasters, including earthquakes, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in California, as well as New York, New Jersey and Colorado and the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class M Certificates and the Offered Class B Certificates, especially the Class B-2 Certificates.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Subclass or Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Subclass or Class of Offered Certificates based on the anticipated yield to maturity of such Subclass or Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios and, in the case of the Class A-7 and Class A-8 Certificates, such investor's own determination of LIBOR. The extent to which any Subclass or Class of Offered Certificates is purchased at a discount or a premium and the degree to which such Subclass or Class is sensitive to the timing of prepayments and, in the case of the Class A-7 and Class A-8 Certificates, the degree to which LIBOR varies from the level anticipated by an investor, will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Subclass or Class of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subclass or Class of Offered Certificates purchased at a premium, or in the case of the Class A-8 Certificates, which have no principal balance, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

    An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

    Investors in the Class A-7 Certificates should understand that if LIBOR is greater than or equal to 8.30% per annum the Pass-Through Rate of such Subclass will remain at its maximum rate of 9.00% per annum. Investors in the Class A-7 Certificates should also consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors could be lower than the anticipated yields. Conversely, investors in the Class A-8 Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors could be significantly lower than anticipated yields. Investors in the Class A-8 Certificates should also understand that if LIBOR is greater than or equal to 8.30% per annum the Class A-8 Certificates will accrue interest at the minimum rate of 0.00% per annum. Further, based on the Structuring Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, are expected to produce a negative yield to investors in the Class A-8 Certificates. See "-- Sensitivity of the Class A-8 Certificates" below.

    Investors in the Class A-7 and Class A-8 Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class A-7 or Class A-8 Certificate.

    As indicated under "Federal Income Tax Considerations" herein, the Class A-R and Class A-LR Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class A-R and Class A-LR Certificates during any such period and no representation is made with respect thereto under any principal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

    As referred to herein, the weighted average life of a Subclass or Class of Offered Certificates (other than the Class A-8 Certificates) refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of a Class A-8 Certificate is the average amount of time that will elapse between the date of issuance of the Series 1996-5 Certificates and the date on which each dollar in reduction of the principal balance of the Class A-7 Certificates (which balance is equal to the notional amount of the Class A-8 Certificates) is distributed to the investors in the Class A-7 Certificates. The weighted average life of each Subclass or Class of the Offered Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization, prepayments or other recoveries of principal.

    THE WEIGHTED AVERAGE LIFE OF THE COMPANION CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS. Specifically, on each Distribution Date up to and including the Distribution Date on which the Class A Subclass Principal Balance of the Companion Certificates is reduced to zero, after the PAC Principal Amounts and the TAC Principal Amount have been distributed for such Distribution Date any remaining Excess Principal Payments for such Distribution Date will be applied to the Companion Certificates before being distributed to the PAC Certificates and the Class A-16 Certificates with respect to the Class A-16 PAC Component and the Class A-16 TAC Component in the proportions and priorities set forth above under "Description of the Certificates -- Principal (Including Prepayments) -- Principal Payment Characteristics of the PAC Certificates, the Class A-16 PAC Component, the Class A-16 TAC Component and the Companion Certificates." Further, the Companion Certificates will receive no distributions in reduction of principal on such Distribution Date if the portion of the Class A Non-PO Principal Amount available to make distributions of principal to the PAC Certificates and the Class A-16 Certificates with respect to the Class A-16 PAC Component and the Class A-16 TAC Component in accordance with the proportions and priorities, set forth under "Description of the Certificates -- Principal (including Prepayments) -- Allocation of Amount to Be Distributed" is equal to or less than the PAC Principal Amounts and TAC Principal Amount on such Distribution Date.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, I.E., no prepayments. Correspondingly, "245% SPA" assumes prepayment rates equal to 245% of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The tables set forth below have been prepared assuming, among other things, the following (the "Structuring Assumptions"): (i) the Trust Estate consists of one Discount Mortgage Loan and one Premium Mortgage Loan with the characteristics set forth below, (ii) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its remaining term to maturity, (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in November 1996, (iv) the Seller does not repurchase any Mortgage Loan, as described under "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and the Seller does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (v) principal prepayments in full on the Mortgage Loans will be received on the last day of each month commencing in October 1996 at the respective constant percentages of SPA set forth in the tables and there are no partial principal prepayments or Prepayment Interest Shortfalls, (vi) the Series 1996-5 Certificates will be issued on October 30, 1996 and (vii) distributions to Certificateholders will be made on the 25th day of each month, commencing in November 1996.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                        REMAINING TERM
                                                PRINCIPAL BALANCE                          TO STATED
                                                AS OF THE CUT-OFF        MORTGAGE          MATURITY       ORIGINAL TERM
                                                      DATE            INTEREST RATE       (IN MONTHS)      (IN MONTHS)
                                               -------------------  ------------------  ---------------  ---------------
Discount Mortgage Loan.......................  $    123,121,128.05      8.0365758824%            356              360
Premium Mortgage Loan........................  $    291,941,105.85      8.6560218844%            357              359

    IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT RATE, THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE OR THAT THE MORTGAGE LOANS WILL NOT EXPERIENCE ANY LOSSES. In addition, there will be differences between the characteristics of the actual Mortgage Loans ultimately included in the Trust Estate and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates (or, in the case of the Class A-8 Certificates, the initial Class A-8 Notional Amount), initial principal balances of the Class M Certificates and initial Class B Subclass Principal Balance of the Subclasses of Class B Certificates outstanding, the actual weighted average lives of the Subclasses of Class A Certificates, the Class M Certificates and the Subclasses of Class B Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates (or, in the case of the Class A-8 Certificates, the Class A-8 Notional Amount), the principal balance of the Class M Certificates and the Class B Subclass Principal Balance of any Subclass of Class B Certificates are reduced to zero.

    Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates, and set forth the percentages of the initial Class A Subclass Principal Balance of each such Subclass (or, in the case of the Class A-8 Certificates, the initial Class A-8 Notional Amount), the initial Class M Principal Balance of the Class M Certificates and the initial Class B Subclass Principal Balance of each Subclass of Offered Class B Certificates that would be outstanding after each of the dates shown at the constant percentages of SPA presented.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                                                                                  CLASS A-2
                                                                                                                  CERTIFICATES
                                                                      CLASS A-1                                   AT THE
                                                                 CERTIFICATES AT THE                              FOLLOWING
                                                                FOLLOWING PERCENTAGES                             PERCENTAGES
                                                                        OF SPA                                     OF SPA
            DISTRIBUTION              --------------------------------------------------------------------------  ---------
                DATE                     0%         100%         245%         375%         500%         750%         0%
------------------------------------  --------------------------------------------------------------------------  ---------
Initial.............................        100         100          100          100          100          100
                                                                                                                        100
October 1997........................         98          92           85           77           71           57
                                                                                                                        100
October 1998........................         95          78           53           32           12            0
                                                                                                                        100
October 1999........................         93          59           15            0            0            0
                                                                                                                        100
October 2000........................         90          41            0            0            0            0
                                                                                                                        100
October 2001........................         87          25            0            0            0            0
                                                                                                                        100
October 2002........................         84          10            0            0            0            0
                                                                                                                        100
October 2003........................         81           0            0            0            0            0
                                                                                                                        100
October 2004........................         77           0            0            0            0            0
                                                                                                                        100
October 2005........................         74           0            0            0            0            0
                                                                                                                        100
October 2006........................         69           0            0            0            0            0
                                                                                                                        100
October 2007........................         65           0            0            0            0            0
                                                                                                                        100
October 2008........................         60           0            0            0            0            0
                                                                                                                        100
October 2009........................         55           0            0            0            0            0
                                                                                                                        100
October 2010........................         49           0            0            0            0            0
                                                                                                                        100
October 2011........................         43           0            0            0            0            0
                                                                                                                        100
October 2012........................         36           0            0            0            0            0
                                                                                                                        100
October 2013........................         29           0            0            0            0            0
                                                                                                                        100
October 2014........................         20           0            0            0            0            0
                                                                                                                        100
October 2015........................         12           0            0            0            0            0
                                                                                                                        100
October 2016........................          2           0            0            0            0            0
                                                                                                                        100
October 2017........................          0           0            0            0            0            0
                                                                                                                         77
October 2018........................          0           0            0            0            0            0
                                                                                                                         46
October 2019........................          0           0            0            0            0            0
                                                                                                                         12
October 2020........................          0           0            0            0            0            0
                                                                                                                          0
October 2021........................          0           0            0            0            0            0
                                                                                                                          0
October 2022........................          0           0            0            0            0            0
                                                                                                                          0
October 2023........................          0           0            0            0            0            0
                                                                                                                          0
October 2024........................          0           0            0            0            0            0
                                                                                                                          0
October 2025........................          0           0            0            0            0            0
                                                                                                                          0
October 2026........................          0           0            0            0            0            0
                                                                                                                          0
Weighted Average
  Life (years) (1)..................      12.71        3.58         2.03         1.59         1.35         1.07       21.87


                                                                                                             CLASS A-3
                                                                                                        CERTIFICATES AT THE
                                                                                                       FOLLOWING PERCENTAGES
                                                                                                               OF SPA
            DISTRIBUTION                                                                               ----------------------
                DATE                     100%         245%         375%         500%         750%         0%         100%
------------------------------------                                                                   ----------------------
Initial.............................
                                             100          100          100          100          100
                                                                                                             100         100
October 1997........................
                                             100          100          100          100          100
                                                                                                              98          94
October 1998........................
                                             100          100          100          100           28
                                                                                                              97          84
October 1999........................
                                             100          100           42            0            0
                                                                                                              95          70
October 2000........................
                                             100           49            0            0            0
                                                                                                              93          57
October 2001........................
                                             100            0            0            0            0
                                                                                                              90          45
October 2002........................
                                             100            0            0            0            0
                                                                                                              88          34
October 2003........................
                                              91            0            0            0            0
                                                                                                              86          24
October 2004........................
                                              58            0            0            0            0
                                                                                                              83          16
October 2005........................
                                              29            0            0            0            0
                                                                                                              81           8
October 2006........................
                                               3            0            0            0            0
                                                                                                              78           1
October 2007........................
                                               0            0            0            0            0
                                                                                                              74           0
October 2008........................
                                               0            0            0            0            0
                                                                                                              71           0
October 2009........................
                                               0            0            0            0            0
                                                                                                              67           0
October 2010........................
                                               0            0            0            0            0
                                                                                                              63           0
October 2011........................
                                               0            0            0            0            0
                                                                                                              58           0
October 2012........................
                                               0            0            0            0            0
                                                                                                              53           0
October 2013........................
                                               0            0            0            0            0
                                                                                                              48           0
October 2014........................
                                               0            0            0            0            0
                                                                                                              42           0
October 2015........................
                                               0            0            0            0            0
                                                                                                              35           0
October 2016........................
                                               0            0            0            0            0
                                                                                                              28           0
October 2017........................
                                               0            0            0            0            0
                                                                                                              21           0
October 2018........................
                                               0            0            0            0            0
                                                                                                              12           0
October 2019........................
                                               0            0            0            0            0
                                                                                                               3           0
October 2020........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2021........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2022........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2023........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2024........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2025........................
                                               0            0            0            0            0
                                                                                                               0           0
October 2026........................
                                               0            0            0            0            0
                                                                                                               0           0
Weighted Average

  Life (years) (1)..................        8.36         4.03         2.97         2.47         1.94       15.15        4.85


            DISTRIBUTION
                DATE                     245%         375%         500%         750%
------------------------------------
Initial.............................

                                             100          100          100          100
October 1997........................

                                              89           83           78           68
October 1998........................

                                              66           50           35            8
October 1999........................

                                              37           11            0            0
October 2000........................

                                              13            0            0            0
October 2001........................

                                               0            0            0            0
October 2002........................

                                               0            0            0            0
October 2003........................

                                               0            0            0            0
October 2004........................

                                               0            0            0            0
October 2005........................

                                               0            0            0            0
October 2006........................

                                               0            0            0            0
October 2007........................

                                               0            0            0            0
October 2008........................

                                               0            0            0            0
October 2009........................

                                               0            0            0            0
October 2010........................

                                               0            0            0            0
October 2011........................

                                               0            0            0            0
October 2012........................

                                               0            0            0            0
October 2013........................

                                               0            0            0            0
October 2014........................

                                               0            0            0            0
October 2015........................

                                               0            0            0            0
October 2016........................

                                               0            0            0            0
October 2017........................

                                               0            0            0            0
October 2018........................

                                               0            0            0            0
October 2019........................

                                               0            0            0            0
October 2020........................

                                               0            0            0            0
October 2021........................

                                               0            0            0            0
October 2022........................

                                               0            0            0            0
October 2023........................

                                               0            0            0            0
October 2024........................

                                               0            0            0            0
October 2025........................

                                               0            0            0            0
October 2026........................

                                               0            0            0            0
Weighted Average

  Life (years) (1)..................        2.56         1.96         1.65         1.30

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

 PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE(1) OUTSTANDING FOR:

                                                                                                CLASS A-5, CLASS A-6, CLASS A-7 AND
                                                     CLASS A-4                                               CLASS A-8
                                                CERTIFICATES AT THE                                     CERTIFICATES AT THE
                                               FOLLOWING PERCENTAGES                                   FOLLOWING PERCENTAGES
                                                       OF SPA                                                 OF SPA
    DISTRIBUTION      ------------------------------------------------------------------------  -----------------------------------
        DATE             0%        100%        245%         375%         500%         750%         0%         100%         245%
--------------------  ------------------------------------------------------------------------  -----------------------------------
Initial.............        100        100         100          100          100          100
                                                                                                      100         100          100
October 1997........        100        100         100          100          100          100
                                                                                                       99          96           92
October 1998........        100        100         100          100          100          100
                                                                                                       98          89           76
October 1999........        100        100         100          100           72            0
                                                                                                       96          79           56
October 2000........        100        100         100           54            0            0
                                                                                                       95          70           38
October 2001........        100        100          82            0            0            0
                                                                                                       93          61           24
October 2002........        100        100          44            0            0            0
                                                                                                       92          53           13
October 2003........        100        100          15            0            0            0
                                                                                                       90          46            4
October 2004........        100        100           0            0            0            0
                                                                                                       88          40            0
October 2005........        100        100           0            0            0            0
                                                                                                       86          35            0
October 2006........        100        100           0            0            0            0
                                                                                                       84          30            0
October 2007........        100         86           0            0            0            0
                                                                                                       82          25            0
October 2008........        100         71           0            0            0            0
                                                                                                       79          21            0
October 2009........        100         57           0            0            0            0
                                                                                                       77          17            0
October 2010........        100         43           0            0            0            0
                                                                                                       74          13            0
October 2011........        100         31           0            0            0            0
                                                                                                       70           9            0
October 2012........        100         18           0            0            0            0
                                                                                                       67           5            0
October 2013........        100          7           0            0            0            0
                                                                                                       63           2            0
October 2014........        100          0           0            0            0            0
                                                                                                       59           0            0
October 2015........        100          0           0            0            0            0
                                                                                                       54           0            0
October 2016........        100          0           0            0            0            0
                                                                                                       49           0            0
October 2017........        100          0           0            0            0            0
                                                                                                       44           0            0
October 2018........        100          0           0            0            0            0
                                                                                                       38           0            0
October 2019........        100          0           0            0            0            0
                                                                                                       32           0            0
October 2020........         84          0           0            0            0            0
                                                                                                       25           0            0
October 2021........         58          0           0            0            0            0
                                                                                                       17           0            0
October 2022........         30          0           0            0            0            0
                                                                                                        9           0            0
October 2023........          0          0           0            0            0            0
                                                                                                        0           0            0
October 2024........          0          0           0            0            0            0
                                                                                                        0           0            0
October 2025........          0          0           0            0            0            0
                                                                                                        0           0            0
October 2026........          0          0           0            0            0            0
                                                                                                        0           0            0
Weighted Average
  Life (years)
  (2)...............      25.28      13.65        5.95         4.11         3.29         2.47       18.11        7.43         3.55


                                                                                        CLASS A-9
                                                                                   CERTIFICATES AT THE
                                                                                  FOLLOWING PERCENTAGES
                                                                                         OF SPA
    DISTRIBUTION                                             ---------------------------------------------------------------
        DATE             375%         500%         750%          0%          100%         245%         375%         500%
--------------------                                         ---------------------------------------------------------------
Initial.............
                             100          100          100
                                                                    100          100          100          100          100
October 1997........
                              88           85           78
                                                                     96           85           85           85           85
October 1998........
                              65           54           35
                                                                     91           57           57           57           57
October 1999........
                              37           21            0
                                                                     86           26           26           26           26
October 2000........
                              16            0            0
                                                                     81            5            5            5            0
October 2001........
                               0            0            0
                                                                     75            0            0            0            0
October 2002........
                               0            0            0
                                                                     69            0            0            0            0
October 2003........
                               0            0            0
                                                                     63            0            0            0            0
October 2004........
                               0            0            0
                                                                     56            0            0            0            0
October 2005........
                               0            0            0
                                                                     49            0            0            0            0
October 2006........
                               0            0            0
                                                                     41            0            0            0            0
October 2007........
                               0            0            0
                                                                     33            0            0            0            0
October 2008........
                               0            0            0
                                                                     27            0            0            0            0
October 2009........
                               0            0            0
                                                                     21            0            0            0            0
October 2010........
                               0            0            0
                                                                     14            0            0            0            0
October 2011........
                               0            0            0
                                                                      7            0            0            0            0
October 2012........
                               0            0            0
                                                                      0            0            0            0            0
October 2013........
                               0            0            0
                                                                      0            0            0            0            0
October 2014........
                               0            0            0
                                                                      0            0            0            0            0
October 2015........
                               0            0            0
                                                                      0            0            0            0            0
October 2016........
                               0            0            0
                                                                      0            0            0            0            0
October 2017........
                               0            0            0
                                                                      0            0            0            0            0
October 2018........
                               0            0            0
                                                                      0            0            0            0            0
October 2019........
                               0            0            0
                                                                      0            0            0            0            0
October 2020........
                               0            0            0
                                                                      0            0            0            0            0
October 2021........
                               0            0            0
                                                                      0            0            0            0            0
October 2022........
                               0            0            0
                                                                      0            0            0            0            0
October 2023........
                               0            0            0
                                                                      0            0            0            0            0
October 2024........
                               0            0            0
                                                                      0            0            0            0            0
October 2025........
                               0            0            0
                                                                      0            0            0            0            0
October 2026........
                               0            0            0
                                                                      0            0            0            0            0
Weighted Average

  Life (years)
  (2)...............        2.59         2.13         1.64         8.62         2.25         2.25         2.25         2.21


    DISTRIBUTION
        DATE             750%
--------------------
Initial.............

                             100
October 1997........

                              85
October 1998........

                              57
October 1999........

                               0
October 2000........

                               0
October 2001........

                               0
October 2002........

                               0
October 2003........

                               0
October 2004........

                               0
October 2005........

                               0
October 2006........

                               0
October 2007........

                               0
October 2008........

                               0
October 2009........

                               0
October 2010........

                               0
October 2011........

                               0
October 2012........

                               0
October 2013........

                               0
October 2014........

                               0
October 2015........

                               0
October 2016........

                               0
October 2017........

                               0
October 2018........

                               0
October 2019........

                               0
October 2020........

                               0
October 2021........

                               0
October 2022........

                               0
October 2023........

                               0
October 2024........

                               0
October 2025........

                               0
October 2026........

                               0
Weighted Average

  Life (years)
  (2)...............        1.94

------------------
(1)With respect to the Class A-8 Certificates, percentages are expressed as percentages of the initial Class A-8 Notional Amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance or notional amount, as the case may be, by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of principal balance or notional amount, as the case may be, referred to in clause (i).

 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                      CLASS A-10                                        CLASS A-11
                                                 CERTIFICATES AT THE                               CERTIFICATES AT THE
                                                FOLLOWING PERCENTAGES                             FOLLOWING PERCENTAGES
                                                        OF SPA                                            OF SPA
    DISTRIBUTION      --------------------------------------------------------------------------  ----------------------
        DATE             0%         100%         245%         375%         500%         750%         0%         100%
--------------------  --------------------------------------------------------------------------  ----------------------
Initial.............        100         100          100          100          100          100
                                                                                                        100         100
October 1997........        100         100          100          100          100          100
                                                                                                        100         100
October 1998........        100         100          100          100          100          100
                                                                                                        100         100
October 1999........        100          77           77           77           77            0
                                                                                                        100         100
October 2000........        100          15           15           15            0            0
                                                                                                        100         100
October 2001........        100           0            0            0            0            0
                                                                                                        100          75
October 2002........        100           0            0            0            0            0
                                                                                                        100          47
October 2003........        100           0            0            0            0            0
                                                                                                        100          21
October 2004........        100           0            0            0            0            0
                                                                                                        100           5
October 2005........        100           0            0            0            0            0
                                                                                                        100           0
October 2006........        100           0            0            0            0            0
                                                                                                        100           0
October 2007........         98           0            0            0            0            0
                                                                                                        100           0
October 2008........         81           0            0            0            0            0
                                                                                                        100           0
October 2009........         62           0            0            0            0            0
                                                                                                        100           0
October 2010........         42           0            0            0            0            0
                                                                                                        100           0
October 2011........         20           0            0            0            0            0
                                                                                                        100           0
October 2012........          0           0            0            0            0            0
                                                                                                         98           0
October 2013........          0           0            0            0            0            0
                                                                                                         83           0
October 2014........          0           0            0            0            0            0
                                                                                                         67           0
October 2015........          0           0            0            0            0            0
                                                                                                         50           0
October 2016........          0           0            0            0            0            0
                                                                                                         31           0
October 2017........          0           0            0            0            0            0
                                                                                                         11           0
October 2018........          0           0            0            0            0            0
                                                                                                          0           0
October 2019........          0           0            0            0            0            0
                                                                                                          0           0
October 2020........          0           0            0            0            0            0
                                                                                                          0           0
October 2021........          0           0            0            0            0            0
                                                                                                          0           0
October 2022........          0           0            0            0            0            0
                                                                                                          0           0
October 2023........          0           0            0            0            0            0
                                                                                                          0           0
October 2024........          0           0            0            0            0            0
                                                                                                          0           0
October 2025........          0           0            0            0            0            0
                                                                                                          0           0
October 2026........          0           0            0            0            0            0
                                                                                                          0           0
Weighted Average
  Life (years)
  (1)...............      13.54        3.46         3.46         3.46         3.35         2.58       18.92        6.02

                                                                                                 CLASS A-12
                                                                                             CERTIFICATES AT THE
                                                                                            FOLLOWING PERCENTAGES
                                                                                                   OF SPA
    DISTRIBUTION                                                          ---------------------------------------------------------
        DATE             245%         375%         500%         750%         0%        100%       245%        375%         500%
--------------------                                                      ---------------------------------------------------------
Initial.............
                             100          100          100          100
                                                                                100        100        100         100          100
October 1997........
                             100          100          100          100
                                                                                100        100        100          74           49
October 1998........
                             100          100          100          100
                                                                                100        100        100          22            0
October 1999........
                             100          100          100           69
                                                                                100        100        100           0            0
October 2000........
                             100          100           83            0
                                                                                100        100        100           0            0
October 2001........
                              75           75           21            0
                                                                                100        100        100           0            0
October 2002........
                              47           47            0            0
                                                                                100        100        100           0            0
October 2003........
                              21           21            0            0
                                                                                100        100        100           0            0
October 2004........
                               5            5            0            0
                                                                                100        100        100           0            0
October 2005........
                               0            0            0            0
                                                                                100        100        100           0            0
October 2006........
                               0            0            0            0
                                                                                100        100         95           0            0
October 2007........
                               0            0            0            0
                                                                                100        100         74           0            0
October 2008........
                               0            0            0            0
                                                                                100        100         56           0            0
October 2009........
                               0            0            0            0
                                                                                100        100         41           0            0
October 2010........
                               0            0            0            0
                                                                                100        100         28           0            0
October 2011........
                               0            0            0            0
                                                                                100        100         17           0            0
October 2012........
                               0            0            0            0
                                                                                100        100          8           0            0
October 2013........
                               0            0            0            0
                                                                                100        100          1           0            0
October 2014........
                               0            0            0            0
                                                                                100        100          0           0            0
October 2015........
                               0            0            0            0
                                                                                100        100          0           0            0
October 2016........
                               0            0            0            0
                                                                                100        100          0           0            0
October 2017........
                               0            0            0            0
                                                                                100        100          0           0            0
October 2018........
                               0            0            0            0
                                                                                100         83          0           0            0
October 2019........
                               0            0            0            0
                                                                                100         65          0           0            0
October 2020........
                               0            0            0            0
                                                                                100         49          0           0            0
October 2021........
                               0            0            0            0
                                                                                100         33          0           0            0
October 2022........
                               0            0            0            0
                                                                                100         18          0           0            0
October 2023........
                               0            0            0            0
                                                                                100          3          0           0            0
October 2024........
                               0            0            0            0
                                                                                100          0          0           0            0
October 2025........
                               0            0            0            0
                                                                                 25          0          0           0            0
October 2026........
                               0            0            0            0
                                                                                  0          0          0           0            0
Weighted Average

  Life (years)
  (1)...............        6.02         6.02         4.57         3.23       28.70      24.03      12.72        1.46         0.96


    DISTRIBUTION
        DATE             750%
--------------------
Initial.............

                             100
October 1997........

                               0
October 1998........

                               0
October 1999........

                               0
October 2000........

                               0
October 2001........

                               0
October 2002........

                               0
October 2003........

                               0
October 2004........

                               0
October 2005........

                               0
October 2006........

                               0
October 2007........

                               0
October 2008........

                               0
October 2009........

                               0
October 2010........

                               0
October 2011........

                               0
October 2012........

                               0
October 2013........

                               0
October 2014........

                               0
October 2015........

                               0
October 2016........

                               0
October 2017........

                               0
October 2018........

                               0
October 2019........

                               0
October 2020........

                               0
October 2021........

                               0
October 2022........

                               0
October 2023........

                               0
October 2024........

                               0
October 2025........

                               0
October 2026........

                               0
Weighted Average

  Life (years)
  (1)...............        0.63

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                                                                                      CLASS
                                                                                                                      A-14
                                                                                                                    CERTIFICATES
                                                                       CLASS A-13                                   AT THE
                                                                  CERTIFICATES AT THE                               FOLLOWING
                                                                 FOLLOWING PERCENTAGES                              PERCENTAGES
                                                                         OF SPA                                      OF SPA
            DISTRIBUTION              ----------------------------------------------------------------------------  ---------
                DATE                      0%          100%         245%         375%         500%         750%         0%
------------------------------------  ----------------------------------------------------------------------------  ---------
Initial.............................         100          100          100          100          100          100
                                                                                                                          100
October 1997........................          90           90           90           90           90           90
                                                                                                                          100
October 1998........................          79           79           79           79           79           79
                                                                                                                          100
October 1999........................          67           67           67           67           67           15
                                                                                                                          100
October 2000........................          55           55           55           55           34            0
                                                                                                                          100
October 2001........................          41           41           41           34            0            0
                                                                                                                          100
October 2002........................          26           26           26            0            0            0
                                                                                                                          100
October 2003........................          10           10           10            0            0            0
                                                                                                                          100
October 2004........................           0            0            0            0            0            0
                                                                                                                          100
October 2005........................           0            0            0            0            0            0
                                                                                                                          100
October 2006........................           0            0            0            0            0            0
                                                                                                                          100
October 2007........................           0            0            0            0            0            0
                                                                                                                          100
October 2008........................           0            0            0            0            0            0
                                                                                                                          100
October 2009........................           0            0            0            0            0            0
                                                                                                                          100
October 2010........................           0            0            0            0            0            0
                                                                                                                          100
October 2011........................           0            0            0            0            0            0
                                                                                                                          100
October 2012........................           0            0            0            0            0            0
                                                                                                                          100
October 2013........................           0            0            0            0            0            0
                                                                                                                          100
October 2014........................           0            0            0            0            0            0
                                                                                                                          100
October 2015........................           0            0            0            0            0            0
                                                                                                                          100
October 2016........................           0            0            0            0            0            0
                                                                                                                          100
October 2017........................           0            0            0            0            0            0
                                                                                                                          100
October 2018........................           0            0            0            0            0            0
                                                                                                                          100
October 2019........................           0            0            0            0            0            0
                                                                                                                          100
October 2020........................           0            0            0            0            0            0
                                                                                                                          100
October 2021........................           0            0            0            0            0            0
                                                                                                                          100
October 2022........................           0            0            0            0            0            0
                                                                                                                          100
October 2023........................           0            0            0            0            0            0
                                                                                                                           99
October 2024........................           0            0            0            0            0            0
                                                                                                                           59
October 2025........................           0            0            0            0            0            0
                                                                                                                           15
October 2026........................           0            0            0            0            0            0
                                                                                                                            0
Weighted Average
  Life (years) (1)..................        4.20         4.20         4.20         3.70         3.19         2.51       28.21


                                                                                                             CLASS A-15
                                                                                                         CERTIFICATES AT THE
                                                                                                        FOLLOWING PERCENTAGES
                                                                                                               OF SPA
            DISTRIBUTION                                                                           -------------------------------
                DATE                    100%       245%        375%         500%         750%         0%        100%       245%
------------------------------------                                                               -------------------------------
Initial.............................
                                            100        100         100          100          100
                                                                                                         100        100        100
October 1997........................
                                            100        100         100          100          100
                                                                                                         100        100        100
October 1998........................
                                            100        100         100          100          100
                                                                                                         100        100        100
October 1999........................
                                            100        100         100          100           76
                                                                                                         100        100        100
October 2000........................
                                            100        100         100           91            0
                                                                                                         100        100        100
October 2001........................
                                            100        100          97           23            0
                                                                                                         100        100        100
October 2002........................
                                            100        100          53            0            0
                                                                                                         100        100        100
October 2003........................
                                            100        100          23            0            0
                                                                                                         100        100        100
October 2004........................
                                            100         90           6            0            0
                                                                                                         100        100        100
October 2005........................
                                            100         70           0            0            0
                                                                                                         100        100        100
October 2006........................
                                            100         56           0            0            0
                                                                                                         100        100        100
October 2007........................
                                            100         43           0            0            0
                                                                                                         100        100        100
October 2008........................
                                            100         33           0            0            0
                                                                                                         100        100        100
October 2009........................
                                            100         24           0            0            0
                                                                                                         100        100        100
October 2010........................
                                            100         16           0            0            0
                                                                                                         100        100        100
October 2011........................
                                            100         10           0            0            0
                                                                                                         100        100        100
October 2012........................
                                            100          5           0            0            0
                                                                                                         100        100        100
October 2013........................
                                            100          *           0            0            0
                                                                                                         100        100        100
October 2014........................
                                             95          0           0            0            0
                                                                                                         100        100         83
October 2015........................
                                             83          0           0            0            0
                                                                                                         100        100         67
October 2016........................
                                             71          0           0            0            0
                                                                                                         100        100         54
October 2017........................
                                             60          0           0            0            0
                                                                                                         100        100         43
October 2018........................
                                             49          0           0            0            0
                                                                                                         100        100         34
October 2019........................
                                             39          0           0            0            0
                                                                                                         100        100         26
October 2020........................
                                             29          0           0            0            0
                                                                                                         100        100         20
October 2021........................
                                             19          0           0            0            0
                                                                                                         100        100         14
October 2022........................
                                             10          0           0            0            0
                                                                                                         100        100         10
October 2023........................
                                              2          0           0            0            0
                                                                                                         100        100          7
October 2024........................
                                              0          0           0            0            0
                                                                                                         100         68          4
October 2025........................
                                              0          0           0            0            0
                                                                                                         100         28          1
October 2026........................
                                              0          0           0            0            0
                                                                                                           0          0          0
Weighted Average

  Life (years) (1)..................      22.09      11.03        6.30         4.64         3.27       29.55      28.48      21.14


            DISTRIBUTION
                DATE                    375%        500%         750%
------------------------------------
Initial.............................

                                            100         100          100
October 1997........................

                                            100         100          100
October 1998........................

                                            100         100          100
October 1999........................

                                            100         100          100
October 2000........................

                                            100         100           13
October 2001........................

                                            100         100            0
October 2002........................

                                            100          43            0
October 2003........................

                                            100           0            0
October 2004........................

                                            100           0            0
October 2005........................

                                             83           0            0
October 2006........................

                                             63           0            0
October 2007........................

                                             48           0            0
October 2008........................

                                             36           0            0
October 2009........................

                                             28           0            0
October 2010........................

                                             21           0            0
October 2011........................

                                             16           0            0
October 2012........................

                                             12           0            0
October 2013........................

                                              9           0            0
October 2014........................

                                              6           0            0
October 2015........................

                                              5           0            0
October 2016........................

                                              3           0            0
October 2017........................

                                              2           0            0
October 2018........................

                                              2           0            0
October 2019........................

                                              1           0            0
October 2020........................

                                              1           0            0
October 2021........................

                                              1           0            0
October 2022........................

                                              *           0            0
October 2023........................

                                              *           0            0
October 2024........................

                                              *           0            0
October 2025........................

                                              *           0            0
October 2026........................

                                              0           0            0
Weighted Average

  Life (years) (1)..................      11.93        6.00         3.93

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                     CLASS A-17                                    CLASS A-R AND CLASS A-LR
                                                CERTIFICATES AT THE                                   CERTIFICATES AT THE
                                               FOLLOWING PERCENTAGES                                 FOLLOWING PERCENTAGES
                                                       OF SPA                                               OF SPA
     DISTRIBUTION        ------------------------------------------------------------------  -------------------------------------
         DATE               0%        100%       245%       375%       500%        750%          0%          100%         245%
-----------------------  ------------------------------------------------------------------  -------------------------------------
Initial................        100        100        100        100        100         100
                                                                                                    100          100          100
October 1997...........        100        100        100        100        100         100
                                                                                                      0            0            0
October 1998...........        100        100        100        100        100         100
                                                                                                      0            0            0
October 1999...........        100        100        100        100        100         100
                                                                                                      0            0            0
October 2000...........        100        100        100        100        100         100
                                                                                                      0            0            0
October 2001...........        100        100        100        100        100          33
                                                                                                      0            0            0
October 2002...........         99         97         94         92         89           3
                                                                                                      0            0            0
October 2003...........         97         93         87         82         62           0
                                                                                                      0            0            0
October 2004...........         96         89         78         69         38           0
                                                                                                      0            0            0
October 2005...........         94         83         68         55         25           0
                                                                                                      0            0            0
October 2006...........         93         76         57         42         17           0
                                                                                                      0            0            0
October 2007...........         91         70         47         32         12           0
                                                                                                      0            0            0
October 2008...........         89         65         39         24          8           0
                                                                                                      0            0            0
October 2009...........         86         59         33         18          5           0
                                                                                                      0            0            0
October 2010...........         84         54         27         14          4           0
                                                                                                      0            0            0
October 2011...........         81         49         22         10          3           0
                                                                                                      0            0            0
October 2012...........         78         45         18          8          2           0
                                                                                                      0            0            0
October 2013...........         75         40         15          6          1           0
                                                                                                      0            0            0
October 2014...........         72         36         12          4          1           0
                                                                                                      0            0            0
October 2015...........         68         32         10          3          1           0
                                                                                                      0            0            0
October 2016...........         64         28          8          2          *           0
                                                                                                      0            0            0
October 2017...........         60         25          6          2          *           0
                                                                                                      0            0            0
October 2018...........         55         21          5          1          *           0
                                                                                                      0            0            0
October 2019...........         49         18          4          1          *           0
                                                                                                      0            0            0
October 2020...........         44         15          3          1          *           0
                                                                                                      0            0            0
October 2021...........         38         12          2          *          *           0
                                                                                                      0            0            0
October 2022...........         31          9          1          *          *           0
                                                                                                      0            0            0
October 2023...........         23          7          1          *          *           0
                                                                                                      0            0            0
October 2024...........         15          4          1          *          *           0
                                                                                                      0            0            0
October 2025...........          7          2          *          *          *           0
                                                                                                      0            0            0
October 2026...........          0          0          0          0          0           0
                                                                                                      0            0            0
Weighted Average
  Life (years) (1).....      21.41      15.83      11.91      10.17       8.20        4.84         0.07         0.07         0.07

                                                                            CLASS M, CLASS B-1 AND CLASS B-2
                                                                                   CERTIFICATES AT THE
                                                                                  FOLLOWING PERCENTAGES
                                                                                         OF SPA
     DISTRIBUTION                                               ---------------------------------------------------------
         DATE               375%         500%         750%         0%        100%       245%        375%         500%
-----------------------                                         ---------------------------------------------------------
Initial................
                                100          100          100
                                                                      100        100        100         100          100
October 1997...........
                                  0            0            0
                                                                       99         99         99          99           99
October 1998...........
                                  0            0            0
                                                                       98         98         98          98           98
October 1999...........
                                  0            0            0
                                                                       97         97         97          97           97
October 2000...........
                                  0            0            0
                                                                       96         96         96          96           96
October 2001...........
                                  0            0            0
                                                                       95         95         95          95           95
October 2002...........
                                  0            0            0
                                                                       94         92         90          87           85
October 2003...........
                                  0            0            0
                                                                       93         89         83          78           73
October 2004...........
                                  0            0            0
                                                                       91         84         74          66           58
October 2005...........
                                  0            0            0
                                                                       90         79         64          53           43
October 2006...........
                                  0            0            0
                                                                       88         73         54          40           29
October 2007...........
                                  0            0            0
                                                                       86         67         45          30           20
October 2008...........
                                  0            0            0
                                                                       84         62         38          23           14
October 2009...........
                                  0            0            0
                                                                       82         56         31          17            9
October 2010...........
                                  0            0            0
                                                                       80         52         26          13            6
October 2011...........
                                  0            0            0
                                                                       77         47         21          10            4
October 2012...........
                                  0            0            0
                                                                       75         43         18           7            3
October 2013...........
                                  0            0            0
                                                                       72         38         14           5            2
October 2014...........
                                  0            0            0
                                                                       68         34         12           4            1
October 2015...........
                                  0            0            0
                                                                       65         31          9           3            1
October 2016...........
                                  0            0            0
                                                                       61         27          8           2            1
October 2017...........
                                  0            0            0
                                                                       57         24          6           2            *
October 2018...........
                                  0            0            0
                                                                       52         20          5           1            *
October 2019...........
                                  0            0            0
                                                                       47         17          4           1            *
October 2020...........
                                  0            0            0
                                                                       42         14          3           1            *
October 2021...........
                                  0            0            0
                                                                       36         12          2           *            *
October 2022...........
                                  0            0            0
                                                                       29          9          1           *            *
October 2023...........
                                  0            0            0
                                                                       22          6          1           *            *
October 2024...........
                                  0            0            0
                                                                       15          4          1           *            *
October 2025...........
                                  0            0            0
                                                                        6          2          *           *            *
October 2026...........
                                  0            0            0
                                                                        0          0          0           0            0
Weighted Average

  Life (years) (1).....        0.07         0.07         0.07       20.54      15.22      11.48        9.83         8.87


     DISTRIBUTION
         DATE               750%
-----------------------
Initial................

                                100
October 1997...........

                                 99
October 1998...........

                                 98
October 1999...........

                                 97
October 2000...........

                                 96
October 2001...........

                                 95
October 2002...........

                                 79
October 2003...........

                                 46
October 2004...........

                                 25
October 2005...........

                                 13
October 2006...........

                                  7
October 2007...........

                                  4
October 2008...........

                                  2
October 2009...........

                                  1
October 2010...........

                                  1
October 2011...........

                                  *
October 2012...........

                                  *
October 2013...........

                                  *
October 2014...........

                                  *
October 2015...........

                                  *
October 2016...........

                                  *
October 2017...........

                                  *
October 2018...........

                                  *
October 2019...........

                                  *
October 2020...........

                                  *
October 2021...........

                                  *
October 2022...........

                                  *
October 2023...........

                                  *
October 2024...........

                                  *
October 2025...........

                                  *
October 2026...........

                                  0
Weighted Average

  Life (years) (1).....        7.16

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

    Interest accrued on the Class A, Class M and Offered Class B Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates -- Interest" herein. The yield on the Class A Certificates (other than the Class A-7 and Class A-8 Certificates), the Class M Certificates and the Offered Class B Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

    The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Subclasses or Class of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation Of Certain Documents By Reference" in the Prospectus. Such tables and materials will have been prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

HISTORIC LOSS EXPERIENCE OF SECURITIZED MORTGAGE LOANS

    The historic experience regarding the cumulative amount of losses and the frequency of liquidations experienced on securitized(1) conventional mortgage loans having original terms to stated maturity of approximately 30 years ("30 Year Mortgage Loans") have varied based on the year of origination as set forth below.

                                                                     LIQUIDATION        LOSS
                             YEAR OF                                  FREQUENCY       SEVERITY
                           ORIGINATION                              PERCENTAGE(A)   PERCENTAGES(B)
                          ------------                             ---------------  -------------
1987.............................................................          0.61%          53.81%
1988.............................................................          8.03%          60.21%
1989.............................................................          9.52%          45.22%
1990.............................................................          5.33%          42.83%
1991.............................................................          3.13%          33.84%
1992.............................................................          0.94%          33.21%
1993.............................................................          0.23%          27.42%
1994.............................................................          0.09%          18.85%
1995.............................................................          0.02%           0.17%
1996.............................................................          0.00%           0.00%

------------------------
(a) The liquidation frequency percentage is determined by dividing the original principal balance of liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of 30 Year Mortgage Loans originated during such year.

(b) The loss severity percentage is determined by dividing the amount of losses resulting from liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of liquidated 30 Year Mortgage Loans originated during such year.

    The loss severity percentages for the more recent years of origination may not be representative of the loss severity percentages in the future for the indicated years of origination in part because the

------------------------
(1) Mortgage loans included in a mortgage pool underlying a series of The Prudential Home Mortgage Securities Company, Inc.'s mortgage pass-through certificates (a "PHMSC Pool") or mortgage loans included in a mortgage pool underlying a series of NASCOR's mortgage pass-through certificates. Currently, the 30 Year Mortgage Loans are primarily serviced or subserviced by Norwest Mortgage, though prior to the PHMC Acquisition, PHMC was the primary servicer of those 30 Year Mortgage Loans included in the PHMSC Pools. Certain of the 30 Year Mortgage Loans are serviced by third-party servicer unaffiliated with either Norwest Mortgage or PHMC.

severity of loss on a liquidated mortgage loan is generally expected to increase as the length of time increases from the initial delinquency of such mortgage loan to the final disposition of the mortgaged property. In addition, it is possible that because the more recent loss severity percentages resulted from relatively low levels of liquidations (which do not include those mortgage loans currently delinquent but not yet liquidated) such percentages may not be representative of future loss severity percentages arising from the liquidation of a larger number of mortgage loans. The frequency of liquidations of the Mortgage Loans and the amount of loss experienced as a result thereof may vary significantly from the historic experience set forth above in part because the underwriting standards applied at origination of the 30 Year Mortgage Loans have changed over time and may differ from those applied at origination of the Mortgage Loans. Similarly, servicing practices with respect to delinquent 30 Year Mortgage Loans changed over time. In addition, delinquencies, foreclosures and loan losses generally are expected to occur with increasing frequency after the first full year of the life of a mortgage loan. Many factors contribute to the severity of losses, particularly the length of time from the initial delinquency of such mortgage loan to the final disposition of the mortgaged property and the state in which the mortgaged property is located. The Seller and Norwest Mortgage make no representation that the actual losses and liquidation frequency experienced on the Mortgage Loans currently serviced by Norwest Mortgage, on the Mortgage Loans generally (which include Mortgage Loans serviced by Other Servicers) or on the Mortgage Loans originated by Norwest Mortgage or a Norwest Mortgage Correspondent will in any way correspond to the historic experience with respect to the 30 Year Mortgage Loans.

SENSITIVITY OF THE CLASS A-8 CERTIFICATES

    THE YIELD TO AN INVESTOR IN THE CLASS A-8 CERTIFICATES WILL BE HIGHLY SENSITIVE TO LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. IN PARTICULAR, THERE MAY BE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO AN INVESTOR IN THE CLASS A-8 CERTIFICATES AS A RESULT OF SMALL INCREASES IN LIBOR OR AS A RESULT OF FASTER THAN ANTICIPATED PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS. AN INVESTOR SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT AN INVESTOR IN THE CLASS A-8 CERTIFICATES MAY NOT FULLY RECOVER ITS INITIAL INVESTMENT.

    Since there can be no assurance that the rate of LIBOR will correlate with prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. However, if, as generally expected, higher mortgage rates and, accordingly, lower prepayment rates, were to occur concurrently with an increase in LIBOR, interest would accrue on the Class A-8 Certificates at a reduced rate at the same time that the rate of distributions in reduction of the principal balance of the Class A-7 Certificates (which principal balance corresponds to the Class A-8 Notional Amount) may be reduced. In such circumstances, an investor in the Class A-8 Certificates could have a significantly lower yielding instrument with a longer weighted average life than anticipated.

    To illustrate the significance of changes in LIBOR and prepayments on the Class A-8 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) under the assumptions specified in the following paragraph at the different constant percentages of SPA and the constant rates of LIBOR indicated. It is not likely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same rate or that the rate of LIBOR will remain constant. As discussed above, the timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in a Class A-8 Certificate, even if the average rate of principal prepayments is consistent with such investor's expectations. Moreover, the timing of changes in the rate of LIBOR may affect the actual yield to maturity to an investor in a Class A-8 Certificate even if the average rate is consistent with such investor's expectation.

    The following table has been prepared on the basis of the Structuring Assumptions and the additional assumptions that (i) the aggregate purchase price for the Class A-8 Certificates is approximately $1,521,300 plus accrued interest thereon from October 25, 1996 to (but not including) October 30, 1996, (ii) such purchase price is paid on October 30, 1996 and (iii) on the Rate Determination Date occurring in November 1996 and each Rate Determination Date thereafter, LIBOR is the rate specified. The Mortgage Loans will not have all of the characteristics assumed above and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Class A-8 Certificates will correspond to any of the yields shown herein, that LIBOR will correspond to the rates shown herein or that the aggregate purchase price of the Class A-8 Certificates will be as assumed. The table does not constitute a representation as to the correlation of any rate of LIBOR with any rate of prepayments on the Mortgage Loans. Each investor must make an independent decision as to the appropriate prepayment assumptions to be used and the appropriate rates of LIBOR to be assumed in deciding whether or not to purchase a Class A-8 Certificate.

    The pre-tax yields to maturity set forth in the following table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-8 Certificates would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price of approximately $1,521,300 plus accrued interest thereon from October 25, 1996 to (but not including) October 30, 1996 for the Class A-8 Certificates and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-8 Certificates and consequently does not purport to reflect the return on any investment in Class A-8 Certificates when such reinvestment rates are considered.

    SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS A-8 CERTIFICATES
                            TO PREPAYMENTS AND LIBOR

                                                                              PERCENTAGES OF SPA
                                                 ----------------------------------------------------------------------------
                     LIBOR                           0%          100%         245%         375%         500%         750%
-----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
2.43750%.......................................     201.21%      194.65%      184.71%      175.32%      165.95%      146.85%
3.43750%.......................................     161.07%      154.43%      144.24%      134.50%      124.80%      105.33%
4.43750%.......................................     123.29%      116.45%      105.71%       95.28%       85.01%       64.89%
5.43750%.......................................      87.81%       80.57%       68.72%       57.06%       45.85%       24.74%
6.43750%.......................................      54.54%       46.57%       32.36%       18.46%        5.78%      (16.75)%
7.43750%.......................................      23.15%       13.56%       (6.67)%     (24.91)%     (40.01)%     (64.51)%
8.43750%.......................................       *            *            *            *            *            *

------------------------
* The pre-tax yield to maturity will be less than (99.99)%.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS B-1 AND CLASS B-2 CERTIFICATES

    Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA

(no defaults). Correspondingly, "50% SDA" assumes default rates equal to 50% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

    The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-1 and Class B-2 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumptions that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly (other than on a Due Date) at the percentages of SDA set forth in the table.

    In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables below (referred to as a "Loss Severity Percentage") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses, (iii) the Class B-1 and Class B-2 Certificates are purchased on October 30, 1996 at assumed purchase prices equal to 100.25% and 97.00%, respectively, of the Class B Subclass Principal Balances thereof plus accrued interest from October 1, 1996 to (but not including) October 30, 1996 and (iv) that there were no delinquencies on the Mortgage Loans.

    The actual Mortgage Loans ultimately included in the Trust Estate will not have the characteristics assumed in preparing the tables and it is unlikely that they will prepay or liquidate at any of the rates specified. The assumed percentages of SDA and SPA shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to maturity of the Class B-1 and Class B-2 Certificates will correspond to any of the pre-tax yields to maturity shown below.

    The pre-tax yields to maturity set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-1 and Class B-2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-1 and Class B-2 Certificates set forth below. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class B-1 and Class B-2 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-1 and Class B-2 Certificates when such reinvestment rates are considered.

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-1
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                           LOSS                   PERCENTAGES OF SPA
PERCENTAGE               SEVERITY    ---------------------------------------------
OF SDA                  PERCENTAGE    0%     100%    245%    375%    500%    750%
----------------------  ----------   -----   -----   -----   -----   -----   -----
  0%..................     N/A       8.05%   8.04%   8.02%   8.01%   8.00%   7.98%
 50%..................      25%      8.05%   8.03%   8.02%   8.01%   8.00%   7.98%
 50%..................      50%      8.06%   8.03%   8.02%   8.01%   8.00%   7.98%
100%..................      25%      8.06%   8.03%   8.02%   8.01%   8.00%   7.98%
100%..................      50%      8.06%   8.04%   8.02%   8.01%   8.00%   7.98%
150%..................      25%      8.06%   8.03%   8.02%   8.01%   8.00%   7.98%
150%..................      50%      5.80%   7.96%   8.02%   8.01%   8.00%   7.99%
200%..................      25%      8.06%   8.03%   8.02%   8.01%   8.00%   7.98%
200%..................      50%      (9.52)% 4.45%   7.92%   8.01%   8.00%   7.99%

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

PERCENTAGE    LOSS                 PERCENTAGES OF SPA
OF   SEVERITY    ---------------------------------------------------
SDA PERCENTAGE     0%       100%      245%     375%    500%    750%
--  ----------   -------   -------   -------   -----   -----   -----
  0%...    N/A     8.41%     8.45%     8.50%   8.53%   8.56%   8.62%
 50%...     25%    8.39%     8.46%     8.50%   8.53%   8.56%   8.62%
 50%...     50%    8.37%     8.46%     8.50%   8.53%   8.56%   8.62%
100%...     25%    8.38%     8.46%     8.50%   8.53%   8.56%   8.62%
100%...     50%    3.33%     6.64%     8.50%   8.53%   8.56%   8.62%
150%...     25%    7.58%     8.42%     8.50%   8.54%   8.56%   8.62%
150%...     50%  (26.51)%  (16.89)%    3.96%   7.51%   8.56%   8.62%
200%...     25%    3.75%     6.80%     8.51%   8.53%   8.56%   8.62%
200%...     50%  (40.45)%  (35.17)%  (22.46)%  1.09%   6.04%   8.61%

    The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

                           AGGREGATE REALIZED LOSSES

                           LOSS                   PERCENTAGES OF SPA
PERCENTAGE               SEVERITY    ---------------------------------------------
OF SDA                  PERCENTAGE    0%     100%    245%    375%    500%    750%
----------------------  ----------   -----   -----   -----   -----   -----   -----
 50%..................      25%      0.50%   0.39%   0.29%   0.23%   0.19%   0.13%
 50%..................      50%      0.99%   0.78%   0.58%   0.46%   0.37%   0.26%
100%..................      25%      0.98%   0.77%   0.58%   0.46%   0.37%   0.25%
100%..................      50%      1.96%   1.55%   1.15%   0.91%   0.74%   0.51%
150%..................      25%      1.46%   1.15%   0.86%   0.68%   0.55%   0.38%
150%..................      50%      2.92%   2.30%   1.72%   1.36%   1.11%   0.76%
200%..................      25%      1.93%   1.52%   1.14%   0.90%   0.73%   0.51%
200%..................      50%      3.86%   3.05%   2.28%   1.81%   1.47%   1.01%

    Notwithstanding the assumed percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid or that the Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class B-1 and Class B-2 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class B-1 and Class B-2 Certificates will conform to any of the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.

    Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in Class B-1 and Class B-2 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        POOLING AND SERVICING AGREEMENT
GENERAL

    The Series 1996-5 Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Series 1996-5 Certificates (the "Pooling and Servicing Agreement") among the Seller, the Master Servicer, the Trust Administrator and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 1996-5 Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

    The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mortgage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates and (iv) the rights of the Trust Administrator to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

DISTRIBUTIONS

    Distributions (other than the final distribution in retirement of the Offered Certificates of each Class or Subclass) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $5,000,000 initial principal balance, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Master Servicer, or the paying agent acting on behalf of the Master Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Class or Subclass of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trust Administrator specified in the notice of final distribution with respect to the related Subclass or Class.

    Unless Definitive Certificates are issued as described above, the Master Servicer and the Trust Administrator will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also receive distributions on the Book-Entry Certificates from the Trust Administrator and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

    With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Series 1996-5 Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to a percentage (the "Class A Voting Interest") of the aggregate Voting Interest represented by all Series 1996-5 Certificates equal to the sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion) (the "Non-PO Voting Interest") and (B) the Pool Balance (PO Portion) divided by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion); the holders of the Class M Certificates will collectively be entitled to the then-applicable percentage of the aggregate Voting Interest represented by all Series 1996-5 Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and the holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1996-5 Certificates (the "Class B Voting Interest"). The aggregate Voting Interest of each Subclass of Class A Certificates (other than the Class A-8 Certificates) on any date will be equal to the product of (a) 99% of the Class A Voting Interest on such date represented by clause (A) above and (b) the fraction obtained by dividing the

Class A Subclass Principal Balance of such Subclass less, in the case of the Class A-16 Certificates, the Component Principal Balance of the Class A-16 PO Component on such date by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interest of the Class A-8 Certificates on any date will be equal to 1% of the Class A Voting Interest represented by clause (A). In addition to the Voting Interest of the Class A-16 Certificates determined in accordance with the second preceding sentence, the Class A-16 Certificates will be entitled to the Class A Voting Interest represented by clause (B) above. The aggregate Voting Interest of each Subclass of Class B Certificates on any date will be equal to the product of (a) the Class B Voting Interest on such date and
(b) the fraction obtained by dividing the Class B Subclass Principal Balance of such Subclass on such date by the Class B Principal Balance on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Subclasses of Certificates, each Certificateholder of a Subclass will have a Voting Interest in such Class or Subclass equal to such holder's Percentage Interest in such Class or Subclass. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE

    The Trustee for the Series 1996-5 Certificates will be Firstar Trust Company, a banking corporation organized under the laws of the State of Wisconsin. The Corporate Trust Office of the Trustee is located at 615 East Michigan Street, Lewis Center, 4th Floor, Milwaukee, Wisconsin 53202. The Trustee will be responsible for monitoring the compliance of the Master Servicer with the Pooling and Servicing Agreement and the Underlying Servicing Agreements. See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

TRUST ADMINISTRATOR

    First Union National Bank of North Carolina will act as Trust Administrator for the Series 1996-5 Certificates. The corporate trust office of the Trust Administrator is located at 230 South Tryon Street, Charlotte, North Carolina 28288. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. In addition, the Trust Administrator will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Norwest Mortgage if Norwest Mortgage, as Servicer, fails to make a Periodic Advance required by the related Underlying Servicing Agreement. See "Description of the Certificates -- Periodic Advances" herein.

MASTER SERVICER

    Norwest Bank will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer is terminated and a successor servicer is not appointed, provide certain reports to the Trust Administrator regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans if a Servicer other than Norwest Mortgage fails to make a Periodic Advance required by the related Underlying Servicing Agreement. The Master Servicer will be entitled to a "Master Servicing Fee" payable monthly equal to the product of (i) 1/12th of 0.02% (the "Master Servicing Fee Rate") and (ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses to the Trust Estate subject to reimbursement as described under "Master Servicer" in the Prospectus.

SPECIAL SERVICING AGREEMENTS

    The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Subclass of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

OPTIONAL TERMINATION

    At its option, the Seller may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Series 1996-5 Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate plus accrued interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the Lower-Tier REMIC will be distributed to the holder of the Class A-LR Certificate. See "Description of the Certificates -- Additional Rights of the Class A-R and Class A-LR Certificateholders" herein and "The Pooling and Servicing Agreement -- Termination; Purchase of Mortgage Loans" in the Prospectus. The exercise of the foregoing option will be in the Seller's sole discretion. Without limitation, the Seller may enter into agreements with third parties to (i) exercise such option at the direction of such third party or (ii) forbear from the exercise of such option.

                        SERVICING OF THE MORTGAGE LOANS

    Norwest Mortgage will service approximately 93.24% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans and the other servicers listed below (the "Other Servicers", and collectively with Norwest Mortgage, the "Servicers") will service the balance of the Mortgage Loans, as indicated, each pursuant to a separate Underlying Servicing Agreement. The rights to enforce the related Servicer's obligations under each Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trust Administrator, on behalf of the Trustee, for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the Prospectus.

THE SERVICERS

    The Mortgage Loans initially will be serviced by the following entities:

                                                                       APPROXIMATE PERCENTAGE OF CUT-OFF
                                                                       DATE AGGREGATE PRINCIPAL BALANCE
NAME OF SERVICER                                                                   SERVICED
---------------------------------------------------------------------  ---------------------------------
Norwest Mortgage, Inc. ..............................................                  93.24%
First Bank National Assoc. ..........................................                   2.18%
SunTrust Mortgage, Inc. .............................................                   1.68%
HomeSide Lending.....................................................                   1.25%
Citicorp Mortgage, Inc. .............................................                   0.53%
BankAmerica Mortgage.................................................                   0.42%
First Union Mortgage Corp. ..........................................                   0.35%
National City Mortgage Co. ..........................................                   0.18%
Countrywide Home Loans, Inc..........................................                   0.10%
Cimarron Mortgage Company............................................                   0.07%
                                                                                     -------
    Total............................................................                 100.00%
                                                                                     -------
                                                                                     -------

    Certain information with respect to the loan servicing experience of Norwest Mortgage is set forth under "Delinquency and Foreclosure Experience."

    The Mortgage Loans serviced by Norwest Mortgage are serviced either from Norwest Mortgage's servicing center located in Frederick, Maryland (the "Norwest Frederick-Serviced Loans") or from one of several other regional servicing centers (the "Norwest Non-Frederick-Serviced Loans"). As of the Cut-Off Date, it is expected that 447 of the Mortgage Loans in the Trust Estate, representing approximately 27.38% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be Norwest Frederick-Serviced Loans and 880 of the Mortgage Loans in the Trust Estate, representing approximately 65.86% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be Norwest Non-Frederick-Serviced Loans.

SERVICER CUSTODIAL ACCOUNTS

    Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Servicer Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) on any Mortgage Loan that such Servicer services, interest (net of Servicing Fees) on any Mortgage Loan that such Servicer services, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Servicer Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Underlying Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans.

    Not later than the Remittance Date, the Servicers are obligated to remit to the Certificate Account all amounts on deposit in the Servicer Custodial Accounts as of the close of business on the business day preceding the Remittance Date other than the following:

        (a) amounts received as late payments of principal or interest respecting which such Servicer previously has made one or more unreimbursed Periodic Advances;

        (b) any unreimbursed Periodic Advances of such Servicer with respect to Liquidated Loans;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted where applicable in respect of Month End Interest as described under "Description of the Certificates -- Interest";

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) unless the applicable Underlying Servicing Agreement provides for daily remittances of Unscheduled Principal Receipts, as described below under "-- Anticipated Changes in Servicing," all Unscheduled Principal Receipts received by such Servicer after the applicable Unscheduled Principal Receipt Period with respect thereto specified in the applicable Underlying Servicing Agreement, and all related payments of interest on such amounts;

        (f) all amounts representing certain expenses reimbursable to such Servicer and any other amounts permitted to be retained by such Servicer or withdrawn by such Servicer from the Servicer Custodial Account pursuant to the applicable Underlying Servicing Agreement;

        (g) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which such Servicer is entitled to retain as additional servicing compensation; and

        (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account.

UNSCHEDULED PRINCIPAL RECEIPTS

    The Pooling and Servicing Agreement specifies, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the "Unscheduled Principal Receipt Period") during which all Unscheduled Principal Receipts of such type received by the Servicer will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date preceding the applicable Remittance Date (such period a "Mid-Month Receipt Period").

    With respect to the Norwest Frederick-Serviced Loans, the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Mid-Month Receipt Period. With respect to the Norwest Non-Frederick-Serviced Loans and Mortgage Loans serviced by Other Servicers, the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Prior Month Receipt Period.

ANTICIPATED CHANGES IN SERVICING

    CHANGES IN TIMING OF REMITTANCES OF UNSCHEDULED PRINCIPAL RECEIPTS IN FULL AND ELIMINATION OF MONTH END INTEREST. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder, the Trustee or the Trust Administrator, require Norwest Mortgage as Servicer under the related Underlying Servicing Agreement to, or enter into an amendment to any applicable Underlying Servicing Agreement to require any Other Servicer to, remit Unscheduled Principal Receipts in full to the Master Servicer for deposit into the Certificate Account daily on a specified business day following receipt thereof which will generally result in a deposit earlier than on the following Remittance Date. In conjunction with any such change, the applicable Servicer would be relieved of its obligation to remit Month End Interest and certain other conforming changes may be made. Such changes would have an effect on the amount of Compensating Interest as described herein under the heading "Description of the Certificates -- Interest." Further, the Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder, the Trustee or the Trust Administrator, require Norwest Mortgage or any successor thereto under the applicable Underlying Servicing Agreement to make remittances to the Certificate Account (other than any remittances which are required to be made daily) on the 18th day of each month, or if such 18th day is not a business day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

    CHANGES IN UNSCHEDULED PRINCIPAL RECEIPT PERIOD. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder, the Trustee or the Trust Administrator, (i) direct Norwest Mortgage as Servicer under the related Underlying Servicing Agreement to change the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (i), (ii) and (iii) below or (ii) with respect to any Other Servicer, enter into an amendment to any applicable Underlying Servicing Agreement for the purpose of changing the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (iv) below and making any necessary conforming changes incident thereto. In connection therewith, (i) the Unscheduled Principal Receipt Period for the Norwest Non-Frederick-Serviced Loans may be changed (to achieve consistency with the Norwest Frederick-Serviced Loans) to a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts; (ii) the Unscheduled Principal Receipt Period for the Norwest Non-Frederick-Serviced Loans may be changed to achieve an Unscheduled Principal Receipt Period regime (the "Target Regime") under which the Unscheduled Principal Receipt Period with respect to partial Unscheduled Principal Receipts would be a Prior Month Receipt Period and the Unscheduled Principal Receipt Period with respect to Unscheduled Principal Receipts in full would be a Mid-Month Receipt Period; (iii) the Unscheduled Principal Receipt Period for the Norwest Frederick-Serviced Loans may be changed to the Target Regime; and (iv) the Unscheduled Principal Receipt Periods for the Mortgage Loans serviced by Other Servicers may be changed to the Target Regime.

    Because Unscheduled Principal Receipts will result in interest shortfalls to the extent that they are not distributed to Certificateholders in the month in which they are received by the applicable Servicer, changing the applicable Unscheduled Principal Receipt Period from a Mid-Month Receipt Period to a Prior Month Receipt Period may have the effect of increasing the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. Conversely, changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. See "Description of the Certificates -- Interest." No assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

FIXED RETAINED YIELD; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    A fixed percentage of the interest on each Mortgage Loan (the "Fixed Retained Yield") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) 8.00%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause
(i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus for further information regarding Fixed Retained Yield.

    The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the scheduled principal balance (as defined in the Underlying Servicing Agreements) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate for each Mortgage Loan is 0.25% per annum. In addition to the Servicing Fees, late payment fees, loan assumption fees and prepayment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Certificate Account, will be paid to, or retained by, the Servicers as additional servicing compensation.

    The Master Servicer will pay all routine expenses, including fees of the Trustee and the Trust Administrator incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Trust Fund will be allocated to holders of the Class A-R and Class A-LR Certificates, respectively who are individuals, estates or trusts (whether such Certificate is held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore, as allocable to the holder of the Class A-LR Certificate. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Limitations on Deduction of Certain Expenses" in the Prospectus.

SERVICER DEFAULTS

    The Trustee will have the right pursuant to the Underlying Servicing Agreements to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume certain of the Servicer's servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading "Pooling and Servicing Agreement -- Periodic Advances"), until such time as a successor servicer is appointed. Any successor Servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

    The Trust Estate will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Lower-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Mortgage Loans, together with the amounts held by the Master Servicer in a separate account in which collections on the Mortgage Loans will be deposited (the "Certificate Account"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans and any property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

    The second REMIC (the "Upper-Tier REMIC") will issue all Subclasses of the Class A Certificates (other than the Class A-LR Certificate), the Class M Certificates and all Subclasses of the Class B Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-17 Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates (collectively, the "Regular Certificates"), together with the Class A-16 Accrual Component, the Class A-16 Accretion Directed Component, the Class A-16 PAC Component, the Class A-16 IO Component, the Class A-16 TAC Component, the Class A-16 PO Component and the Class B-3, Class B-4, and Class B-5 Certificates, will be designated as regular interests in the Upper-Tier REMIC, and the Class A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC. The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier Certificates." The Class A-R and Class A-LR Certificates are "Residual Certificates" for purposes of the Prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular Interests.

    The Offered Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans ... secured by an interest in real property which is ... residential real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

REGULAR CERTIFICATES

    The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

    It is anticipated that the Class A-4, Certificates will be issued with original issue discount in an amount equal to the excess of the initial principal balance of such Subclasses (plus five days of interest at the pass-through rate thereon) over their issue price (including accrued interest). It is further anticipated that the Class A-1, Class A-3, Class A-5, Class A-6, Class A-9, Class A-10, Class A-11, Class A-13, and Class A-17 Certificates will be issued at a premium and that the Class A-2, Class A-7, Class A-12, Class A-14, Class A-15, Class M, Class B-1 and Class B-2 Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes. The Class A-16, Class B-3, Class B-4 and Class B-5 Certificates, which are not offered hereby, also will be treated as issued with original issue discount for federal income tax purposes.

    Although unclear for federal income tax purposes, it is anticipated that the Class A-8 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of original issue discount on the Class A-8 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class A-8 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class A-8 Certificates. See "Certain Federal Income Taxes -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

    The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount will be calculated using 245% SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES

    The holders of the Class A-R and Class A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in determining their federal taxable income. The Class A-R and Class A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the holders of the Class A-R and Class A-LR Certificates, respectively, will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    The Class A-R and Class A-LR Certificates will be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R and Class A-LR Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R or Class A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R or Class A-LR Certificate as such taxes become due and (iv) will not transfer the Class A-R or Class A-LR Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R and Class A-LR Certificates generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class A-LR, Class M and Offered Class B Certificates" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences For REMIC Certificates," "-- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" and "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests" in the Prospectus.

    An individual, trust or estate that holds the Class A-R or Class A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the applicable REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R or Class A-LR Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R or Class A-LR Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R and Class A-LR Certificates should consult its tax advisors.

    DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

    See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

    Neither the Class A-R Certificate nor the Class A-LR Certificate may be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is subject to the fiduciary responsibility rules of Sections 401-414 of ERISA or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person utilizing the assets of such Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R or Class A-LR Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R and Class A-LR Certificates.

    In addition, under current law the purchase and holding of the Class M or Offered Class B Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class M or Offered Class B Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class M or Offered Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of the Class M or Offered Class B Certificates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. The Class M and Offered Class B Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class M or Offered Class B Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class M and Offered Class B Certificates.

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited

Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

    On June 25, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-36, 55 Fed. Reg. 25903 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

    Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Offered Certificates and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    The Class A and Class M Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A and Class M Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A and Class M Certificates, as certain Subclasses of the Class A Certificates or the Class M Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and whether certain restrictions may apply to investments in other Subclasses of the Class A Certificates or the Class M Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent Class A and Class M Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

    The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" under the Enhancement Act. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class B-1 and Class B-2 Certificates, may be subject to significant interpretative uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B-1 and Class B-2 Certificates will constitute legal investments for them. See "Legal Investment" in the Prospectus.

                                SECONDARY MARKET

    There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Certificates -- Reports" upon written request to the Trust Administrator at the Corporate Trust Office.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement dated July 12, 1996 and the terms agreement dated August 28, 1996 (together, the "Underwriting Agreement") among Norwest Mortgage, the Seller and PaineWebber Incorporated, as underwriter (the "Underwriter"), the Offered Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be approximately 99.57% of the aggregate initial principal balance of the Class A Certificates (other than the Class A-16 Certificates), approximately 98.92% of the aggregate initial principal balance of the Class M Certificates, approximately 97.71% of the aggregate initial principal balance of the Class B-1 Certificates and approximately 94.64% of the aggregate initial principal balance of the Class B-2 Certificates, plus, in each case, accrued interest thereon at the rate of 8.00% per annum from October 1, 1996 to (but not including) October 30, 1996, before deducting expenses payable by the Seller. The Underwriter, which is not an affiliate of the Seller, has advised the Seller that the Underwriter has not allocated the purchase price paid to the Seller for the Class A Certificates offered hereby among such Subclasses of Class A Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Underwriting Agreement provides that the Seller or Norwest Mortgage will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from Norwest Mortgage of the Mortgage Loans underlying the Series 1996-5 Certificates.

                                    RATINGS

    It is a condition to the issuance of the Class A Certificates offered by this Prospectus Supplement and the Prospectus that they will have been rated "AAA" by Fitch. It is a condition to the issuance of the Class A Certificates offered by this Prospectus Supplement and the Prospectus (other than the Class A-8 Certificates) that they will have been rated "AAA" by S&P. It is a condition to the issuance of the Class A-8 Certificates that such Subclass will have been rated "AAAr" by S&P. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. It is a condition to the issuance of the Class M Certificates that they will have been rated at least "AA" by Fitch and S&P. It is a condition to the issuance of the Class B-1 and Class B-2 Certificates that they will have been rated "A" and "BBB," respectively, by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

    The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

    The ratings of S&P and Fitch also do not address the possibility that holders of the Class A-8 Certificates may not fully recover their initial investments.

    The Seller has not requested a rating on the Offered Certificates of any Subclass or Class by any rating agency other than Fitch and S&P, although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by Fitch and S&P.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                             PAGE
---------------------------------------------  ---------
Accretion Directed Certificates..............  S-12
Accretion Termination Dates..................  S-45
Adjusted Pool Amount.........................  S-43
Adjusted Pool Amount (PO Portion)............  S-43
Adjustment Amount............................  S-71
Aggregate Current Bankruptcy Losses..........  S-71
Aggregate Current Fraud Losses...............  S-71
Aggregate Current Special Hazard Losses......  S-70
Available Master Servicing Compensation......  S-20
Bankruptcy Loss..............................  S-50
Bankruptcy Loss Amount.......................  S-72
Beneficial Owner.............................  S-35
Book-Entry Certificates......................  S-4
Bulk Purchase Underwritten Loans.............  S-16
Cede.........................................  S-35
Certificate Account..........................  S-106
Certificateholder............................  S-4
Certificates.................................  S-7
Class A Certificates.........................  S-9
Class A Non-PO Distribution Amount...........  S-39
Class A Non-PO Principal Amount..............  S-49
Class A Non-PO Principal Distribution
 Amount......................................  S-49
Class A Non-PO Optimal Amount................  S-46
Class A Non-PO Optimal Principal Amount......  S-49
Class A Non-PO Principal Balance.............  S-42
Class A Optional Amount......................  S-46
Class A Percentage...........................  S-21
Class A Prepayment Percentage................  S-21
Class A Subclass Interest Accrual Amount.....  S-39
Class A Subclass Interest Shortfall Amount...  S-45
Class A Subclass Principal Balance...........  S-41
Class A Voting Interest......................  S-100
Class A-16 Accretion Directed Component......  S-5
Class A-16 Accrual Component.................  S-2
Class A-16 Accrual Component Distribution
 Amount......................................  S-49
Class A-16 Component.........................  S-11
Class A-16 Component Deferred Amount.........  S-23
Class A-16 IO Component......................  S-2
Class A-16 IO Notational Amount..............  S-41

TERM                                             PAGE
---------------------------------------------  ---------
Class A-16 PAC Component.....................  S-2
Class A-16 PO Component......................  S-2
Class A-16 PO Component Deferred Amount......  S-52
Class A-16 PO Component Distribution
 Amount......................................  S-52
Class A-16 PO Component Optimal Principal
 Amount......................................  S-52
Class A-16 TAC Component.....................  S-2
Class A-17 Percentage........................  S-59
Class A-17 Percentage........................  S-59
Class A-17 Priority Amount...................  S-59
Class A-17 Scheduled Percentage..............  S-59
Class A-17 Shift Percentage..................  S-59
Class B Certificates.........................  S-9
Class B Optimal Principal Amount.............  S-53
Class B Principal Balance....................  S-43
Class B Subclass Distribution Amount.........  S-39
Class B Subclass Interest Accrual Amount.....  S-41
Class B Subclass Interest Shortfall Amount...  S-47
Class B Subclass Principal Balance...........  S-42
Class B Voting Interest......................  S-100
Class B-1 Principal Distribution Amount......  S-53
Class B-2 Principal Distribution Amount......  S-53
Class M Certificates.........................  Cover
Class M Distribution Amount..................  S-39
Class M Interest Accrual Amount..............  S-41
Class M Interest Shortfall Amount............  S-46
Class M Optimal Amount.......................  S-47
Class M Optimal Principal Amount.............  S-53
Class M Percentage...........................  S-54
Class M Prepayment Percentage................  S-54
Class M Principal Balance....................  S-42
Class M Principal Distribution Amount........  S-53
Closing Date.................................  S-14
Code.........................................  S-32
Companion Certificate........................  S-2
Compensating Interest........................  S-20
Component....................................  S-2
Component Interest Accrual Amount............  S-40
Component Interest Shortfall Amount..........  S-46
Component Principal Balance..................  S-41
Component Rate...............................  S-40

TERM                                             PAGE
---------------------------------------------  ---------
Cooperatives.................................  S-73
Co-op Shares.................................  S-73
Cross-Over Date..............................  S-69
Current Class B-1 Fractional Interest........  S-56
Current Class B-2 Fractional Interest........  S-56
Current Class B-3 Fractional Interest........  S-56
Current Class B-4 Fractional Interest........  S-56
Current Class M Fractional Interest..........  S-55
Curtailment Interest Shortfalls..............  S-44
Cut-Off Date Aggregate Principal Balance.....  S-73
Debt Service Reduction.......................  S-50
Deficient Valuation..........................  S-50
Definitive Certificates......................  S-12
Determination Date...........................  S-35
Discount Mortgage Loans......................  S-10
Disqualified Organizations...................  S-4
Distribution Date............................  S-2
DOL..........................................  S-109
DTC..........................................  S-13
Enhancement Act..............................  S-33
ERISA........................................  S-32
ERISA Plan...................................  S-108
Excess Bankruptcy Loss.......................  S-72
Excess Bankruptcy Losses.....................  S-71
Excess Fraud Loss............................  S-71
Excess Fraud Losses..........................  S-71
Excess Principal Payment.....................  S-64
Excess Special Hazard Loss...................  S-70
Excess Special Hazard Losses.................  S-70
Exemption....................................  S-109
Fitch........................................  S-8
Fixed 30-Year NMI Non-Frederick Portfolio
 Loans.......................................  S-80
Fixed 30-Year Non-Relocation NMI Frederick
 Portfolio Loans.............................  S-80
Fixed NMI Frederick Portfolio Loans..........  S-80
Fixed Retained Yield.........................  S-105
Fraud Loss...................................  S-50
Fraud Loss Amount............................  S-71
Holder.......................................  S-4
Hurricane....................................  S-75
Hurricane Counties...........................  S-75
Jumbo Loans..................................  S-80
LIBO.........................................  S-47
LIBOR........................................  Cover
LIBOR Based Interest Accrual Period..........  S-18
Liquidated Loan..............................  S-50
Liquidated Loan Loss.........................  S-50
Lower-Tier REMIC.............................  S-4
Lower-Tier REMIC Regular Interest............  S-106
TERM                                             PAGE
---------------------------------------------  ---------
Master Servicer..............................  S-101
Master Servicing Fee.........................  S-101
Master Servicing Fee Rate....................  S-101
Mid-Month Receipt Period.....................  S-104
Month End Interest...........................  S-43
Mortgage Loans...............................  S-2
Mortgaged Properties.........................  S-73
Mortgages....................................  S-73
NASCOR.......................................  Cover
Net Foreclosure Profits......................  S-65
Net Mortgage Interest Rate...................  S-43
Net Partial Liquidation Proceeds.............  S-37
NMI Frederick Portfolio Loans................  S-80
NMI Non-Frederick Portfolio Loans............  S-80
NMI Portfolio Loans..........................  S-80
Non-PO Fraction..............................  S-21
Non-PO Voting Interest.......................  S-100
Non-Supported Interest Shortfalls............  S-20
Norwest Bank.................................  S-2
Norwest Correspondent........................  S-74
Norwest Frederick-Serviced Loans.............  S-102
Norwest Mortgage.............................  S-2
Norwest Mortgage Correspondent...............  S-2
Norwest Non-Frederick-Serviced Loans.........  S-103
Offered Certificates.........................  Cover
Offered Class B Certificates.................  Cover
Original Class B-1 Fractional Interest.......  S-56
Original Class B-2 Fractional Interest.......  S-56
Original Class B-3 Fractional Interest.......  S-56
Original Class B-4 Fractional Interest.......  S-56
Original Class M Fractional Interest.........  S-55
Original Subordinated Principal Balance......  S-51
Other Originator.............................  S-78
Other Originators............................  S-78
Other Servicers..............................  S-102
PAC Certficates..............................  S-11
PAC Principal Amount.........................
Partial Liquidation Proceeds.................  S-37
Pass-Through Rate............................  S-18
Percentage Interest..........................  S-39
Periodic Advance.............................  S-66
PHMC.........................................  S-2
PHMC Acquisition.............................  S-14
PHMC Correspondent...........................  S-7
PHMC Portfolio Loans.........................  S-80
PHMSC Pool...................................  S-95
Plan.........................................  S-32
PO Fraction..................................  S-22
Pool Balance (Non-PO Portion)................  S-10

TERM                                             PAGE
---------------------------------------------  ---------
Pool Balance (PO Portion)....................  S-10
Pool Certification Underwritten Loans........  S-15
Pool Distribution Amount.....................  S-36
Pool Distribution Amount Allocation..........  S-37
Pooling and Servicing Agreement..............  S-100
Premium Mortgage Loans.......................  S-74
Prepayments in Full..........................  S-43
Prepayment Interest Shortfalls...............  S-43
Prior Month Receipt Period...................  S-104
Prospectus...................................  S-7
PTE 83-1.....................................  S-109
PTE 96-60....................................  S-109
Rate Determination Date......................  S-40
Realized Loss................................  S-50
Record Date..................................  S-36
Reference Banks..............................  S-47
Regular Certificates.........................  S-106
Regular Interest Accrual Period..............  S-18
Relocation Mortgage Loans....................  S-80
REMIC........................................  S-4
Remittance Date..............................  S-37
REO Property.................................  S-102
Reserve Interest Rate........................  S-48
Residual Certificate.........................  S-106
Reuters Screen LIBO Page.....................  S-47
S&P..........................................  S-8
Scheduled Principal Amount...................  S-59
Scheduled Principal Balance..................  S-49
SDA..........................................  S-97
Securities Act...............................  S-109
Seller.......................................  S-2
Senior Certificates..........................  S-9
Series 1996-5 Certificates...................  Cover
Servicer.....................................  S-2
TERM                                             PAGE
---------------------------------------------  ---------
Servicers....................................  S-102
Servicer Custodial Account...................  S-103
Servicing Fee Rate...........................  S-105
Similar Law..................................  S-32
SPA..........................................  S-12
Special Hazard Loss..........................  S-50
Special Hazard Loss Amount...................  S-71
Structuring Assumptions......................  S-89
Subclass.....................................  Cover
Subclass B Optimal Amount....................  S-47
Subclass B Optimal Principal Amount..........  S-53
Subclass B Percentage........................  S-54
Subclass B Prepayment Percentage.............  S-54
Subordinated Certificates....................  Cover
Subordinated Percentage......................  S-51
Subordinated Prepayment Percentage...........  S-51
TAC Certificates.............................  Cover
TAC Principal Amount.........................  S-59
Target Regime................................  S-104
Trust Administrator..........................  S-8
Trust Estate.................................  S-2
Trustee......................................  S-8
U.S. Person..................................  S-66
UGRIC........................................  S-15
Underlying Servicing Agreement...............  S-7
Underwriter..................................  Cover
Underwriting Agreement.......................  S-110
Underwriting Standards.......................  S-15
Unscheduled Principal Amount.................  S-59
Unscheduled Principal Receipt Period.........  S-103
Unscheduled Principal Receipts...............  S-36
Upper-Tier Certificates......................  S-106
Upper-Tier REMIC.............................  S-4
30 Year Mortgage Loans.......................  S-95

                      NORWEST ASSET SECURITIES CORPORATION
                                   ("NASCOR")

                                     SELLER

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                             ---------------------

    Norwest Asset Securities Corporation (the "Seller" or "NASCOR") may sell from time to time, under this Prospectus and applicable Prospectus Supplements, Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates. Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass").

    The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. The property of each such trust (for each Series, the "Trust Estate") will be comprised primarily of fixed or adjustable interest rate, conventional, first mortgage loans (the "Mortgage Loans"), secured by one- to four-family residential properties. The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage, Inc. ("Norwest Mortgage"), and will have been underwritten either to Norwest Mortgage's underwriting standards, to the underwriting standards of a Pool Insurer (as defined herein) or to such other standards as are described in the applicable Prospectus Supplement. All of the Mortgage Loans will be serviced by Norwest Mortgage individually or together with one or more other servicers (each, a "Servicer"). Norwest Bank Minnesota, National Association ("Norwest Bank"), an affiliate of Norwest Mortgage, will act as master servicer with respect to each Trust Estate (in such capacity, the "Master Servicer").

    Each Series of Certificates may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions or otherwise to one or more of the other Classes of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof and losses allocated to the Subordinated Certificates. If and to the extent specified in the Prospectus Supplement, credit support may be provided for any Series of Certificates, or any Classes or Subclasses thereof, in the form of a limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, mortgage pool insurance policy, reserve fund, cross-support or other form of credit enhancement as described herein or therein.

    Except for the Seller's limited obligations in connection with certain breaches of its representations and warranties, certain undertakings and obligations of the Master Servicer and Norwest Mortgage's obligations as Servicer, the Certificates will not represent obligations of the Seller, the Master Servicer or Norwest Mortgage, or any affiliate of the Seller, the Master Servicer or Norwest Mortgage.

    If specified in the applicable Prospectus Supplement, an election will be made to treat the Trust Estate (or one or more segregated pools of assets therein) underlying a Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide
Certificateholders with liquidity of investment or will continue for the life of the Certificates.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
            THE                  CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Certificates may be sold from time to time through one or more different methods, including through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates.

    This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 24, 1996

                                    REPORTS

    The Master Servicer will prepare, and the Trustee or other Paying Agent appointed for each Series by the Master Servicer will forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement -- Reports to Certificateholders." In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans -- Evidence as to Compliance." Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or to the Master Servicer c/o Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Securities Administration Services Manager.

                             ADDITIONAL INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at "http:// www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Norwest Asset Securities Corporation, 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8881.

                        ADDITIONAL DETAILED INFORMATION

    The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg-Registered Trademark-" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport -Registered Trademark-" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact Norwest Asset Securities Corporation, 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8881.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by NASCOR with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. Upon request, the Master Servicer will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since NASCOR's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Master Servicer should be directed to: Norwest Asset Securities Corporation, 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8881.

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                                                                               PAGE
                                                                                                             ---------
Reports....................................................................................................          2
Additional Information.....................................................................................          2
Additional Detailed Information............................................................................          2
Incorporation of Certain Information by Reference..........................................................          3
Summary of Prospectus......................................................................................          8
  Title of Securities......................................................................................          8
  Seller...................................................................................................          8
  Servicers................................................................................................          8
  Master Servicer..........................................................................................          8
  The Trust Estates........................................................................................          8
  Description of the Certificates..........................................................................          9
  Distributions on the Certificates........................................................................          9
  Cut-Off Date.............................................................................................          9
  Distribution Dates.......................................................................................          9
  Record Dates.............................................................................................         10
  Credit Enhancement.......................................................................................         10
  Periodic Advances........................................................................................         10
  Forms of Certificates....................................................................................         11
  Optional Purchase of Defaulted Mortgage Loans............................................................         11
  Optional Purchase of All Mortgage Loans..................................................................         11
  ERISA Limitations........................................................................................         11
  Tax Status...............................................................................................         12
  Legal Investment.........................................................................................         12
  Rating...................................................................................................         12
Risk Factors...............................................................................................         13
  Limited Liquidity........................................................................................         13
  Limited Obligations......................................................................................         13
  Limitations, Reduction and Substitution of Credit Enhancement............................................         13
  Risks of the Mortgage Loans..............................................................................         14
  Yield and Prepayment Considerations......................................................................         14
  Book-Entry System for Certain Classes and Subclasses of Certificates.....................................         15
The Trust Estates..........................................................................................         15
  General..................................................................................................         15
  Mortgage Loans...........................................................................................         15
    Fixed Rate Loans.......................................................................................         16
    Adjustable Rate Loans..................................................................................         17
    Graduated Payment Loans................................................................................         17
    Subsidy Loans..........................................................................................         17
    Buy-Down Loans.........................................................................................         18
    Balloon Loans..........................................................................................         19
The Seller.................................................................................................         19
Norwest Mortgage...........................................................................................         19
Norwest Bank...............................................................................................         20
The Mortgage Loan Programs.................................................................................         20
  Mortgage Loan Production Sources.........................................................................         20
  Acquisition of Mortgage Loans from Correspondents........................................................         21
  Mortgage Loan Underwriting...............................................................................         21
    Norwest Mortgage Underwriting..........................................................................         21

                                                                                                               PAGE
                                                                                                             ---------
    Pool Certification Underwriting........................................................................         25
  Representations and Warranties...........................................................................         27
Description of the Certificates............................................................................         30
  General..................................................................................................         30
  Definitive Form..........................................................................................         31
  Book-Entry Form..........................................................................................         32
  Distributions to Certificateholders......................................................................         33
    General................................................................................................         33
    Distributions of Interest..............................................................................         35
    Distributions of Principal.............................................................................         35
  Other Credit Enhancement.................................................................................         37
    Limited Guarantee......................................................................................         37
    Financial Guaranty Insurance Policy or Surety Bond.....................................................         37
    Letter of Credit.......................................................................................         37
    Pool Insurance Policies................................................................................         38
    Special Hazard Insurance Policies......................................................................         38
    Mortgagor Bankruptcy Bond..............................................................................         38
    Reserve Fund...........................................................................................         38
    Cross Support..........................................................................................         38
Prepayment and Yield Considerations........................................................................         39
  Pass-Through Rates.......................................................................................         39
  Scheduled Delays in Distributions........................................................................         39
  Effect of Principal Prepayments..........................................................................         39
  Weighted Average Life of Certificates....................................................................         40
Servicing of the Mortgage Loans............................................................................         41
  The Master Servicer......................................................................................         41
  The Servicers............................................................................................         42
  Payments on Mortgage Loans...............................................................................         43
  Periodic Advances and Limitations Thereon................................................................         46
  Collection and Other Servicing Procedures................................................................         47
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans............................         47
  Insurance Policies.......................................................................................         49
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses.....................................         50
  Evidence as to Compliance................................................................................         51
Certain Matters Regarding the Master Servicer..............................................................         52
The Pooling and Servicing Agreement........................................................................         53
  Assignment of Mortgage Loans to the Trustee..............................................................         53
  Optional Purchases.......................................................................................         54
  Reports to Certificateholders............................................................................         55
  List of Certificateholders...............................................................................         56
  Events of Default........................................................................................         56
  Rights Upon Event of Default.............................................................................         56
  Amendment................................................................................................         57
  Termination; Optional Purchase of Mortgage Loans.........................................................         58
  The Trustee..............................................................................................         58
Certain Legal Aspects of the Mortgage Loans................................................................         59
  General..................................................................................................         59
  Foreclosure..............................................................................................         59
  Foreclosure on Shares of Cooperatives....................................................................         60
  Rights of Redemption.....................................................................................         61
  Anti-Deficiency Legislation and Other Limitations on Lenders.............................................         61

                                                                                                               PAGE
                                                                                                             ---------
  Soldiers' and Sailors' Civil Relief Act and Similar Laws.................................................         63
  Environmental Considerations.............................................................................         63
  "Due-on-Sale" Clauses....................................................................................         64
  Applicability of Usury Laws..............................................................................         65
  Enforceability of Certain Provisions.....................................................................         65
Certain Federal Income Tax Consequences....................................................................         66
  Federal Income Tax Consequences for REMIC Certificates...................................................         66
  General..................................................................................................         66
  Status of REMIC Certificates.............................................................................         67
  Qualification as a REMIC.................................................................................         67
  Taxation of Regular Certificates.........................................................................         69
    General................................................................................................         69
    Original Issue Discount................................................................................         69
    Acquisition Premium....................................................................................         72
    Variable Rate Regular Certificates.....................................................................         72
    Market Discount........................................................................................         73
    Premium................................................................................................         74
    Election to Treat All Interest Under the Constant Yield Method.........................................         74
    Treatment of Losses....................................................................................         75
    Sale or Exchange of Regular Certificates...............................................................         75
  Taxation of Residual Certificates........................................................................         76
    Taxation of REMIC Income...............................................................................         76
    Basis and Losses.......................................................................................         76
    Treatment of Certain Items of REMIC Income and Expense.................................................         78
    Original Issue Discount and Premium....................................................................         78
    Market Discount........................................................................................         78
    Premium................................................................................................         78
    Limitations on Offset or Exemption of REMIC Income.....................................................         79
    Tax-Related Restrictions on Transfer of Residual Certificates..........................................         79
    Disqualified Organizations.............................................................................         79
    Noneconomic Residual Interests.........................................................................         81
    Foreign Investors......................................................................................         81
    Sale or Exchange of a Residual Certificate.............................................................         82
    Mark to Market Regulations.............................................................................         82
  Taxes That May Be Imposed on the REMIC Pool..............................................................         82
    Prohibited Transactions................................................................................         82
    Contributions to the REMIC Pool After the Startup Day..................................................         83
    Net Income from Foreclosure Property...................................................................         83
  Liquidation of the REMIC Pool............................................................................         83
  Administrative Matters...................................................................................         83
  Limitations on Deduction of Certain Expenses.............................................................         84
  Taxation of Certain Foreign Investors....................................................................         84
    Regular Certificates...................................................................................         84
    Residual Certificates..................................................................................         85
  Backup Withholding.......................................................................................         85
  Reporting Requirements...................................................................................         85

                                                                                                               PAGE
                                                                                                             ---------
  Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made...................         86
    General................................................................................................         86
    Tax Status.............................................................................................         87
    Premium and Discount...................................................................................         87
    Premium................................................................................................         87
    Original Issue Discount................................................................................         87
    Market Discount........................................................................................         88
    Recharacterization of Servicing Fees...................................................................         88
    Sale or Exchange of Certificates.......................................................................         89
  Stripped Certificates....................................................................................         89
    General................................................................................................         89
    Status of Stripped Certificates........................................................................         90
    Taxation of Stripped Certificates......................................................................         91
    Original Issue Discount................................................................................         91
    Sale or Exchange of Stripped Certificates..............................................................         91
    Purchase of More Than One Class of Stripped Certificates...............................................         92
    Possible Alternative Characterizations.................................................................         92
  Reporting Requirements and Backup Withholding............................................................         92
  Taxation of Certain Foreign Investors....................................................................         92
ERISA Considerations.......................................................................................         93
  General..................................................................................................         93
  Certain Requirements Under ERISA.........................................................................         93
    General................................................................................................         93
    Parties in Interest/Disqualified Persons...............................................................         93
    Delegation of Fiduciary Duty...........................................................................         94
  Administrative Exemptions................................................................................         94
    Individual Administrative Exemptions...................................................................         94
    PTE 83-1...............................................................................................         95
  Exempt Plans.............................................................................................         96
  Unrelated Business Taxable Income -- Residual Certificates...............................................         96
Legal Investment...........................................................................................         97
Plan of Distribution.......................................................................................         98
Use of Proceeds............................................................................................         99
Legal Matters..............................................................................................         99
Rating.....................................................................................................         99
Index of Significant Definitions...........................................................................        100

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN ELSEWHERE IN THIS PROSPECTUS.

Title of Securities...............  Mortgage Pass-Through Certificates (Issuable in Series).
Seller............................  Norwest Asset Securities Corporation (the "Seller"), a
                                    direct, wholly-owned subsidiary of Norwest Mortgage,
                                    Inc. ("Norwest Mortgage"), which is an indirect,
                                    wholly-owned subsidiary of Norwest Corporation ("Norwest
                                    Corporation"). See "The Seller."
Servicers.........................  Norwest Mortgage and, to the extent specified in the applicable Prospectus Supplement, one or more other
                                    entities identified therein (each, a "Servicer") will
                                    service the Mortgage Loans contained in each Trust
                                    Estate. Each Servicer will perform certain servicing
                                    functions with respect to the Mortgage Loans serviced by
                                    it pursuant to a related Servicing Agreement (each, an
                                    "Underlying Servicing Agreement"). See "Servicing of the
                                    Mortgage Loans."
Master Servicer...................  Norwest Bank Minnesota, National Association ("Norwest
                                    Bank" and, in such capacity, the "Master Servicer").
                                    Norwest Bank is a direct, wholly-owned subsidiary of
                                    Norwest Corporation and an affiliate of the Seller. The
                                    Master Servicer will perform certain administration,
                                    calculation and reporting functions with respect to each
                                    Trust Estate and will supervise the Servicers, in each
                                    case, pursuant to a Pooling and Servicing Agreement. In
                                    addition, the Master Servicer will generally be required
                                    to make Periodic Advances (to the extent described
                                    herein) with respect to the Mortgage Loans in each Trust
                                    Estate to the extent that the related Servicer (other
                                    than Norwest Mortgage) fails to make a required Periodic
                                    Advance. See "Servicing of the Mortgage Loans -- The
                                    Master Servicer" and "-- Periodic Advances and
                                    Limitations Thereon."
The Trust Estates.................  Each Trust Estate will be formed and each Series of
                                    Certificates will be issued pursuant to a pooling and
                                    servicing agreement (each, a "Pooling and Servicing
                                    Agreement") among the Seller, the Master Servicer and
                                    the Trustee specified in the applicable Prospectus
                                    Supplement. Each Trust Estate will consist of the
                                    related Mortgage Loans (other than the Fixed Retained
                                    Yield (as defined herein), if any) and certain other
                                    related property, as specified in the applicable
                                    Prospectus Supplement. The Mortgage Loans will be
                                    conventional, fixed or adjustable interest rate,
                                    mortgage loans secured by first liens on one- to
                                    four-family residential properties.
                                    The Mortgage Loans will have been acquired by the Seller
                                    from its affiliate Norwest Mortgage. The Mortgage Loans
                                    will have been originated by Norwest Mortgage or an
                                    affiliate or will have been acquired by Norwest Mortgage
                                    directly or indirectly from other mortgage loan
                                    originators. All of the Mortgage Loans will have been
                                    underwritten either to Norwest

                                    Mortgage's standards, to the extent specified in the
                                    applicable Prospectus Supplement, to the standards of a
                                    Pool Insurer or to standards otherwise specified in the
                                    Prospectus Supplement. See "The Trust Estates" and "The
                                    Mortgage Loan Programs -- Mortgage Loan Underwriting."
                                    The particular characteristics or expected
                                    characteristics of the Mortgage Loans and a description
                                    of the other property, if any, included in a Trust
                                    Estate will be set forth in the applicable Prospectus
                                    Supplement.
Description of the Certificates...  Each Series of Certificates will include one or more
                                    Classes, any of which may consist of multiple
                                    Subclasses. A Class or Subclass of Certificates will be
                                    entitled, to the extent of funds available, to either
                                    (i) principal and interest payments in respect of the
                                    related Mortgage Loans, (ii) principal distributions,
                                    with no interest distributions, (iii) interest
                                    distributions, with no principal distributions or (iv)
                                    such other distributions as are described in the
                                    applicable Prospectus Supplement.
Distributions on the
Certificates......................  INTEREST. With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted
                                    average of the applicable Mortgage Interest Rates
                                    thereof (net of servicing fees and certain other amounts
                                    as described herein or in the applicable Prospectus
                                    Supplement), will be passed through to holders of the
                                    related Classes of Certificates in the aggregate, in
                                    accordance with the particular terms of each such Class
                                    of Certificates. See "Description of the Certificates --
                                    Distributions to Certificateholders -- Distributions of
                                    Interest" herein. Except as otherwise specified in the
                                    applicable Prospectus Supplement, interest on each Class
                                    and Subclass of Certificates of each Series will accrue
                                    at the pass-through rate for each Class and Subclass
                                    indicated in the applicable Prospectus Supplement (each,
                                    a "Pass-Through Rate") on the outstanding principal
                                    balance or notional amount thereof.
                                    PRINCIPAL. With respect to a Series of Certificates,
                                    principal payments (including prepayments) will be
                                    passed through to holders of the related Certificates or
                                    otherwise applied in accordance with the related Pooling
                                    and Servicing Agreement on each Distribution Date.
                                    Distributions in reduction of principal balance will be
                                    allocated among the Classes and Subclasses of
                                    Certificates of a Series in the manner specified in the
                                    applicable Prospectus Supplement. See "Description of
                                    the Certificates -- Distributions to Certificateholders
                                    -- Distributions of Principal."
Cut-Off Date......................  The date specified in the applicable Prospectus
                                    Supplement.
Distribution Dates................  Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day,
                                    the business day following the 25th day) of each month,
                                    commencing with the month following the month in which
                                    the applicable Cut-Off Date occurs (each, a
                                    "Distribution Date"). If so specified in the applicable
                                    Prospectus Supplement, distributions on

                                    Certificates may be made on a different day of each
                                    month or may be made quarterly, or semi-annually, on the
                                    dates specified in such Prospectus Supplement.
Record Dates......................  Distributions will be made on each Distribution Date to
                                    Certificateholders of record at the close of business on
                                    (unless a different date is specified in the applicable
                                    Prospectus Supplement) the last business day of the
                                    month preceding the month in which such Distribution
                                    Date occurs (each, a "Record Date").
Credit Enhancement................  A Series of Certificates may include one or more Classes of Senior Certificates and one or more Classes of
                                    Subordinated Certificates. The rights of the holders of
                                    Subordinated Certificates of a Series to receive
                                    distributions with respect to the related Mortgage Loans
                                    will be subordinated to such rights of the holders of
                                    the Senior Certificates of the same Series to the extent
                                    and in the manner specified in the applicable Prospec-
                                    tus Supplement. This subordination is intended to
                                    enhance the likelihood of the timely receipt by the
                                    Senior Certificateholders of their proportionate share
                                    of scheduled monthly principal and interest payments on
                                    the related Mortgage Loans and to protect them against
                                    losses. This protection will be effected by (i) the
                                    preferential right of the Senior Certificateholders to
                                    receive, prior to any distribution being made in respect
                                    of the related Subordinated Certificates on each Dis-
                                    tribution Date, current distributions on the related
                                    Mortgage Loans of principal and interest due them on
                                    each Distribution Date out of the funds available for
                                    distributions on such date, (ii) by the right of such
                                    holders to receive future distributions on the Mortgage
                                    Loans that would otherwise have been payable to the
                                    holders of Subordinated Certificates and/or (iii) by the
                                    prior allocation to the Subordinated Certificate of all
                                    or a portion of losses realized on the underlying
                                    Mortgage Loans.
                                    If so specified in the applicable Prospectus Supplement,
                                    the Certificates of any Series, or any one or more
                                    Classes thereof, may be entitled to the benefits of a
                                    limited guarantee, financial guaranty insurance policy,
                                    surety bond, letter of credit, mortgage pool insurance
                                    policy, reserve fund, cross-support or other form of
                                    credit enhancement as specified in the applicable
                                    Prospectus Supplement. See "Description of the Certifi-
                                    cates -- Other Credit Enhancement."
Periodic Advances.................  In the event of delinquencies in payments on any
                                    Mortgage Loan, the Servicer servicing such Mortgage Loan
                                    will be obligated to make advances of cash ("Periodic
                                    Advances") to the Servicer Custodial Account (as defined
                                    herein) to the extent that such Servicer determines such
                                    Periodic Advances would be recoverable from future
                                    payments and collections on such Mortgage Loan. Any such
                                    Periodic Advances will be reimbursable to such Servicer
                                    as described herein and in the applicable Prospectus
                                    Supplement. The Master Servicer or Trustee will,

                                    in certain circumstances, be required to make Periodic
                                    Advances upon a Servicer default. See "Servicing of the
                                    Mortgage Loans -- Periodic Advances and Limitations
                                    Thereon."
Forms of Certificates.............  The Certificates will be issued either (i) in book-entry form ("Book-Entry Certificates") through the facilities
                                    of The Depository Trust Company ("DTC") or (ii) in fully
                                    registered, certificated form ("Definitive
                                    Certificates").
                                    An investor in a Class or Subclass of Book-Entry
                                    Certificates will not receive a physical certificate
                                    representing its ownership interest in such Book-Entry
                                    Certificates, except under extraordinary circumstances
                                    which are discussed in "Description of the Certificates
                                    -- Definitive Form" in this Prospectus. Instead, DTC
                                    will effect payments and transfers by means of its
                                    electronic recordkeeping services, acting through
                                    certain participating organizations. This may result in
                                    certain delays in receipt of distributions by an
                                    investor and may restrict an investor's ability to
                                    pledge its securities. The rights of investors in the
                                    Book-Entry Certificates may generally only be exercised
                                    through DTC and its participating organizations. See
                                    "Description of the Certificates -- Book-Entry Form" in
                                    this Prospectus.
Optional Purchase of Defaulted
Mortgage Loans....................  The Seller or the Master Servicer, may, subject to the terms of the applicable Pooling and Servicing Agreement,
                                    purchase any defaulted Mortgage Loan or any Mortgage
                                    Loan as to which default is reasonably foreseeable from
                                    the related Trust Estate. See "Pooling and Servicing
                                    Agreement -- Optional Purchases."
Optional Purchase of All Mortgage
Loans.............................  If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the
                                    Mortgage Loans in the related Trust Estate and any
                                    property acquired in respect thereof at the time, may be
                                    purchased by the Seller, Norwest Mortgage or such other
                                    party as is specified in the applicable Prospectus
                                    Supplement, in the manner and at the price specified in
                                    such Prospectus Supplement. In the event that an
                                    election is made to treat the related Trust Estate (or
                                    one or more segregated pools of assets therein) as a
                                    REMIC, any such purchase will be effected only pursuant
                                    to a "qualified liquidation," as defined under Section
                                    860F(a)(4)(A) of the Internal Revenue Code of 1986, as
                                    amended (the "Code"). Exercise of the right of purchase
                                    will effect the early retirement of the Certificates of
                                    that Series. See "Prepayment and Yield Considerations."
ERISA Limitations.................  A fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), including the "prohibited transaction" rules
                                    thereunder, and to the corresponding provisions of the
                                    Code, should carefully review with its own legal
                                    advisors whether the purchase or holding of

                                    Certificates could give rise to a transaction prohibited
                                    or otherwise impermissible under ERISA or the Code. See
                                    "ERISA Considerations."
Tax Status........................  The treatment of the Certificates for federal income tax purposes will be determined by whether a REMIC election
                                    is made with respect to a Series of Certificates and, if
                                    a REMIC election is made, by whether the Certificates
                                    are Regular Interests or Residual Interests. See
                                    "Certain Federal Income Tax Consequences."
Legal Investment..................  The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered
                                    will constitute "mortgage related securities" for
                                    purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984. Investors whose investment authority is
                                    subject to legal restrictions should consult their own
                                    legal advisors to determine whether and to what extent
                                    such Certificates constitute legal investments for them.
                                    See "Legal Investment" herein and in the applicable
                                    Prospectus Supplement.
Rating............................  It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a
                                    Prospectus Supplement that each Class or Subclass be
                                    rated in one of the four highest rating categories by at
                                    least one nationally recognized statistical rating
                                    organization (a "Rating Agency"). A security rating is
                                    not a recommendation to buy, sell or hold the
                                    Certificates of any Series and is subject to revision or
                                    withdrawal at any time by the assigning rating agency.
                                    Further, such ratings do not address the effect of
                                    prepayments on the yield anticipated by an investor.

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. Unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of NASCOR, Norwest Mortgage, Norwest Bank, the Trustee or any of their affiliates, except for NASCOR's limited obligations with respect to certain breaches of its representations and warranties, Norwest Mortgage's obligations as Servicer and Norwest Bank's obligations as Master Servicer. Neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, NASCOR, Norwest Mortgage, Norwest Bank, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to NASCOR, Norwest Mortgage, Norwest Bank, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

    With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination thereof. See "Description of the Certificates -- Other Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Master Servicer, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither NASCOR, Norwest Mortgage, Norwest Bank, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates. See "Description of the Certificates -- Other Credit Enhancement."

RISKS OF THE MORTGAGE LOANS

    An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in Norwest Mortgage's or other Servicers' servicing portfolios. In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans -- Insurance Policies," no Mortgaged Properties will otherwise be required to be insured against earthquake damage of any other loss not covered by Standard Hazard Insurance Policies, as described under "Servicing of the Mortgage Loans -- Insurance Policies." Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" and "Prepayment and Yield Considerations -- Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trust Estates -- Mortgage Loans" and "The Mortgage Loan Programs -- Mortgage Loan Underwriting."

YIELD AND PREPAYMENT CONSIDERATIONS

    The yield of the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or discount price, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular, the yield on Classes of Certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates. In particular, prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. In addition, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. The yield to investors in Classes of Certificates will be adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to such Classes and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Estate. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates. See "Prepayment and Yield Considerations."

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES AND SUBCLASSES OF CERTIFICATES

    Since transactions in the Classes and Subclasses of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a Paying Agent on behalf of the Master Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Form" herein.

                               THE TRUST ESTATES

GENERAL

    The Trust Estate for each Series of Certificates will consist primarily of Mortgage Loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following six types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement: (i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and
(vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and
(vi) such other assets as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

    The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage. The Mortgage Loans will have been originated by Norwest Mortgage or will have been acquired by Norwest Mortgage from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to Norwest Mortgage's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to such other standards set forth in the applicable Prospectus Supplement. See "The Mortgage Loan Programs -- Mortgage Loan Production Sources" and " -- Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans

(i) originated by Norwest Mortgage or its affiliate and (ii) purchased by Norwest Mortgage or its affiliates from unaffiliated mortgage loan originators through Norwest Mortgage's mortgage loan purchase programs.

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in Norwest Mortgage's discretion.

    If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that Norwest Mortgage determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

    The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

    The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

    The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

    A. FIXED RATE LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully-amortizing mortgage loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus

Supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

    B. ADJUSTABLE RATE LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fully-amortizing adjustable-rate mortgage loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at either six-month, one-year or other intervals over the term of the mortgage loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

    If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Seller or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

    If so specified in the applicable Prospectus Supplement, the Trust Estate may contain adjustable-rate mortgage loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the applicable Prospectus Supplement, thereby resulting in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan.

    C. GRADUATED PAYMENT LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the mortgage loan over the remainder of its term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans.

    D. SUBSIDY LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by Norwest Mortgage in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting."

    E. BUY-DOWN LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

    F. BALLOON LOANS. If so specified in the applicable Prospectus Supplement, a Trust Estate may include Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event Norwest Mortgage refinances a mortgagor's Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

    A Trust Estate may also include other types of first lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

                                   THE SELLER

    Norwest Asset Securities Corporation (the "Seller" or "NASCOR") is a direct, wholly owned subsidiary of Norwest Mortgage, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation, a corporation organized under the laws of Delaware ("Norwest Corporation"). The Seller was incorporated in the State of Delaware on March 28, 1996.

    The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

    The Seller maintains its principal office at 5325 Spectrum Drive, Frederick, Maryland 21701. Its telephone number is (301) 846-8881.

    At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from Norwest Mortgage. Except to the extent otherwise specified in the applicable Prospectus Supplement, the Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee."

                                NORWEST MORTGAGE

    Norwest Mortgage, Inc. ("Norwest Mortgage") was originally incorporated as a Minnesota corporation on July 1, 1983. On August 30, 1995, Norwest Mortgage and Directors Mortgage Loan Corporation, a California corporation, completed a statutory merger. As a result of the merger, Norwest became a California corporation as of September 1, 1995. Norwest Mortgage is engaged principally in the business of (i) originating and purchasing residential mortgage loans in its own name and through its affiliates, Norwest Funding, Inc. and Norwest Funding II, Inc. (collectively, "Norwest Funding") and (ii) servicing residential mortgage loans for its own account or for the account of others. Norwest Mortgage is a direct, wholly owned subsidiary of Norwest Nova, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation. The executive offices of Norwest Mortgage are located at 405 Southwest 5th Street, Des Moines, Iowa 50309-4603, and its telephone number is (515) 221-7300.

    On May 7, 1996 Norwest Mortgage and Norwest Funding acquired all of the mortgage origination, servicing and secondary marketing operations of The Prudential Home Mortgage Company, Inc.

("PHMC"), an indirect, wholly owned subsidiary of The Prudential Insurance Company of America, and purchased certain mortgage loans from PHMC and a substantial portion of PHMC's mortgage servicing portfolio (such transaction, the "PHMC Acquisition"). The Mortgage Loans included in any Trust Estate underlying a Series of Certificates may consist of (i) Mortgage Loans originated by Norwest Mortgage or Norwest Funding or purchased by Norwest Mortgage or Norwest Funding from originators other than PHMC ("Norwest Mortgage Loans"),
(ii) Mortgage Loans originated or purchased by PHMC and acquired by Norwest Mortgage or Norwest Funding from PHMC as part of the PHMC Acquisition ("PHMC Mortgage Loans") or (iii) a combination of Norwest Mortgage Loans and PHMC Mortgage Loans.

    Norwest Mortgage is an approved servicer of FNMA, FHLMC and the Government National Mortgage Association. As of December 31, 1995, Norwest Mortgage had a net worth of approximately $314.8 million.

                                  NORWEST BANK

    Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Master Servicer with respect to each Series. Norwest Bank is a direct, wholly owned subsidiary of Norwest Corporation. Norwest Bank is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank.

    Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Norwest Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3662 and its telephone number is (410) 884-2000.

                           THE MORTGAGE LOAN PROGRAMS

MORTGAGE LOAN PRODUCTION SOURCES

    Norwest Mortgage conducts a significant portion of its mortgage loan originations through more than 700 loan production offices (the "Loan Stores") located throughout all 50 states. Norwest Mortgage also conducts a significant portion of its mortgage loan originations through centralized production offices located in Springfield, Illinois, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Norwest Mortgage receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States.

    The following are Norwest Mortgage's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage or borrowers referred by borrowers with mortgage loans currently serviced by Norwest Mortgage), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) referrals from the private mortgage banking group, a division of Norwest Funding, Inc., which specializes in mortgage loans with original principal balances in excess of the limits of FNMA and FHLMC, (v) several joint ventures into which Norwest Mortgage, through its wholly owned subsidiary, Norwest Mortgage Ventures, Inc., has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Norwest Mortgage acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See " -- Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Norwest Mortgage's business, measured by the volume of loans generated, tends to fluctuate over time.

    Norwest Mortgage Ventures, Inc. owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Norwest Mortgage's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Norwest Mortgage in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Norwest Mortgage or Norwest Funding.

    Norwest Mortgage may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Norwest Mortgage's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations" herein.

    A majority of Norwest Mortgage's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Norwest Mortgage provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by Norwest Mortgage through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Norwest Mortgage's acquisition of mortgage loans from other originators.) Also among Norwest Mortgage's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Norwest Mortgage mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

    In order to qualify for participation in Norwest Mortgage's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Norwest Mortgage for consistency with Norwest Mortgage's underwriting guidelines or the standards of a Pool Insurer and represent that each loan was underwritten in accordance with Norwest Mortgage standards or the standards of a Pool Insurer and (v) utilize the services of qualified appraisers.

    The contractual arrangements with Correspondents may involve the commitment by Norwest Mortgage to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Norwest Mortgage not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations, and Norwest Mortgage's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with Norwest Mortgage's underwriting standards. In all instances, however, acceptance by Norwest Mortgage is contingent upon the loans being found to satisfy Norwest Mortgage's program standards or the standards of a Pool Insurer. Norwest Mortgage may also acquire portfolios of seasoned loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

    NORWEST MORTGAGE UNDERWRITING. Norwest Mortgage's underwriting standards are applied by or on behalf of Norwest Mortgage to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Norwest Mortgage's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, Mortgage Loans were underwritten by or on behalf of Norwest Mortgage or, in the case of PHMC Mortgage Loans, PHMC, generally in accordance with the standards and procedures described herein.

    Norwest Mortgage utilizes various systems of credit scoring as a tool to supplement the mortgage loan underwriting process. Credit scoring assists Norwest Mortgage in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. Such objective measures are used to evaluate loan applications and assign each application a "Credit Score." The Credit Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Credit Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Credit Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the credit scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a limited documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

    With respect to all mortgage loans underwritten by Norwest Mortgage, Norwest Mortgage's underwriting of a mortgage loan may be based on data obtained by parties other than Norwest Mortgage that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Norwest Mortgage to process loans on its behalf, or independent contractors hired by Norwest Mortgage to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Norwest Mortgage underwriting guidelines. The underwriting of mortgage loans acquired by Norwest Mortgage pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Norwest Mortgage although the mortgage loan file is reviewed by Norwest Mortgage to confirm that certain documents are included in the file. Instead, Norwest Mortgage relies on (i) the Correspondent's representations that such mortgage loan was underwritten in accordance with Norwest Mortgage's underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to Norwest Mortgage pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Credit Score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Norwest Mortgage, but Norwest Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an affiliate of Norwest Mortgage, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting limited documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Norwest Mortgage accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

    In general, except for borrowers meeting certain standards who apply for loans with certain qualifying characteristics under Norwest Mortgage's "retention program" applicable to then-current borrowers, borrowers applying for loans must demonstrate that the ratio of their total monthly housing debt to their monthly gross income, and the ratio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. Such maximum levels vary, and under the "retention program" may not be applied, depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Credit Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, such ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See "The Trust Estates -- Mortgage Loans." Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which Norwest Mortgage defines as a property leased to a third party by its owner (as distinct from a "second home," which Norwest Mortgage defines as an owner-occupied, non-rental property that is not the owner's principal residence), Norwest Mortgage will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. However, if so specified in the applicable Prospectus Supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 95% may be included in the related Trust Estate. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Norwest Mortgage currently obtains appraisals through its affiliate, Value Information Technology, Inc. Appraisals used in connection with the origination of the PHMC Mortgage Loans generally were obtained by PHMC through its affiliate, Lender's Service, Inc.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Norwest Mortgage's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

    In general, Norwest Mortgage does not originate mortgage loans with Loan-to-Value Ratios in excess of 80% unless primary mortgage insurance is obtained. Loans with Loan-to-Value Ratios exceeding 80% may be approved if primary mortgage insurance is obtained from an approved primary mortgage insurance company. In such cases, the excess over 75% (or such lower percentage as Norwest Mortgage may require at origination) will be covered by primary mortgage insurance until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. With respect to the PHMC Mortgage Loans, however, PHMC in certain instances did not require primary mortgage insurance on loans that had Loan-to-Value Ratios exceeding 80%. Primary residences and second homes (excluding cooperatives) were eligible for this program. Each qualifying loan was made at an interest rate that was higher than the rate would have been if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained.

    Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Certain Mortgage Loans ("T.O.P. Loans") originated by Norwest Mortgage or Norwest Funding in connection with the "Title Option Plus" program are not covered by title insurance policies, although title searches are performed in connection with the origination of T.O.P. Loans by American Land Title Company, Inc., an affiliate of Norwest Mortgage. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan (including each T.O.P. Loan) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "-- Representations and Warranties." However in the event that a lien senior to the lien of the Mortgage related to a T.O.P. Loan that is contained in the Trust Estate for any Series is found to exist, the sole recourse of the Trustee will be against the Seller for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

    Where permitted by law, Norwest Mortgage generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. Norwest Mortgage may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

    POOL CERTIFICATION UNDERWRITING. If specified in the applicable Prospectus Supplement, certain of the Mortgage Loans will have been reviewed by General Electric Mortgage Insurance Corporation ("GEMICO"), United Guaranty Residential Insurance Company ("UGRIC") or a similar entity (collectively, the "Pool Insurers") to determine conformity, in the aggregate, with such company's respective credit, appraisal and underwriting guidelines. Norwest Mortgage will not have underwritten such Mortgage Loans. Neither GEMICO nor UGRIC have underwritten any of the Mortgage Loans for compliance with any investor guidelines.

    Based on information provided by the relevant company, as a condition to eligibility of a Mortgage Loan for inclusion in a mortgage pool to be insured by GEMICO or UGRIC, the loan originator generally will be required to comply with the following procedures, although exceptions may be made if permitted by such company.

    Initially, a prospective borrower must fill out a detailed application providing pertinent credit information. The loan originator obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy, or other pertinent legal history. In addition, a verification of employment for the last two years is made from either the applicant's employer or a Form W-2 for the most recent two years and the applicant's most recent pay stub. If an applicant is self-employed, such applicant submits copies of signed tax returns with all schedules for the prior two years together with a current year-to-date profit and loss statement and any other documentation deemed necessary. Rental income used to qualify the applicant is verified either by lease agreements or by the borrower's tax returns. In the case of refinancings, the loan originator must require, among other things, that there has not been more than one delinquency in the prior 12 months nor, in the case of mortgage loans reviewed by GEMICO, any delinquency in the past 90 days on the prior mortgage loan.

    In determining the adequacy of the Mortgaged Property as collateral, an independent appraisal must be made of each property considered for financing. Each appraiser must be selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes. No appraisal more than six months old will be accepted by GEMICO and no appraisal more than 120 days old will be accepted by UGRIC.

    Once all applicable employment, credit and property information is received, a determination must be made by the loan originator (and confirmed on review by GEMICO or UGRIC) as to whether the prospective borrower has sufficient monthly income to meet (i) the monthly payment obligations on the proposed mortgage loan (including principal and interest payments, real estate taxes, insurance on the subject property, and homeowners' association dues and secondary financing, if any), and (ii) the aggregate of the foregoing and all other financial obligations not expected to be fully repaid within the next 10 months. As a general rule, GEMICO and UGRIC require the ratio of a prospective borrower's debt, as described in clauses (i) and (ii) above, to such borrower's income to be 33% and 38%, respectively for fixed rate, fixed payment loans. The ratios required for adjustable rate loans are slightly lower. The general rule may be varied, and higher debt-to-income ratios may be permitted, in appropriate cases characterized by lower Loan-to-Value Ratios or other favorable factors.

    In some special cases, GEMICO and UGRIC may underwrite loans under a "limited documentation" program. With respect to such loans, limited investigation into the borrower's credit history and income profile is undertaken by the originator and such loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than the percentage required under standard guidelines, the originator may forego certain aspects of the review relating to monthly income, and, in the case of mortgage loans reviewed by GEMICO, traditional ratios of monthly or total expenses to gross income may not be applied. At a minimum, a limited documentation program must require a loan application, a credit report, an appraisal acceptable to FNMA/FHLMC performed by an independent appraiser, and a verification of downpayment or three months of bank statements. The maximum Loan-to-Value Ratio allowed under any limited documentation program underwritten by GEMICO and UGRIC is 70%. UGRIC's "limited documentation" program is limited exclusively to self-employed borrowers.

    For any rate or term refinance of a mortgage loan, or conversion of an adjustable rate mortgage loan, where GEMICO or UGRIC has already insured the prior loan, GEMICO or UGRIC may have determined a loan's insurability without reviewing updated credit or collateral information. In the case of seasoned loans, GEMICO or UGRIC may have determined a loan's insurability by performing a more limited credit and collateral review.

    The foregoing should not be taken as a full and complete discussion of all of the procedures undertaken in connection with a particular underwriting. Both GEMICO and UGRIC consider various other factors including, but not limited to, reviewing sales contracts, verifying deposits and other assets and examining additional supporting documentation in certain instances such as divorce decrees and separation agreements. Investors should consult the particular Pool Insurer's underwriting guidelines for more specific and complete requirements regarding underwriting standards. Furthermore, the underwriting process often results in certain compensating factors being considered to offset the existence of other negative factors in a loan file.

    The use of pool certification underwriting by a Pool Insurer in no way indicates that the related Certificates or Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy unless the applicable Prospectus Supplement so specifies.

REPRESENTATIONS AND WARRANTIES

    In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain representations and warranties regarding the Mortgage Loans. In certain cases where the Seller acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable Prospectus Supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to Norwest Mortgage or Norwest Funding to be assigned to the Trust Estate. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

           (i)
           the information set forth in the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (ii)
           immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

         (iii)
           the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees; and, if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or a custodian with, any Mortgage establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv)
           neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee or a custodian together with the related Mortgage;

           (v)
           all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

          (vi)
           the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty
    (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

         (vii)
           the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

        (viii)
           except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under an applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix)
           the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

           (x)
           to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi)
           all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

         (xii)
           the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

        (xiii)
           any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

         (xiv)
           the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date of the Pooling and Servicing Agreement;

          (xv)
           the Mortgage Loan (except a T.O.P. Loan as described above under "-- Mortgage Loan Underwriting" and any Mortgage Loan secured by
    Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

         (xvi)
           the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

        (xvii)
           to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

       (xviii)
           no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (xix)
           each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx)
           each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

         (xxi)
           to the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

        (xxii)
           each Mortgaged Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the foregoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

       (xxiii)
           with respect to each Buy-Down Loan, the funds deposited in the Buy-Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement; and

        (xxiv)
           each Mortgage Loan is a "Qualified Mortgage" within the meaning of
           Section 860G of the Code.

    No representations or warranties are made by the Seller or any other party as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by Certificateholders. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" below.

    See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Series of Certificates will include one or more Classes, each of which may be divided into two or more Subclasses. Any references herein to the characteristics of a Class of Certificates may also describe the characteristics of a Subclass of Certificates. In addition, any Class or Subclass of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans,
(ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, Norwest Bank, as the Master Servicer, and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement.

    Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Master Servicer or the Paying Agent acting on behalf of the Master Servicer shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

    Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein.

    The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

DEFINITIVE FORM

    Certificates of a Series that are issued in fully registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

    In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates."

BOOK-ENTRY FORM

    Each Class or Subclass of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a Paying Agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

    The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

    GENERAL. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class, as the case may be.

    In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

           (a)
           amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

           (b)
           that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

           (c)
           those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee's fee and (v) any other amounts described in the applicable Prospectus Supplement;

           (d)
           all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such
    Distribution Date occurs;

           (e)
           all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement,
    Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds")) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, in certain cases as specified in the applicable Prospectus Supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

           (f)
           that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

           (g)
           if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such
    Distribution Date;

           (h)
           all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

           (i)
           all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

           (j)
           reinvestment earnings on payments received in respect of the Mortgage Loans; and

           (k)
           any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of
    Certificates.

    The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

    "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on Liquidated Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on Liquidated Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

    DISTRIBUTIONS OF INTEREST. With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related mortgage note (the "Mortgage Interest Rate"), less the portion thereof, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicers for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer (the "Master Servicing Fee"), the fee payable to the Trustee (the "Trustee Fee") and any related expenses specified in the applicable Prospectus.

    Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

    With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

    DISTRIBUTIONS OF PRINCIPAL. The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class or Subclass of Certificates generally represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class or Subclass to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class or Subclass. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

    If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

    If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or
(iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

    Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

    A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "The Trust Estates -- Mortgage Loans -- Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special

Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Special Hazard Loss Amount") are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Fraud Loss Amount") are "Excess Fraud Losses." Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the "Bankruptcy Loss Amount") are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

    Since the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

    The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

    In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

    LIMITED GUARANTEE

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

    FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

    If so specified in the Prospectus Supplement with respect to a Series of Certificates credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

    LETTER OF CREDIT

    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

    POOL INSURANCE POLICIES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

    SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

    MORTGAGOR BANKRUPTCY BOND

    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

    RESERVE FUND

    If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "Reserve Fund") for such Series.

    The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

    CROSS SUPPORT

    If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES

    Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

    The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

SCHEDULED DELAYS IN DISTRIBUTIONS

    At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

EFFECT OF PRINCIPAL PREPAYMENTS

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received on or, the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from principal prepayments in full by mortgagors and (ii) the portion of the Master Servicer's master servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

    The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loan generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgages, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage

Loans" and "Certain Legal Aspects of the Mortgage Loans -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of the mortgagor, a Servicer, including Norwest Mortgage, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller or Master Servicer, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" and " -- Optional Purchases." In addition, if so specified in the applicable Prospectus Supplement, the Master Servicer or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Optional Purchase of Mortgage Loans."

                        SERVICING OF THE MORTGAGE LOANS

    The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable Prospectus Supplement.

THE MASTER SERVICER

    The Master Servicer with respect to each Series of Certificates will be Norwest Bank. See "Norwest Bank" above. The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under "-- The Servicers"; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans -- Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer (other than Norwest Mortgage). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with Norwest Mortgage or any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

    The Master Servicer will generally be required to pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

    Each Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans included in Norwest Mortgage's servicing portfolio which were originated or acquired by Norwest Mortgage for its own account or for the account of its affiliates ("Program Loans"), and, if available, on those Program Loans having payment terms generally similar to those of the Mortgage Loans in the related Trust Estate. If the related Trust Estate contains PHMC Mortgage Loans, the related Prospectus Supplement may contain information concerning PHMC's delinquency, foreclosure and loans loss experience prior to the PHMC Acquisition. Norwest Mortgage's total servicing portfolio of Program Loans as of any date may include (and PHMC's servicing portfolio included) loans having a variety of payment characteristics, including adjustable rate mortgage loans and loans subject to subsidy agreements, and the overall delinquency, foreclosure and loan loss experience of the Program Loans (or PHMC-serviced mortgage loans) taken as a whole may differ from that of the Mortgage Loans contained in any given Trust Estate and from that of mortgage servicers generally.

THE SERVICERS

    For each Series, Norwest Mortgage and, if specified in the applicable Prospectus Supplement, one or more other Servicers will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements ("Underlying Servicing Agreements") with the Seller or an affiliate thereof. The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

    Each Servicer generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the

Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor on an annual basis the financial position and servicing performance of the Servicer.

    The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

    The Trustee, or if so provided in the applicable Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be Norwest Mortgage) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan or (ii) with respect to a default by Norwest Mortgage as Servicer, advance payments of principal and interest on a delinquent Mortgage Loan.

PAYMENTS ON MORTGAGE LOANS

    The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Such account may be established at Norwest Bank or an affiliate thereof. Each such account must be maintained with a depository institution ("Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

    Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account meeting the requirements of the applicable Rating Agencies (an "Eligible Custodial Account") to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates for which Norwest Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series.

    Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Servicer Custodial Account on receipt and, thereafter, not later than the 24th calendar day of each month or such earlier day as may be specified in the Underlying Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (x) payments due on or before the Cut-Off Date and (y) amounts held for future distribution):

           (i)
           all payments on account of principal, including prepayments, and interest;

          (ii)
           all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

         (iii)
           all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

          (iv)
           all Periodic Advances made by the Servicer;

           (v)
           all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

          (vi)
           all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and
    Servicing Agreement or the Underlying Servicing Agreement; and

         (vii)
           all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying
    Servicing Agreement.

    Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or
(y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account.

    Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

    The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Trustee for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

    If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

    The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Servicer Custodial Account are not sufficient therefor):

           (i)
           to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

          (ii)
           to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

         (iii)
           to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

          (iv)
           to reimburse itself or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

           (v)
           to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

          (vi)
           to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

         (vii)
           to pay to itself, the Servicer and the Trustee from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master
    Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

        (viii)
           to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

          (ix)
           to clear and terminate the Certificate Account.

    The Master Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

    The Master Servicer will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

       (1) hold all amounts deposited with it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
    Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

       (2) give the Trustee notice of any default by the Master Servicer in the making of such deposit; and

       (3) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

    Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and
(ii) other advances of cash ("Other Advances" and, collectively with Periodic Advances, "Advances") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, other than Norwest Mortgage, the Master Servicer may, and upon default by Norwest Mortgage the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

    The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer

Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

    Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable Prospectus Supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

    Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable Pool Insurer or primary mortgage insurer have consented) after the applicable Due Date.

    Under each Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such

Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

    Each Servicer is obligated under the applicable Underlying Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets Norwest Mortgage's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also "The Pooling and Servicing Agreement -- Optional Purchases," above, with respect to the Seller's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

    Norwest Mortgage will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such

Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

    The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

    With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property within two years following its acquisition by the Trust Estate unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the two-year period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code
Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

INSURANCE POLICIES

    Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Underlying Servicing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. Norwest Mortgage does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

    Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Norwest Mortgage as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account or request the Master Servicer to withdraw the Fixed Retained Yield from the Certificate Account for remittance to Norwest Mortgage. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than Norwest Mortgage, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to Norwest Mortgage as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by Norwest Mortgage as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

    For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying

Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicers.

    Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

    As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

    Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Underlying Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

    The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default" below.

    The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

    Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

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
    The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

    The Seller will have acquired the Mortgage Loans included in each Trust Estate from Norwest Mortgage pursuant to an agreement (the "Norwest Mortgage Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Seller, Norwest Mortgage will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to Norwest Mortgage; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty Norwest Mortgage has made to the Seller and the breach of such representation and warranty materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if Norwest Mortgage cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs -- Representations and Warranties" above.

    At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

    In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, Norwest Mortgage or the originator of such Mortgage Loan.

    The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 180 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "Scheduled Principal Balance") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties.

    If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

OPTIONAL PURCHASES

    Subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Seller's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee will include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

           (i)
           the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

          (ii)
           the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

         (iii)
           the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

          (iv)
           the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

           (v)
           to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

              (a)
               the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable
       Distribution Date; and

              (b)
               the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (vi)
           in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

         (vii)
           the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

        (viii)
           the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

          (ix)
           the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See "Certain Federal Income Tax Consequences -- Administrative Matters."

LIST OF CERTIFICATEHOLDERS

    The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests;
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) it and any subservicer appointed by it becoming ineligible to service for both FNMA and FHLMC (unless remedied within 90 days). (Section 7.01).

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 66 2/3% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's right to recovery of the aggregate Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement. (Sections
7.01 and 7.05).

    During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.02 and 7.03).

    No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 10.03).

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders,
(i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates,"
(vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes or Subclasses of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; OPTIONAL PURCHASE OF MORTGAGE LOANS

    The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

    If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Seller, Norwest Mortgage or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of an opinion of counsel or other evidence that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

    The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The

Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

    The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an INTER VIVOS revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., (the "Bankruptcy Code") may interfere with or affect the ability of the Seller to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    If a Mortgage Loan is secured by property NOT consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

    If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

    The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment,
(ii) may result in a release or threatened release of any hazardous substances, or (iii) may give rise to any environmental claim or demand may give rise to a lien on the property to ensure the reimbursement of Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

    The state of the law is currently unclear as to whether and under what circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

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    A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggests that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in IN RE BERGSOE METAL CORP., apparently disagreeing with, but not expressly contradicting, the FLEET FACTORS court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption and the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in KELLEY V. EPA invalidated the EPA rule. As a result of the KELLEY case, the state of the law with respect to the secured creditor exemption remains unclear. In addition, even if the EPA rule or a replacement were to be reinstated, the EPA rule or its replacement would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, Norwest Mortgage nor Norwest Funding has made such evaluations prior to the origination of the Mortgage Loans, nor does Norwest Mortgage or Norwest Funding require that such evaluations be made by originators who have sold the Mortgage Loans to Norwest Mortgage. Neither the Seller nor Norwest Mortgage is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "The Trust Estates -- Mortgage Loans -- Representations and Warranties" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

    The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

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
    The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, the Federal Home Loan Mortgage Corporation has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

    By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an INTER VIVOS trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are

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
or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

    For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "Holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

    With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election,
(ii) compliance with the Pooling and Servicing Agreement,

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
and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

    REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans...secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and NOT for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service.

    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual

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
interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

    GENERAL

    In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

    ORIGINAL ISSUE DISCOUNT

    Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

    Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts

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
upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate

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accrued during an accrual period for each day on which it holds the Regular
Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

    In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

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    ACQUISITION PREMIUM

    A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

    VARIABLE RATE REGULAR CERTIFICATES

    Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

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    The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

    MARKET DISCOUNT

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect

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to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

    PREMIUM

    A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

    A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

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
    TREATMENT OF LOSSES

    Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

    SALE OR EXCHANGE OF REGULAR CERTIFICATES

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or

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
short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
(iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

    TAXATION OF REMIC INCOME

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal or Stated Amount on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original

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issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal or payments in reduction of Stated Amount sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal or Stated Amount are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal or Stated Amount are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

    BASIS AND LOSSES

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

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    Further, to the extent that the initial adjusted basis of a Residual Holder
(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

    TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

    Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

    ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the DE MINIMIS rule described therein, and "-- Premium."

    MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

    PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

    LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

    A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

    TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

    DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on

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
the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (I.E., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required

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
under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

    NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

    FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if (A) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

    SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

    MARK TO MARKET REGULATIONS

    Prospective purchasers of the Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

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
TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

    PROHIBITED TRANSACTIONS

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

    CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

    NET INCOME FROM FORECLOSURE PROPERTY

    The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax

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
Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

    An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

    REGULAR CERTIFICATES

    Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to

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
withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

    RESIDUAL CERTIFICATES

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular

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Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

    GENERAL

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of

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
computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

    TAX STATUS

    Cadwalader, Wickersham & Taft has advised the Seller that, except as described below with respect to Stripped Certificates:

       1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

       2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
    Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

       3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

    PREMIUM AND DISCOUNT

    Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

    PREMIUM. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium."

    ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the

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borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "-- Stripped Certificates" below regarding original issue discount on Stripped Certificates.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (I.E., points) will be includible by such holder.

    MARKET DISCOUNT. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

    RECHARACTERIZATION OF SERVICING FEES

    If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership

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
interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

    SALE OR EXCHANGE OF CERTIFICATES

    Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993 capital gains of certain noncorporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

    GENERAL

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Certificates -- Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Certificates -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or

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Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Certificates -- General," subject to the limitation described therein.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the DE MINIMIS rule therein, assuming that a prepayment assumption is employed in such computation.

    STATUS OF STRIPPED CERTIFICATES

    No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code
Section 856(c)(5)(A), "obligation[s]...principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans...secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "Certificates -- Tax Status" above.

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    TAXATION OF STRIPPED CERTIFICATES

    ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with DE MINIMIS original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

    SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

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    PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES.  When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

    To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such

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lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

    Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

    GENERAL. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

    PARTIES IN INTEREST/DISQUALIFIED PERSONS. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Master Servicer or Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master Servicer or Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

    DELEGATION OF FIDUCIARY DUTY. Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

    Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

    INDIVIDUAL ADMINISTRATIVE EXEMPTIONS. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

       (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the
    Plan as they would be in an arm's length transaction with an unrelated party;

       (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

       (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

       (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

       (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
    Exchange Commission under the Securities Act of 1933.

    The Trust Estate must also meet the following requirements:

              (i)
               the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

             (ii)
               certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's,
       Fitch or DCR for at least one year prior to the Plan's acquisition of the Certificates; and

            (iii)
               certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

    An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

    PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term

"mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL CERTIFICATES

    The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

    DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

    THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

    As will be specified in the applicable Prospectus Supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one Rating Agency. As "mortgage related securities" such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, SMMEA insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (such as the Residual Certificates and the Stripped Certificates), except under limited circumstances.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series and Classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

    All investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

       1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

       2.  By placements by the Seller with investors through dealers; and

       3.  By direct placements by the Seller with investors.

    If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller, and, if specified in the applicable Prospectus Supplement, Norwest Mortgage, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

    The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

    The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from Norwest Mortgage. It is expected that Norwest Mortgage will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                                 LEGAL MATTERS

    Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York.

                                     RATING

    It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                                                            PAGE
---------------------------------------------------------------------------------------------------------  ---------
Accrual Certificates.....................................................................................         35
Act......................................................................................................          2
Advances.................................................................................................         46
ALTA.....................................................................................................         25
Balloon Loan.............................................................................................         19
Balloon Period...........................................................................................         19
Bankruptcy Code..........................................................................................         62
Bankruptcy Loss..........................................................................................         37
Bankruptcy Loss Amount...................................................................................         37
Beneficial Owner.........................................................................................         32
Book-Entry Certificates..................................................................................         11
Buy-Down Fund............................................................................................         18
Buy-Down Loans...........................................................................................         18
Cede.....................................................................................................         32
CERCLA...................................................................................................         63
Certificate Account......................................................................................         43
Certificateholder........................................................................................         32
Certificates.............................................................................................      Cover
Class....................................................................................................      Cover
Cleanup Costs............................................................................................         63
Code.....................................................................................................         11
Commission...............................................................................................          2
Correspondents...........................................................................................         20
Credit Score.............................................................................................         22
DCR......................................................................................................         94
Deferred Interest........................................................................................         17
Definitive Certificates..................................................................................         11
Delegated Underwriting...................................................................................         21
Department...............................................................................................         94
Depository...............................................................................................         43
Detailed Information.....................................................................................          2
Disqualified Organization................................................................................         80
Distribution Date........................................................................................          9
DTC......................................................................................................         11
DTC Participants.........................................................................................         32
Due Date.................................................................................................         16
Due on Sale..............................................................................................         64
EDGAR....................................................................................................          2
Eligible Custodial Account...............................................................................         44
ERISA....................................................................................................         11
Excess Bankruptcy Losses.................................................................................         37
Excess Fraud Losses......................................................................................         37
Excess Special Hazard Losses.............................................................................         37
FDIC.....................................................................................................         44
FHLBB....................................................................................................         65
FHLMC....................................................................................................         25
Fitch....................................................................................................         94
Fixed Retained Yield.....................................................................................         35
FNMA.....................................................................................................         25
Fraud Loss...............................................................................................         37

TERM                                                                                                            PAGE
---------------------------------------------------------------------------------------------------------  ---------
Fraud Loss Amount........................................................................................         37
Garn Act.................................................................................................         65
GEMICO...................................................................................................         25
Indirect DTC Participants................................................................................         32
IRA......................................................................................................         93
Joint Ventures...........................................................................................         20
Liquidation Proceeds.....................................................................................         44
Loan Stores..............................................................................................         20
Master Servicer..........................................................................................      Cover
Master Servicing Fee.....................................................................................         35
Moody's..................................................................................................         94
Mortgage Interest Rate...................................................................................         35
Mortgage Loans...........................................................................................      Cover
Mortgage Notes...........................................................................................         15
Mortgaged Properties.....................................................................................         15
Mortgages................................................................................................         15
NASCOR...................................................................................................      Cover
NCUA.....................................................................................................         97
Net Foreclosure Profits..................................................................................         35
1986 Act.................................................................................................         69
Non-Pro Rata Certificate.................................................................................         70
Non-U.S. Person..........................................................................................         85
Norwest Bank.............................................................................................      Cover
Norwest Corporation......................................................................................         19
Norwest Funding..........................................................................................         19
Norwest Mortgage.........................................................................................      Cover
Norwest Mortgage Loan....................................................................................         19
Norwest Mortgage Sale Agreement..........................................................................         53
OID Regulations..........................................................................................         70
Other Advances...........................................................................................         46
OTS......................................................................................................         65
Partial Liquidation Proceeds.............................................................................         34
Pass-Through Rate........................................................................................          9
Pass-Through Entity......................................................................................         80
Paying Agent.............................................................................................         46
Percentage Interest......................................................................................         34
Periodic Advances........................................................................................         10
PHMC.....................................................................................................         19
PHMC Mortgage Loans......................................................................................         19
Plans....................................................................................................         93
Policy Statement.........................................................................................         97
Pool Distribution Amount.................................................................................         34
Pool Insurers............................................................................................         25
Pooling and Servicing Agreement..........................................................................          8
Prepayment Assumption....................................................................................         70
Program Loans............................................................................................         42
Proposed Mark to Market Regulations......................................................................         82
PTE 83-1.................................................................................................         96
Qualified Mortgage.......................................................................................         30
Rating Agency............................................................................................         12
Record Date..............................................................................................         10
Regular Certificateholder................................................................................         69

TERM                                                                                                            PAGE
---------------------------------------------------------------------------------------------------------  ---------
Regular Certificates.....................................................................................         31
Regulations..............................................................................................         94
Relief Act...............................................................................................         63
REMIC....................................................................................................      Cover
REMIC Certificates.......................................................................................         67
REMIC Pool...............................................................................................         67
REMIC Regulations........................................................................................         67
Remittance Date..........................................................................................         44
Reserve Fund.............................................................................................         38
Residual Certificates....................................................................................         31
Residual Holders.........................................................................................         76
Restricted Group.........................................................................................         95
Rules....................................................................................................         32
S&P......................................................................................................         94
SBJPA of 1996............................................................................................         67
Securities Act...........................................................................................          2
Seller...................................................................................................      Cover
Senior Certificates......................................................................................      Cover
Series...................................................................................................      Cover
Servicer.................................................................................................      Cover
Servicer Custodial Account...............................................................................         44
Servicing Account........................................................................................         47
Servicing Fee............................................................................................         35
SMMEA....................................................................................................         97
Special Hazard Loss......................................................................................         37
Special Hazard Loss Amounts..............................................................................         37
Standard Hazard Insurance Policy.........................................................................         49
Startup Day..............................................................................................         68
Stripped Certificateholder...............................................................................         91
Stripped Certificates....................................................................................         90
Subclass.................................................................................................      Cover
Subordinated Certificates................................................................................      Cover
Subsidy Account..........................................................................................         17
Subsidy Loans............................................................................................         17
Subsidy Payments.........................................................................................         17
Superlien................................................................................................         64
Title V..................................................................................................         66
T.O.P. Loans.............................................................................................         25
Treasury Regulations.....................................................................................         54
Trust Estate.............................................................................................      Cover
Trustee..................................................................................................         59
Trustee Fee..............................................................................................         35
U.S. Person..............................................................................................         81
UCC......................................................................................................         61
UGRIC....................................................................................................         25
Underlying Servicing Agreement...........................................................................          8
Underwriter's Exemption..................................................................................         94
Voting Interests.........................................................................................         56
Window Period............................................................................................         65
Window Period Loans......................................................................................         65
Window Period States.....................................................................................         65

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    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------

                                     INDEX

                             PROSPECTUS SUPPLEMENT

                                                      PAGE
                                                    ---------
Table of Contents.................................        S-6
Summary Information...............................        S-7
Risk Factors......................................       S-34
Description of the Certificates...................       S-35
Description of Mortgage Loans.....................       S-73
Delinquency and Foreclosure Experience............       S-80
Prepayment and Yield Considerations...............       S-84
Pooling and Servicing Agreement...................      S-100
Servicing of the Mortgage Loans...................      S-102
Federal Income Tax Considerations.................      S-106
ERISA Considerations..............................      S-109
Legal Investment..................................      S-110
Secondary Market..................................      S-111
Underwriting......................................      S-111
Legal Matters.....................................      S-111
Use of Proceeds...................................      S-111
Ratings...........................................      S-111
Index of Significant Prospectus Supplement
  Definitions.....................................      S-113

                         PROSPECTUS
Reports...........................................          2
Additional Information............................          2
Additional Detailed Information...................          2
Incorporation of Certain Information by
  Reference.......................................          3
Table of Contents.................................          4
Summary of Prospectus.............................          8
Risk Factors......................................         13
The Trust Estates.................................         15
The Seller........................................         19
Norwest Mortgage..................................         19
Norwest Bank......................................         20
The Mortgage Loan Programs........................         20
Description of the Certificates...................         30
Prepayment and Yield Considerations...............         39
Servicing of the Mortgage Loans...................         41
Certain Matters Regarding the Master Servicer.....         52
The Pooling and Servicing Agreement...............         53
Certain Legal Aspects of the Mortgage Loans.......         59
Certain Federal Income Tax Consequences...........         66
ERISA Considerations..............................         93
Legal Investment..................................         97
Plan of Distribution..............................         98
Use of Proceeds...................................         99
Legal Matters.....................................         99
Rating............................................        100
Index of Significant Definitions..................        101

                                      [LOGO]

                                  $341,961,200
                                 (APPROXIMATE)

                                 NORWEST ASSET
                             SECURITIES CORPORATION
                                   ("NASCOR")
                                     SELLER

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-5

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                              -------------------

                            PAINEWEBBER INCORPORATED

                                OCTOBER 25, 1996

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